                                                                    EXHIBIT 2.51




                      STOCK PURCHASE AND MERGER AGREEMENT


                                  BY AND AMONG


                         CHANCELLOR MEDIA CORPORATION,

                             CHANCELLOR MEXICO LLC,

                       GRUPO RADIO CENTRO, S.A. DE C.V.,

                                      AND


                            THE SELLING SHAREHOLDERS




                            DATED AS OF JULY 9, 1998

                               TABLE OF CONTENTS




                                                        ARTICLE I
                                                        THE MERGER                                                    Page

         1.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.2     Formation of Newco; Transfer of Cash and Chancellor Stock to Newco
                 Before the Merger and on the Final Funding Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.3     The Merger; Merger Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.4     Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.5     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                        ARTICLE II
                                             CONTROLLING TRUST; CPO PURCHASE

         2.1     Formation of Controlling Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.2     Deposits in the CPO Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.3     Sale and Purchase of CPOs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.4     Exchange for ADSs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.5     Increase Based on 1999 EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.6     Title; Registration; Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.7     Ownership Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.8     Anti-dilution Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                       ARTICLE III
                                              REPRESENTATIONS AND WARRANTIES

         3.1     Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.1.1    Organization of the Company and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.1.2    Authorization of Agreement and Other Transaction
                          Documents; Binding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.1.3    Company SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.1.4    No Stamp or Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.1.5    Dividends and Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.1.6    Subsidiaries of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.1.7    No Conflicts; Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.1.8    Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 3.1.9    Title to Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.1.10   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 3.1.11   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 3.1.12   Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.1.13   Books of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.1.14   Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.1.15   Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.1.16   Liens and Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.1.17   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 3.1.18   Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.1.19   Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.1.20   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.21   Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 3.1.22   Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.1.23   Personnel Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 3.1.24   Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.1.25   Compliance With Law; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 3.1.26   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 3.1.27   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.1.28   Commissions or Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.1.29   Certain Business Practices and Regulations; Potential
                          Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 3.1.30   Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 3.1.31   No U.S. Assets or U.S. Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 3.1.32   No Manipulation or Stabilization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 3.1.33   Trade Deals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 3.1.34   Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         3.2     Representations and Warranties of the Selling Shareholders.  . . . . . . . . . . . . . . . . . . . .  30
                 3.2.1    Owners of Shares and Beneficial Interests . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 3.2.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 3.2.3    No Restrictions; Required Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 3.2.4    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.2.5    Title to Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.2.6    Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.3     Representations and Warranties of the Family Trust . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.3.1    Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.3.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 3.3.3    Vote at Shareholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 3.3.4    Title to Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.4     Representations and Warranties of Chancellor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 3.4.1    Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 3.4.2    Authorization and Effect of Agreement and
                          Other Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                 3.4.3    Chancellor SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 3.4.4    Subsidiaries of Chancellor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 3.4.5    No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  35
                 3.4.6    Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 3.4.7    Commissions or Finders' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 3.4.8    Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 3.4.9    Financial Condition of Chancellor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 3.4.10   Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 3.4.11   Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 3.4.12   Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 3.4.13   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 3.4.14   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 3.4.15   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 3.4.16   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 3.4.17   Books of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 3.4.18   Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 3.4.19   Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 3.4.20   No Manipulation or Stabilization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.5     Representations and Warranties of the Investor . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 3.5.1    Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 3.5.2    Authorization and Effect of Agreement and
                          Other Transaction Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 3.5.3    No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                        ARTICLE IV
                                                    CERTAIN COVENANTS

         4.1     No Solicitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.2     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.3     Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.4     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.6     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.7     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.8     No Inconsistent Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.9     Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.10    Injunctions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.11    Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         4.12    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         4.13    Compliance with Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         4.14    Controlling Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.15    Bylaw Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

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
         4.16    Shareholders' Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.17    Election of Directors; Indemnification Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.18    Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.19    CPO Trust and Deposit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.20    Management Compensation Study. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.21    Transaction Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE V
                                                  CONDITIONS TO CLOSING

         5.1     Conditions Precedent to Obligations of the Investor Companies
                 With Respect to the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 5.1.1    Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 5.1.2    Closing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 5.1.3    Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 5.1.4    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 5.1.5    Sale of CPOs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 5.1.6    Initial Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         5.2     Conditions Precedent to Obligations of Company and the
                 Selling Shareholders With Respect to the Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 5.2.1    Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.2.2    Closing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.2.3    Consents or Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.2.4    No Chancellor Stock Price Below Floor . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.3      Conditions to Each Party's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.3.1    Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.3.2    No Adverse Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 5.3.3    No Adverse Change in Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE VI
                                         DOCUMENTS TO BE DELIVERED AT THE CLOSING

         6.1     Documents to be Delivered by the Company and the Selling
                 Shareholders at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.1    Certification of Stock Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.2    Certified Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.3    Controlling Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.4    Bylaw Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.5    Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.6    Shareholders' Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.1.7    Indemnification Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                 6.1.8    Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1.9    CPO Trust and Deposit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1.10   Family Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1.11   Release of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1.12   Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1.13   Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1.14   Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         6.2     Documents to be Delivered by the Investor Companies at the Closing . . . . . . . . . . . . . . . . .  54
                 6.2.1    Certified Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.2.2    Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.2.3    Controlling Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.2.4    Shareholders' Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.2.5    Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.2.6    Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.2.7    Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                       ARTICLE VII
                                              LIQUIDITY OF CHANCELLOR STOCK

         7.1     Right of First Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.2     Liquidity for Certain Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.3     Irrevocable Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.4     Post-Closing Notifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.5     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                       ARTICLE VIII
                                                       TERMINATION

         8.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                        ARTICLE IX
                                                    GENERAL PROVISIONS

         9.1     Survival of Representations and Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . .  59
         9.2     No Waiver Relating to Claims for Fraud . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.5     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.6     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

         9.7     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.8     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.9     Amendments and Supplements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.10    Rights of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.11    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.12    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.13    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         9.14    Certain Interpretative Matters and Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.15    No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.16    Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.17    Appointment of Shareholders' Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.18    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.19    English Language . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.20    Titles and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.21    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                    EXHIBITS

Exhibit A        --       Form of Merger Agreement
Exhibit B        --       Form of Bylaw Amendment
Exhibit C        --       Form of Controlling Trust Agreement
Exhibit D        --       Form of Shareholders' Agreement
Exhibit E        --       Form of Indemnification Agreement
Exhibit F        --       Form of Registration Rights Agreement

                      STOCK PURCHASE AND MERGER AGREEMENT


         THIS STOCK PURCHASE AND MERGER AGREEMENT, dated as of July 9, 1998 (this "Agreement"), is by and among CHANCELLOR MEDIA CORPORATION, a Delaware corporation (together with its permitted successors and assigns, "Chancellor"); CHANCELLOR MEXICO LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Chancellor (together with its successors and assigns, the "Investor"); GRUPO RADIO CENTRO, S.A. DE C.V., a corporation organized under the laws of the United Mexican States (the "Company"); BANCOMER, S.A., Institucion de Banca Mcltiple, member of Grupo Financiero Bancomer, Fiduciary Division, acting as trustee (the "Family Trustee") of trust number F/29307-6 dated June 3, 1998, established by the Family Shareholders named hereafter (the "Family Trust"); BANCOMER, S.A., Institucion de Banca Mcltiple, member of Grupo Financiero Bancomer, Fiduciary Division, acting as trustee (the "1992 Trustee") of trust number F/23020-1 dated April 24, 1992, as amended, established by the Family Shareholders named hereafter (the "1992 Trust"); and MARIA ESTHER GOMEZ TOVAR DE AGUIRRE, and MARIA ESTHER AGUIRRE GOMEZ (collectively with the Family Trustee and the 1992 Trustee, the "Selling Shareholders").

         Chancellor and the Investor are sometimes referred to herein collectively as the "Investor Companies." Each of the Investor Companies, the Company, and the Selling Shareholders is referred to individually as a "Party" and collectively as the "Parties." Maria Esther Gomez Tovar de Aguirre, Maria Esther Aguirre Gomez, Francisco de Jescs Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Maria Guadalupe Aguirre Gomez, Adrian Aguirre Gomez, Maria Elena Aguirre Gomez, Carlos de Jescs Aguirre Gomez, Rafael Felipe de Jescs Aguirre Gomez, Maria Trinidad Aguirre Gomez, and Jose Manuel Aguirre Gomez are referred to herein collectively as the "Family Shareholders."

         The consummation of the transactions contemplated by this Agreement is subject to the conditions specified in Article V, including regulatory approvals from the Mexican Ministry of Commerce and Industrial Development (Secretaria de Comercio y Fomento Industrial) ("SECOFI") and the Mexican National Foreign Investment Commission (Comision Nacional de Inversiones Extranjeras) ("CNIE"), the Mexican Federal Competition Commission (Comision Federal de Competencia) (the "CFC"), and the Mexican Banking and Securities Commission (Comision Nacional Bancaria y de Valores) ("CNBV").

                                   RECITALS:

         A. The Company, directly and indirectly through its Subsidiaries (as defined herein), currently conducts the business (the "Business") of (i) radio programming, production and broadcasting and (ii) owning, managing and operating radio stations in the United Mexican States ("Mexico"). The Investor Companies and the Company jointly desire to develop programming and investment opportunities for the Spanish-language radio market in the United States and Latin America.

         B. The Family Trust is the record owner of 51,604,262 shares of Series A Common Stock, no par value ("Series A Shares"), of the Company, which Series A Shares represent 26.72% of the issued and outstanding equity of the Company. Nacional Financiera, S.A., as trustee (the "CPO Trustee") of the trust created by the trust agreement dated May 24, 1993, among the Company and the 1992 Trust, as grantors (the "CPO Trust"), is the record owner of 141,529,482 Series A Shares, which represent 73.28% of the issued and outstanding equity of the Company.

         C. The Selling Shareholders, collectively, beneficially own 33,752,248 Ordinary Participation Certificates (each, a "CPO") issued by the CPO Trust, which CPOs represent financial interests in 17.48% of the issued and outstanding Series A Shares. The remaining 107,777,234 CPOs represent financial interests in 55.80% of the issued and outstanding Series A Shares and are publicly held and traded. Some of these CPOs are traded on The Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.) ("Bolsa"), and other CPOs are deposited in an account with S.D. Indeval, S.A. de C.V., Institucion para el Deposito de Valores ("Indeval"), maintained by Citibank Mexico, S.A., Grupo Financiero Citibank, as the custodian and agent of Citibank, N.A., as depositary (the "Depositary") under the Deposit Agreement (herein so called) dated as of June 30, 1993, among the Company, the Depositary, and holders and beneficial owners from time to time of American Depositary Receipts ("ADRs") issued thereunder, and are traded as American Depositary Shares ("ADSs") on The New York Stock Exchange. Each ADS represents nine CPOs.

         D. Upon the terms and subject to the conditions set forth herein, the Investor Companies, the Company, and the Selling Shareholders desire that
(i) the Investor form two Mexican trusts of which the Investor will be the sole beneficiary (the "Interim Trusts"), which Interim Trusts in turn will form a corporate subsidiary in Mexico ("Newco"), (ii) Chancellor capitalize Newco with US$39,000,000 and with the number of shares of Common Stock, par value US$.01 per share, of Chancellor (the "Chancellor Stock") determined pursuant to
Section 1.2 and Section 2.8, and (iii) Newco merge with and into the Company, with the Company remaining as the surviving corporation (the "Merger"). As a result of the Merger, the issued and outstanding shares of Newco will be converted into 125,629,248 Series A Shares (the "Merger Shares"), which will be held temporarily by the Interim Trusts and for which voting power will be neutralized as to the Investor Companies. Also as a result of the Merger, the Company will acquire ownership of US$39,000,000 in cash and shares of Chancellor Stock having a deemed value of US$87,468,833.24 as determined pursuant to Section 1.2.

         E. Upon the terms and subject to the conditions set forth herein, the Investor and the Family Trust will form a new trust (as more specifically described hereafter, the "Controlling Trust") with a Mexican bank as trustee (the "Controlling Trustee") and will contribute Series A Shares to the Controlling Trust as follows: (i) the Investor will cause the Interim Trusts to contribute 67,002,853 of the Merger Shares concurrently with the consummation of the Merger; and (ii) the Family Trust will contribute 21,694,066 Series A Shares upon formation of the Controlling Trust. Upon completion of the contributions, the Investor will receive a 75.54% beneficial interest in the Controlling Trust and related limited corporate rights, and the Family Trust will receive a controlling 24.46% beneficial interest in the Controlling Trust and related general corporate rights.

         F. Concurrently with the consummation of the Merger, the Investor will cause the Interim Trusts to contribute to the CPO Trust the remaining 58,626,395 Merger Shares, upon which the CPO Trust will issue 58,626,395 CPOs to the Investor. Also immediately upon completion of the Merger, the Family Trust will contribute to the CPO Trust 29,910,196 Series A Shares, and the CPO Trust will issue 29,910,196 CPOs to the Family Trust, which the Family Trust will distribute to the Family Shareholders.

         G. Upon the terms and subject to the conditions set forth herein, the Investor will purchase from the Selling Shareholders 33,752,248 CPOs (the "Family CPOs") for US$81,567,932.67. Immediately thereafter, the Investor will deposit 92,378,637 of the CPOs it holds with the Depositary, and the Depositary will issue to the Investor ADRs representing 10,264,293 ADSs.

         H. As a result of the foregoing transactions, (i) the Controlling Trust will be the record owner of 88,696,919 Series A Shares, representing 27.83% of the issued and outstanding equity of the Company, and (ii) the CPO Trust will be the record owner of 230,066,073 Series A Shares, representing 72.17% of the issued and outstanding equity of the Company. The Investor will own ADSs, CPOs, and beneficial interests in the Controlling Trust representing 50% of the equity of the Company, and the Family Trust and the Family Shareholders will own CPOs and beneficial interests in the Controlling Trust representing 16.19% of the equity of the Company.

         I. Upon the terms and subject to the conditions of this Agreement, the Company will have the right to receive additional shares of Chancellor Stock having a total base value of US$58,156,050.86 based on the Company's 1999 EBITDA.

         J. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its shareholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the shareholders of the Company. The transactions with the Selling Shareholders are intended to provide them with the incentive to benefit the Company by supporting the transactions contemplated by this Agreement.

         K. The Board of Directors of Chancellor has determined that the transactions contemplated by this Agreement are consistent with and in furtherance of the long-term business strategy of Chancellor and is fair to, and in the best interests of, Chancellor and its shareholders and has approved and adopted this Agreement.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, and agreements set forth in this Agreement, the Parties, intending legally to be bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 Closing. The execution and delivery of the documents contemplated in Article VI, and the decision of the Parties to proceed with the Merger and the purchase of the Family CPOs (the "Closing"), shall take place at the offices of White & Case, S.C., Mexico City, D.F., Mexico, at 10 a.m., Mexico City time, on a date to be specified by Chancellor and the Company (the "Closing Date"), which date shall be no later than the fifth business day following the date on which the conditions to the Closing set forth in Section 5.1.3, Section 5.2.3, and Section 5.3.1 have been satisfied or waived, unless Chancellor and the Company agree in writing to another place, time and date. The Merger and the purchase of the Family CPOs shall be effected as soon as is practicable after the Closing occurs.

         1.2 Formation of Newco; Transfer of Cash and Chancellor Stock to Newco Before the Merger and on the Final Funding Date. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, and covenants contained herein, at the Closing and before the Merger Effective Time (defined hereafter), Chancellor shall, indirectly through the Investor and the Interim Trusts, cause (a) the formation of Newco, the issued and outstanding stock of which will be represented by 100 shares, no par value (the "Original Newco Shares"), and immediately thereafter (b) the adoption of a resolution by Newco's shareholders that provides for an increase in the capital of Newco that will be represented by 900 shares, no par value (the "Additional Newco Shares," and, together with the Original Newco Shares, the "Newco Shares"). The Newco Shares will represent all of the issued and outstanding capital stock of Newco. The Additional Newco Shares will be subscribed for as follows: (i) Newco's shareholders shall subscribe for the Additional Newco Shares on a pro rata basis; (ii) the subscription price (the "Subscription Price") of the Additional Newco Shares shall be subject to a contingent upward adjustment pursuant to Section 2.5 (the "Contingent Adjustment"); (iii) notwithstanding the Contingent Adjustment, at the time the Additional Newco Shares are issued and subscribed for by Newco's shareholders, Chancellor, indirectly through Newco's shareholders, shall contribute to the capital of Newco, as the Subscription Price of the Additional Newco Shares, cash equal to US$39,000,000, shares of Chancellor Stock equal to the Exchange Number, free and clear of any Liens (defined in Section 3.1.6), except as arise under the Transaction Documents (defined in Section 3.1.2); and (iv) on the Final Funding Date (defined in Section 2.5), Chancellor, directly or indirectly through the Investor or the Interim Trusts, shall, subject to the conditions of
Section 2.5, contribute to Newco, or to the Company as the surviving entity of the Merger, for no additional consideration in any form in respect of the Contingent Adjustment, the Contingent Shares (defined in Section 2.5).

                 (a) As used herein, the term "Exchange Number" means the number of shares of Chancellor Stock equal to:

                          (i) 2,046,054, if the Chancellor Stock Price is equal to or less than US$42.75;

                          (ii) 1,534,540, if the Chancellor Stock Price is equal to or greater than US$57.00; or

                          (iii)   the number obtained through dividing
         US$87,468,833.24 by the Chancellor Stock Price, if the Chancellor Stock Price is greater than US$42.75 but less than US$57.00.

The Exchange Number as determined under the preceding clause (iii) shall be rounded down to the nearest whole number. Chancellor will not issue fractional shares, but in lieu thereof will contribute additional cash to Newco based on the price used in calculating the Exchange Number.

                 (b) "Chancellor Stock Price" shall mean the average closing sales price, regular way, per share of Chancellor Stock on the Nasdaq Stock Market in U.S. dollars as reported in The Wall Street Journal over the 10 consecutive trading days ending on the third trading day next preceding the Closing Date.

         1.3 The Merger; Merger Effective Time. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, and covenants contained herein, Newco shall be merged with and into the Company at the Merger Effective Time. The Company and Newco shall enter into the Merger Agreement (herein so called) at the Closing substantially in the form attached hereto as Exhibit A and shall effect the Merger as soon as practicable following the Closing. The terms of the Merger and the mode of carrying the Merger into effect shall be as set forth in the Merger Agreement. The Merger shall become effective at the time the Merger Agreement is filed for publication in the Public Commercial Registry of the Federal District of Mexico (Registro Pcblico de Comercio del Distrito Federal), which time is referred to herein as the "Merger Effective Time." The Company shall also cause the Merger Agreement to be published in the Official Daily Gazette of the Federation (El Diario Oficial de la Federacion) as soon as practicable following the Closing.

         1.4 Effects of the Merger. At the Merger Effective Time, (a) Newco shall be merged with and into the Company, the separate existence of Newco shall cease, and the Company shall continue as the surviving corporation;
(b) all the property, rights, privileges, powers and franchises of Newco and the Company (including Newco's cash and the Exchange Number of Chancellor Stock) shall vest in the Company as the surviving corporation; (c) all debts, liabilities and duties of Newco and the Company shall become the debts, liabilities and duties of the Company as the surviving corporation; (d) the certificate of incorporation (escritura constitutiva) and the bylaws (estatutos sociales) (collectively, the "Charter")of the Company, as amended and restated at the Closing substantially in the form attached hereto as Exhibit B, shall be the Charter of the Company as the surviving corporation; and (e) the Merger will have the additional effects set forth in Section 1.5 and the applicable provisions of the Mexican General Law of Mercantile Societies (Ley General de Sociedades Mercantiles).

         1.5 Merger Consideration. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Parties, the Newco Shares shall in the aggregate be converted into the 125,629,248 Merger Shares. The Company shall immediately issue and deliver the Merger Shares to the Interim Trusts as the owners of Newco Shares. The Interim Trusts will immediately deposit the Merger Shares with the Controlling Trust or the CPO Trust, as provided in Article II.


                                   ARTICLE II

                        CONTROLLING TRUST; CPO PURCHASE

         2.1 Formation of Controlling Trust. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, and covenants contained herein:

                 (a) at the Closing and before the Merger Effective Time, the Investor and the Family Trust shall execute and deliver, and cause the Controlling Trustee to execute and deliver, that Irrevocable Trust Agreement with respect to the Controlling Trust substantially in the form attached hereto as Exhibit C (the "Controlling Trust Agreement");

                 (b) at the Closing and before the Merger Effective Time, the Family Trust shall transfer to the Controlling Trust all its rights, title, and interest in 21,694,066 Series A Shares, free and clear of all Liens (except as arise under the Transaction Documents);

                 (c) concurrently with the consummation of the Merger, the Investor Companies shall cause the Interim Trusts to transfer to the Controlling Trust all their rights, title, and interest in 67,002,853 Merger Shares, free and clear of all Liens (except as arise under the Transaction Documents);

                 (d) concurrently with the consummation of the Merger and the transfers described in the preceding clauses (b) and (c), the Parties shall cause the Controlling Trust to issue to the Family Trust controlling beneficial interests in the Controlling Trust representing 24.4586466% of the economic interest in the Controlling Trust and related general corporate rights;

                 (e) concurrently with the consummation of the Merger and the transfers described in the preceding clauses (b) and (c), the Parties shall cause the Controlling Trust to issue to the Investor beneficial interests in the Controlling Trust representing 75.5413534% of the economic interest in the Controlling Trust and related limited corporate rights;

                 (f) concurrently with the consummation of the Merger, the Company shall register in its stock registry (libro de registro de acciones) the transfers to the Controlling Trust of the 88,696,919 Series A Shares described in the preceding clauses (b) and (c).

         2.2 Deposits in the CPO Trust. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, and covenants contained herein:

                 (a) at the Closing, the Family Trust shall transfer to the CPO Trust all its rights, title, and interest in 29,910,196 Series A Shares, free and clear of all Liens;

                 (b) concurrently with the consummation of the Merger, the Investor shall cause the Interim Trusts to transfer to the CPO Trust all their rights, title, and interest in 58,626,395 Merger Shares, free and clear of all Liens;

                 (c) at the Closing and concurrently with the transfer described in the preceding clause (a), the CPO Trustee shall issue to the Family Trust 29,910,196 CPOs, free and clear of all Liens (except as arise under the Transaction Documents), which the Family Trust shall immediately distribute to the other Family Shareholders;

                 (d) concurrently with the consummation of the Merger and the transfers described in the preceding clause (b), the CPO Trustee shall issue to the Investor 58,626,395 CPOs, free and clear of all Liens (except as arise under the Transaction Documents); and

                 (e) concurrently with each of the transfers described in the preceding clauses (a) and (b), the Company shall register the transfers of those Series A Shares to the CPO Trust.

         2.3     Sale and Purchase of CPOs.

                 (a) Subject to the terms and conditions of this Agreement, as soon as practicable after the Closing and the Merger Effective Time, the Selling Shareholders shall sell and deliver to the Investor an aggregate of 33,752,248 Family CPOs. Each Selling Shareholder shall transfer and deliver the number of Family CPOs set forth below opposite such Selling Shareholder's name, free and clear of all Liens (except as arise under the Transaction Documents), in each case duly endorsed for transfer or accompanied by transfer powers duly endorsed in blank, with all requisite transfer taxes paid and stamps affixed:

         Family Trust                              28,979,654 CPOs
         1992 Trust                                 3,430,746 CPOs
         Maria Esther Gomez Tovar de Aguirre          733,374 CPOs
         Maria Esther Aguirre Gomez                   608,474 CPOs

                 (b) Subject to the terms and conditions of this Agreement, the Investor shall purchase and accept delivery of the Family CPOs and shall pay each of the Selling Shareholders

US$21.75 per nine Family CPOs sold by such Selling Shareholder, or a total of US$81,567,932.67, by wire transfer of same-day funds to the account that the Selling Shareholders designated in writing to the Investor no later than two business days before the Closing.

         2.4 Exchange for ADSs. As soon as practicable after completion of the Merger contemplated in Article I and the sale and purchase of the Family CPOs contemplated in this Article II, the Investor will transfer to the Depositary 92,378,637 CPOs, and the Depositary will issue to the Investor 10,264,293 ADSs. All ADSs will be represented by ADRs. No fractional amounts of ADSs will be issued. As a result, the Investor will hold six CPOs, representing the number of CPOs received in excess of the amount evenly divisible by nine. At the Investor's election, such CPOs may be withdrawn from the CPO Trust and deposited as Series A Shares in the Controlling Trust.

         2.5     Increase Based on 1999 EBITDA.

                 (a) On the fifth business day following the end of the first quarter of 2000 (the "Final Funding Date") and subject to this Section 2.5, Chancellor will pay additional consideration to the Company solely in the form of shares of Chancellor Stock. The number of shares of Chancellor Stock to be so delivered (the "Contingent Shares") shall be determined in accordance with Section 2.5 (c) below on the basis of an amount (the "Adjustment Amount") equal to the sum of the following clauses (i) and (ii) (it being understood that neither of the following clauses (i) or (ii) shall negate or otherwise diminish in any respect the obligations of Chancellor pursuant to Section 1.2 or Section 2.3):

                          (i) the product of (A) US$29,078,025.43 and (B) the lesser of (1) the excess, if any, of 1999 EBITDA over X, divided by US$3,265,000, and (2) 1; plus

                          (ii) the product of (A) US$29,078,025.43 and (B) the lesser of (1) the excess, if any, of 1999 EBITDA over Y, divided by US$3,499,000 and (2) 1.

                 where:

                 X = US$31,735,000 and

                 Y = US$37,500,000

                 (b) For purposes of this Agreement, "1999 EBITDA" shall mean the Company's actual consolidated earnings before interest, taxes, depreciation and amortization as per the consolidated financial statements of the Company prepared in accordance with Mexican generally accepted accounting principles ("Mexican GAAP") or United States generally accepted accounting principles ("U.S. GAAP") as specified in a written notice (the "Election Notice") signed by the Chief Financial Officer of the Company and delivered to Chancellor on the Closing Date. The 1999 EBITDA shall not include any subsidiary or investment the results of which are not consolidated (such as investments accounted for under the equity method of accounting) in the financial results of the Company under the relevant accounting principles. If the Company's Election Notice specifies U.S. GAAP, 1999 EBITDA shall be calculated in U.S. dollars. If the Company's Election Notice specifies Mexican GAAP, (i) 1999 EBITDA shall be calculated in pesos, (ii) the U.S. dollar amounts set forth in clauses (i) and (ii) of Section 2.6(a) shall be converted into pesos at the dollar/peso exchange rate in effect on the Closing Date (and, correspondingly, the Adjustment Amount shall be initially denominated in pesos) and (iii) the Adjustment Amount, denominated in pesos, shall then be converted to U.S. dollars at the dollar/peso exchange rate in effect on the Final Funding Date (in each case using exchange rates published by Banco de Mexico as the tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la Repcblica Mexicana in El Diario Oficial de la Federacion). If the Company does not deliver an Election Notice to Chancellor on the Closing Date, 1999 EBITDA shall be determined in accordance with U.S. GAAP and calculated in U.S. dollars. The Company shall also specify in the Election Notice whether it elects to have the number of Contingent Shares determined in accordance with
Section 2.5(c)(i) or Section 2.5(c)(ii), it being understood that if the Company does not make an election as provided herein, the number of Contingent Shares shall be determined in accordance with Section 2.5(c)(ii). The 1999 EBITDA shall be adjusted to include the EBITDA contribution of any business acquired in 1998 or 1999 (which shall be the actual EBITDA of the acquired business for the full year in the case of any acquisition consummated in 1999) for which the definitive acquisition agreement shall have been executed after the date of this Agreement, and each of the amounts defined as "X" and "Y" in the formula set forth in Section 2.5(a) shall be increased by an amount equal to the acquisition price paid divided by 8.9. It is understood that in certain circumstances, it may be desirable for the Company to engage in an acquisition which is dilutive to 1999 EBITDA but which offers other benefits to the Company. In these circumstances, the Company's management may propose that the EBITDA contribution from the business so acquired be excluded from the computation of 1999 EBITDA, and that the amounts defined as "X" and "Y" in the formula set forth in Section 2.5(a) not be modified, in which event Chancellor shall not unreasonably withhold its consent to such proposal, it being understood that nothing in this sentence shall affect the right of Chancellor to exercise its veto rights under this Agreement or the Shareholders' Agreement.

                 (c) The number of Contingent Shares to be delivered pursuant to Section 2.5(a) shall be determined as follows:

                          (i) If the Election Notice specifies that the number of Contingent Shares to be delivered pursuant to Section 2.5(a) shall be determined in accordance with this Section 2.5(c)(i), the number of Contingent Shares shall be equal to the Adjustment Amount in U.S. dollars divided by the Chancellor Stock Price (not to be less than US$42.75 or greater than US$57.00 for this purpose).

                          (ii) If the Election Notice specifies that the number of Contingent Shares to be delivered pursuant to Section 2.5(a) shall be determined in accordance with this Section 2.5(c)(ii), the number of Contingent Shares shall be equal to (A) the sum of (1) the Adjustment Amount and (2) the Interest Amount (as defined below), divided by (B) the average closing sale price, regular way, per share of the Chancellor Stock as reported on the

         Nasdaq National Market for the 10 trading days ending on the third trading day preceding the Final Funding Date. The "Interest Amount" shall be the amount of interest on the Adjustment Amount accrued from the Closing Date to and including the Final Funding Date at a rate equal to (i) if 1999 EBITDA is determined in accordance with U.S. GAAP, the effective compounded yield which would have been obtained by investing funds in 13-week United States Treasury bills during such period (using rates reported therefor in The Wall Street Journal) or
         (ii) if 1999 EBITDA is determined in accordance with Mexican GAAP, the effective compounded yield which would have been obtained by investing funds in 28-day certificados de la tesoreria (CETES) during such period (using rates reported therefor in El Diario Oficial de la Federacion).

                 (d) For purposes of the laws of Mexico, including the tax laws of Mexico, the Company shall report and account for the receipt of Contingent Shares pursuant to this Section 2.5 as a capital transaction.

         2.6 Title; Registration; Legends. The Series A Shares, the beneficial interests in the Controlling Trust , the CPOs, the ADSs, and the ADRs representing ADSs to be delivered to the Investor Companies pursuant to
Article I and this Article II shall each be free and clear of all Liens (except as arise under the Transaction Documents or as are created by the Investor or its Affiliates) and shall be evidenced by appropriate certificates and receipts, duly registered in the name of the Investor, and executed by duly authorized directors or officers of the Company, the CPO Trustee, the Controlling Trust , or the Depositary, as appropriate, as well as by the corresponding recordations in the authorized transfer records of the Company, CPO Trust, Controlling Trust , and Depositary. ADRs representing the ADSs issued to the Investor shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

The legend shall be removed from any such ADR when and so long as such security shall have been effectively registered under the United States Securities Act of 1933 (the "Securities Act") and disposed of pursuant thereto, disposed of pursuant to the provision of Rule 144, or otherwise disposed of in a transaction in which such legend is no longer required for compliance under the Securities Act. At that time, the holder of the security shall be entitled to receive, at the Company's expense, a new security not bearing a restrictive legend.

         2.7 Ownership Percentage. The Parties agree that, immediately after giving effect to the foregoing transactions, the Investor will hold a beneficial ownership interest in the Controlling Trust representing 21.02% of the equity of the Company and will hold ADSs and CPOs representing an additional 28.98% of the equity of the Company, which together will represent 50% of the equity of the Company.

         2.8 Anti-dilution Provision. If Chancellor performs (or establishes a record date for) a stock split, stock dividend, recapitalization, subdivision, extraordinary dividend, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Chancellor Stock and the record date therefor shall occur prior to the Merger Effective Time or the Final Funding Date, as the case may be, amounts and calculations set forth in this Agreement shall be appropriately adjusted to reflect such transaction or event.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company represents and warrants to the Investor Companies as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by the Company to the Investor Companies on or before the date of this Agreement (the "Company Disclosure Schedule") and in the Company SEC Documents (defined in Section 3.1.3) and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific section or schedule reference or lack thereof), with the understanding that the Investor Companies are relying on such representations and warranties in entering into and performing this Agreement and the other Transaction Documents, and such representations and warranties shall be unaffected by any investigation heretofore or hereafter made by any Investor Company:

                 3.1.1 Organization of the Company and Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing as a corporation with variable capital (sociedad anonima de capital variable) under the laws of Mexico. Each Subsidiary (defined in Section 9.14) of the Company has been duly organized and is validly existing and in good standing as a corporation under the laws of Mexico, and each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of the Business makes such qualification necessary, except to the extent that any failure in respect of the foregoing would not have a Material Adverse Effect (as hereinafter defined). The Company has delivered to Chancellor true and complete copies of the Charter of the Company and each of its Subsidiaries, as in effect at the date of this Agreement. The Company is not in violation of any provisions of its Charter, and none of its Subsidiaries is in violation of its Charter. "Material Adverse Effect" means, with respect to a person, any change, effect, event or occurrence that is materially adverse to the business, operations, assets, condition (financial or other), or results of operations of such person and its subsidiaries, taken as a whole.

                 3.1.2 Authorization of Agreement and Other Transaction Documents; Binding Obligations. The Company has the requisite corporate power and authority to execute and to deliver this Agreement and each other document to which it is a party required to be delivered at or before the Closing pursuant to Article VI (collectively, the "Transaction Documents" and each, individually, a "Transaction Document") and to perform the transactions contemplated hereby or thereby to be performed by it. The execution and delivery by the Company of this Agreement and any other Transaction Document to which it is a party and the performance by it of the transactions contemplated hereby or thereby to be performed by it have been duly and validly authorized by all necessary action (corporate and other) on the part of the Company, subject, in the case of the Merger, to approval of the Merger Agreement and the Merger by the shareholders of the Company in accordance with law. This Agreement and each other Transaction Document to which the Company is a party have been, or upon execution and delivery will be, duly executed and delivered by duly authorized legal representatives of the Company holding the necessary powers of attorney and (assuming that each of the Transaction Documents is a legal, valid and binding obligation of each other party thereto) constitute, or upon execution and delivery will constitute, the valid and binding obligations of the Company enforceable against it in accordance with its respective terms.

                 3.1.3 Company SEC Documents. The Company has made available to Chancellor a true and complete copy of each report, schedule, registration statement and definitive information statement filed by the Company with the United States Securities and Exchange Commission (the "SEC") since December 31, 1997, and before or on the date of this Agreement, including the Company's Report on Form 20-F for the year ended December 31, 1997 (the "1997 20-F" and, collectively, the "Company SEC Documents"), which are all the documents (other than preliminary materials) that the Company was required to file with the SEC between December 31, 1997, and the date of this Agreement.
As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 3.1.4 No Stamp or Other Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Company (except for immaterial amounts payable by the Company) or the Investor Companies in Mexico or to any political subdivision or taxing authority thereof or therein in connection with (a) the authorization, issuance, sale and delivery of the Series A Shares by the Company in the Merger or of the Family CPOs by the Selling Shareholders in the manner contemplated by this Agreement, (b) the issuance of beneficial interests in the Controlling Trust to the Investor against transfer of Series A Shares to the Controlling Trust in the manner contemplated by this Agreement, (c) the issuance of CPOs to the Investor against the transfer of Series A Shares to the CPO Trust in the manner contemplated by this

Agreement, (d) the issuance of ADRs evidencing ADSs to the Investor against deposit with the Depositary of CPOs by the Investor in the manner contemplated by this Agreement, or (e) the consummation of any other transactions contemplated by this Agreement and the other Transaction Documents.

                 3.1.5 Dividends and Distributions. Under current applicable Mexican laws and regulations, all dividends and other distributions declared or to be declared and payable on the Series A Shares will be paid in Mexican pesos, as appropriate, through the Controlling Trust to the beneficial owners of the Controlling Trust or through the CPO Trustee to the holders of CPOs, including the Depositary, and such Mexican pesos may be converted into foreign currency that may be freely transferred outside of Mexico; and all such dividends and other distributions made to holders of ADSs, CPOs, or beneficial interests in the Controlling Trust Agreement who are not residents of Mexico are not subject to Mexican withholding or other taxes under Mexican laws and regulation and are otherwise free and clear of any tax, duty, withholding or deduction in Mexico and do not require the obtaining of any governmental authorization in Mexico; and all cash dividends or distributions received by the CPO Trustee through Indeval on behalf of the CPO Trustee will be distributed to the holders of CPOs, including the Depositary, no later than five business days after the dividend or distribution is received by the CPO Trustee through Indeval.

                 3.1.6 Subsidiaries of the Company. Schedule 3.1.6 of the Company Disclosure Schedule sets forth a true and complete list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company. All outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, pledges, voting agreements, voting trusts, proxy agreements, claims, charges, security interests, restrictions, mortgages, deeds of trust, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, and other burdens, options, rights of others, or encumbrances of any kind (collectively, "Liens"). No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any person are owned or held by the Company or any Subsidiary of the Company. There are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company or any of its Subsidiaries to issue, sell or transfer any shares of capital stock of, or any equity interest in the Company or any such Subsidiary, or any securities convertible into, exchangeable for or evidencing the right to subscribe for such capital stock or equity interests or
(ii) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such capital stock or equity interests.

                 3.1.7    No Conflicts; Required Consents.

                 (a) The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party do not, and the performance by the Company, the Selling Shareholders, or other parties to this Agreement or any Transaction Document of the transactions contemplated hereby or thereby to be performed by it will not, subject to obtaining the consents, approvals, orders or authorizations and making the filings referred to below, (i) violate, conflict with or result in a breach of any provision of the Charter of the Company or the Charter of any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or give any person the right to require any security to be repurchased under, any permits, licenses, instruments, franchises, concessions, authorizations and approvals (collectively, "Permits") or any contract, order, judgment or decree to which the Company or any of its Subsidiaries is a party, by which any of their respective properties are bound, or that are used by the Company or any of its Subsidiaries under management agreements, (iii) constitute a violation of any laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity (defined in Section 3.1.7(c)) having jurisdiction over the Company or any of its Subsidiaries or the Business, operations, properties or assets of the Company or its Subsidiaries, as they may be in effect on or before the Closing ("Law"), or (iv) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries pursuant to the terms of any agreement to which the Company or any of its Subsidiaries is a party or by which any of such entities or their respective properties may be bound or under which the Company or any of its Subsidiaries owns or operates any of their respective properties or the Business.

                 (b) Neither the Company nor any of its Subsidiaries (i) is in violation of any of their respective Charter, (ii) is in default in the due performance or observance of any agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them or any of their respective properties may be bound (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), except for such defaults as would not have a Material Adverse Effect, (iii) is in violation of any Law to which it or its property may be subject, except for such violations as would not have a Material Adverse Effect, or (iv) has failed to obtain and have in full force and effect any material Permit necessary for the conduct of its business or the ownership or lease of its property.

                 (c) Schedule 3.1.7 of the Company Disclosure Schedule sets forth a complete and correct list of all consents, approvals, orders and Permits of, and registrations, declarations and filings with, any third party or any governmental or regulatory department, commission, board, bureau, agency, court or other instrumentality of the United States, Mexico or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof (including the SECOFI, CFC, CNBV, Bolsa, United States Department of Justice and United States Federal Trade Commission) ("Governmental Entity") (including any consent, approval or authorization with respect to any contract, Permit or Environmental Permit (defined in Section 3.1.26)) that is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and any other Transaction Documents by the Company or the performance by the Company of the transactions contemplated hereby or thereby to be performed by it.

                 3.1.8    Capital Stock.

                 (a) The authorized capital stock of the Company as of the date hereof consists solely of 247,414,768 Series A Shares, of which 193,133,744 shares are issued and outstanding. All the issued and outstanding shares of Series A Shares have been duly authorized and validly issued, represent the fixed portion of the capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights. The Company's Charter as of the date hereof provides for Series "L" Shares but no Series "L" Shares are issued or outstanding. Schedule 3.1.8 of the Company Disclosure Schedule hereof sets forth the record ownership of all capital stock of the Company that is issued and outstanding on the date hereof, and will be issued and outstanding immediately before the Closing, including the names, addresses and number of shares held by each record shareholder. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote ("Voting Debt") on any matters on which holders of capital stock of the Company or capital stock of any of its Subsidiaries listed on Schedule 3.1.6 of the Company Disclosure Schedule may vote.

                 (b) Except for this Agreement and the other Transaction Documents, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company or any of its Subsidiaries listed in Schedule 3.1.6 of the Company Disclosure Schedule to issue (i) any additional shares of capital stock of the Company, (ii) any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company, or (iii) any Voting Debt. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. The shareholders of the Company have no preemptive rights or other rights to acquire the CPOs or the Series A Shares that have not been irrevocably waived. There are no restrictions on transfers of the ADSs, the CPOs, or the Series A Shares, except as required by (A) the Company's Charter, (B) the CPO Trust, (C) Mexican law with respect to the ownership of the Series A Shares, (D) the Securities Act and (E) the Deposit Agreement.

                 3.1.9 Title to Securities. Immediately after consummation of the transactions contemplated hereby, the Investor will own, beneficially and of record and free and clear of any Lien (except as arise under this Agreement or any other Transaction Documents or that are imposed by the Investor or its Affiliates), the securities it receives under this Agreement, and such securities will be duly authorized, validly issued, fully paid, and non assessable and will not have been issued in violation of any preemptive rights. Immediately after consummation of the transactions contemplated hereby, the Series A Shares in which the Investor is acquiring a financial interest may be freely deposited by the Investor in the CPO Trust against issuance of CPOs, and any CPOs acquired by the Investor may be freely deposited with the Depositary against issuance of the ADRs representing

ADSs. The ADRs, ADSs, CPOs and Series A Shares conform in all material respects to the descriptions thereof contained in the Company SEC Documents. Immediately after consummation of the transactions contemplated hereby, the CPO Trust will hold of record 230,066,073 Series A Shares and the Controlling Trust will hold of record 88,696,919 Series A Shares (in each case free and clear of all Liens except as arise under the Transaction Documents), which together will represent all of the issued and outstanding capital stock of the Company.

                 3.1.10   Financial Statements.

                          (a)     The Company has delivered to the Investor
Companies true and complete copies of (i) the audited consolidated balance sheets of the Company at December 31, 1997, 1996, 1995, 1994 and 1993, together with the related audited consolidated statements of income, shareholders' equity and cash flows (sources and uses of cash) of the Company for the periods then ended, and the notes thereto, accompanied by the reports thereon of BDO International SC, independent public accountants and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1998, together with the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three-month period then ended (collectively, the "Financial Statements"). The Financial Statements, including the notes thereto, have been prepared in accordance with Mexican generally accepted accounting principles consistently applied throughout the periods involved and have been reconciled with generally accepted accounting principles in the United States ("GAAP") to the extent required by the Exchange Act (except as noted therein); and the financial statement schedules thereto present fairly the information required by the Exchange Act to be stated therein; except for such deviation from GAAP as described in the Company SEC Documents. All of the Financial Statements, including the related notes, present fairly the consolidated financial position, results of operations, changes in shareholders' equity and cash flows (sources and uses of cash) of the Company as of such dates and for the periods indicated. References in this Agreement to the "Balance Sheet Date" shall mean December 31, 1997, and to the "Balance Sheet" shall mean the audited consolidated balance sheet of the Company as of December 31, 1997.

                 (b) There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of the Company or its Subsidiaries that is not reflected or reserved against in the Balance Sheet (or referred to in the footnotes to the Financial Statements), other than (i) liabilities incurred in the ordinary course of business since the Balance Sheet Date, or (ii) any such liability which would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP applied, in a manner consistent with past practice, in the preparation of the Financial Statements.

                 3.1.11 Registration Rights. No holder of securities of the Company has any rights to the registration of securities of the Company, whether exercisable currently, at a future date, or upon the occurrence of any contingency.

                 3.1.12 Accounts Receivable. There are no discounts, trade promotions or similar marketing arrangements that affect the collectibility or value of any accounts receivable of the Company and its Subsidiaries other than those set forth in the Company SEC Documents.

                 3.1.13 Books of Account. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company and its Subsidiaries, as applicable. Neither the Company nor any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or such Subsidiary except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Business.

                 3.1.14   Certain Agreements.

                 (a) Schedule 3.1.14 of the Company Disclosure Schedule contains a complete and correct list of each:

                          (i) employment, union or consulting contract (unless such employment or consulting contract is terminable without liability or penalty on 30 days, or less notice);

                          (ii) contracts set forth on Schedule 3.1.29(b) (relating to contracts with Affiliates) of the Company Disclosure Schedule;

                          (iii) agreement, contract or commitment exceeding US$250,000 in value;

                          (iv) distribution, dealer, representative or sales agency agreement, contract or commitment, not cancelable by the Company without material penalty or liability for damages upon no more than 90 days' notice;

                          (v) agreement, contract or commitment for any charitable or political contribution exceeding US$100,000 in value;

                          (vi) agreement, contract or commitment limiting or restraining the Company, any of its Subsidiaries or any successor thereto from engaging or competing in any manner or in any business (and, to the knowledge of the Company, no employee of the Company is subject to any such agreement, contract or commitment);

                          (vii) license, franchise, distributorship or other agreement which relates in whole or in part to any material software, patent, trademark, trade name, trade secret, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any of its Subsidiaries (other than licenses or other agreements relating to non-custom software packages used by the Company or any of its Subsidiaries); or

                          (viii) other contract that is required to be filed under the Exchange Act (or, with the passage of time, will be required to be filed under the Exchange Act);

in any such case, to which the Company or either Subsidiary is a party or to which the Company or either Subsidiary or their respective assets is bound (such contracts listed or required to be listed being the "Material Contracts"). Each Material Contract is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect. The Company or the relevant Subsidiary and, to the knowledge of the Company, each other party to the Material Contracts, has performed in all material respects the obligations required to be performed by it under the Material Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder. To the knowledge of the Company, there is no reason to believe that the other party or parties to each Material Contract for which the Company or any of its Subsidiaries receives revenues or operates radio stations (i) will not renew such Material Contract on substantially the same terms as currently exist on or before the date such Material Contract expires or (ii) will exercise any right of termination of such Material Contract. A complete and correct copy of each written Material Contract set forth in Schedule 3.1.14 of the Company Disclosure Schedule has been made available to the Investor Companies before the date of this Agreement. With respect to the Operating Agreement with Comercializadora Siete de Mexico, S.A. de C.V., identified on Schedule 3.1.14, the Company Disclosure Schedule also includes a true and correct summary of the principal terms of such Material Contract, including payment terms, operating rights, and termination provisions; summary of all principal communications and negotiations held during the past year with respect to such Material Contract; and summary of the Company's reasonable expectations about whether such Material Contract will be renewed, the terms on which such renewal (if any) is likely to occur, and the Company's plans if such Material Contract is not renewed.

                 (b) Schedule 3.1.14 of the Company Disclosure Schedule sets forth each oral or written agreement, plan or arrangement of the Company and any of its Subsidiaries with any employee or other radio station or broadcast personnel (whether an employee, consultant or an independent contractor) of the Company or its Subsidiary (i) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving the Company or its Subsidiary of the nature of any of the transactions contemplated by this Agreement or the other Transaction Documents, (ii) providing severance benefits longer than 45 days or other benefits after the termination of employment or other contractual relationship regardless of the reason for such termination and regardless of whether such termination is before or after a change of control, (iii) under which any person may receive payments subject to excess benefits or similar taxes, or (iv) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the other Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the other Transaction Documents.

                 (c) The Company has made available to the Investor Companies (i) true and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its

Subsidiaries in an amount exceeding US$100,000 is outstanding or may be incurred or pursuant to which the Company guarantees or otherwise secures the indebtedness of any other person in an amount exceeding US$100,000, and (ii) accurate information regarding the respective principal amounts currently outstanding thereunder.

                 3.1.15 Personal Property. The Company and its Subsidiaries have good title to, or a valid leasehold or license interest in, all of the machinery, equipment (including the transmitter and studio equipment), computer programs, computer software, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, supplies, plant, spare parts, and other tangible property which is owned or leased by the Company or its Subsidiaries, which is used or held for use in their respective businesses or operations as now conducted and which is material to the conduct of the Business (the "Personal Property").

                 3.1.16 Liens and Encumbrances. All of the assets of the Company and its Subsidiaries are free and clear of all Liens, except (i) Liens set forth in the Company SEC Documents, (ii) Liens for Taxes (as defined in Section 3.1.27) not delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Balance Sheet in accordance with GAAP consistently applied throughout the periods indicated therein, (iii) Liens which in the aggregate do not now have and cannot reasonably be expected in the future to have a Material Adverse Effect, and (iv) statutory landlord's, workmen's, repairmen's, labor compensation, unemployment insurance, social security or other similar Liens arising or incurred in the ordinary course of business and which are for amounts that are not yet overdue (clauses (ii) through (iv) collectively the "Permitted Liens").

                 3.1.17 Intellectual Property. The Company or its Subsidiaries own or have the unencumbered right to use pursuant to a valid, binding and enforceable license agreement or other contract or arrangement all Intellectual Property (as hereinafter defined) used by the Company or its Subsidiaries in the Business. There are not pending or, to the knowledge of the Company, threatened actions of any nature affecting the validity of, or asserting any infringement or misappropriation of, the Intellectual Property. There is, to the knowledge of the Company, no reasonable basis upon which any claim may be asserted against the Company or any of its Subsidiaries for infringement or misappropriation of any Intellectual Property. All letters patent, registrations and certificates issued by any Governmental Entity relating to any of the Intellectual Property owned by the Company or any of its Subsidiaries and all licenses and other agreements pursuant to which the Company or any of its Subsidiaries uses any of the Intellectual Property are valid and subsisting and have been properly maintained, and neither the Company nor any such Subsidiary, nor to the knowledge of the Company, any other person, is in default or violation thereunder.

         As used herein, "Intellectual Property" means all Trademarks, Know-how, copyrights, copyright registrations and applications for registration, Patents and all other intellectual property rights whether registered or not, licensed to or owned by the Company or its Subsidiaries relating to the business or operations of the Company and its Subsidiaries, including the call letters of each of the radio stations of the Company and its Subsidiaries and the goodwill related to the foregoing;

"Trademarks" means (a) trademarks, service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products or embodying the goodwill of the business of any radio station, whether or not registered, and any applications or registrations therefor and (b) any associated goodwill incident thereto owned by the Company or its Subsidiaries; "Know-how" means all plans, ideas, concepts and data, research records, all promotional literature, customer and supplier lists and similar data and information and all other confidential or proprietary technical and business information; and "Patent" means all patent and patent applications (including all reissues, divisions, continuations, continuations-in-part, renewals, and extensions of the foregoing) owned by the Company or its Subsidiaries.

                 3.1.18 Condition of Assets. All the assets owned by the Company are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable Laws, and all Permits issued to the Company or any of its Subsidiaries by any Governmental Entity relating to their construction, use and operation. Such assets, including licenses and leasehold interests, constitute all assets and rights necessary to operate the Business as currently conducted and as currently contemplated to be conducted.

                 3.1.19   Real Property.

                 (a) Owned Real Property. Title to all real property owned by the Company or any of its Subsidiaries, together with all appurtenant consents thereto and all structures, fixtures and improvements thereto (the "Owned Real Property") is good and marketable, absolute, validly registered in the appropriate public records, and free and clear of all Liens other than Permitted Liens. The Company or its Subsidiaries has sufficient title to such easements, rights of way and other rights appurtenant to each of the Owned Real Properties as are necessary to permit ingress and egress to and from the Owned Real Property to a public way, and the improvements on the Owned Real Property have access to such sewer, water, gas, electric, telephone, and other utilities as are necessary to allow the Business operated thereon to be operated in the ordinary course and consistent with past practice. There are no lessees or tenants at will in possession of any portion of the Owned Real Property other than the Company or its Subsidiaries. No zoning, building or other federal, state or municipal law, ordinance, regulation or restriction is violated in any material respect by the continued maintenance, operation or use of the Owned Real Property or any tract or portion thereof or interest therein in its present manner. The current use of the Owned Real Property or any tract or portion thereof by the Company or its Subsidiaries does not violate any restrictive covenants of record affecting any of the Owned Real Property.

                 (b) Leased Real Property. All real property leases to which the Company or any of its Subsidiaries is a party and that provide for a monthly rental payment in excess of US$10,000 (the "Real Property Leases") are valid, binding and enforceable in accordance with their terms, neither the Company nor any of its Subsidiaries, as applicable, nor, to the knowledge of the Company, any other party to any such Real Property Lease is in default thereunder, and no event of default or other event that, with the giving of notice and/or the passage of time, would constitute an event of default has occurred thereunder with respect to the Company or any such Subsidiary or, to the knowledge of the Company, any other party thereto. No condition exists with respect to any Real Property Lease which would give the lessor or any third party the right, before the expiration of the lease term, to dispossess the Company or its Subsidiary, as the case may be, as lessee provided such lessee complies with its lease obligations. To the knowledge of the Company, each parcel of property leased by the Company (the "Leased Real Property") is properly zoned for, or is entitled to exemption, which permits its present use under applicable zoning ordinances, and there are no pending or, to the knowledge of the Company, threatened actions or proceedings which could result in a modification or termination of such zoning.

                 (c) Notices with Respect to Real Property. Neither the Company nor any of its Subsidiaries has received notice that any Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                 3.1.20 Insurance. Since January 1, 1993, the Company and its Subsidiaries have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

                 3.1.21 Absence of Certain Changes. Since the Balance Sheet Date, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and nothing has occurred that would have been prohibited by Section 4.1 if the terms of such Section had been in effect as of and after the Balance Sheet Date. Since the Balance Sheet Date and to the date of this Agreement, other than pursuant to this Agreement and the other Transaction Documents, there has not been (a) any event, circumstance, or fact (whether or not covered by insurance), individually or in the aggregate, that (i) has resulted in a Material Adverse Effect on the Company or (ii) is reasonably likely to result in a Material Adverse Effect on the Company other than, for purposes of this clause (ii), any effect resulting directly and primarily from changes in general economic conditions in Mexico (a "Material Adverse Change"); (b) any event, circumstance, or fact (whether or not covered by insurance), individually or in the aggregate, that materially impairs the operation of the physical assets of the Company or its Subsidiaries; (c) any material change by the Company in its accounting methods, principles or practices; (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or its Subsidiaries (other than to the Company or its Subsidiaries) or any redemption, purchase or other acquisition of any of the Company's or its Subsidiaries' securities (other than from the Company or its Subsidiaries); (e) other than as required by law, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan; (f) any general increase in compensation, bonus or other benefits payable to the employees of the Company or its Subsidiaries, except for increases occurring in the ordinary course of business in accordance with its customary practice; (g) any declaration or payment of any bonus to the employees of the Company except for bonuses accrued or otherwise reflected on the Company's unaudited balance sheet as of

March 31, 1998; (h) any incurrence of indebtedness for borrowed money (not including trade payables incurred in the ordinary course of business) or assumption or guarantee of indebtedness for borrowed money by the Company or any of its Subsidiaries (other than loans from the Company to any wholly owned Subsidiary), or the grant of any Lien on the material assets of the Company or its Subsidiaries to secure indebtedness for borrowed money, in each case in excess of US$50,000; (i) any sale or transfer of any material assets of the Company or its Subsidiaries other than in the ordinary course of business and consistent with past practice and other than any disposition of obsolete property or property in connection with the acquisition of replacement property of equal value; (j) any loan, advance or capital contribution to or investment in any person by the Company or any Subsidiary in excess of US$50,000 (excluding any loan, advance or capital contribution to, or investment in, the Company or any wholly owned Subsidiary and employee advances of less than US$25,000 made in the ordinary course of business); (k) any knowledge or receipt of notice of any actual or threatened war, labor trouble, strike or other occurrence, event or condition of any similar character which has had or is reasonably likely to have a Material Adverse Effect; or (l) any acquisition of businesses or assets by the Company or any of its Subsidiaries completed, pending, contemplated or currently being negotiated, which are (or after the passage of time or completion will be) required to be disclosed in the Company SEC Documents.

                 3.1.22 Customers. There has not been any adverse change in the business relationship of the Company or any of its Subsidiaries with any of the 10 largest advertising or other customers of the Company or any of its Subsidiaries, and the Company has no reason to believe that there will be any such adverse change in the future either as a result of the consummation of the transactions contemplated by this Agreement, the other Transaction Documents or otherwise.

                 3.1.23   Personnel Information.

                 (a) Schedule 3.1.23(a) of the Company Disclosure Schedule is a true, correct and complete list of the names of the five highest compensated individuals taking into account salary and benefits per year, with respect to officers, employees or consultants of the Company and its Subsidiaries, except collective bargaining agreements, and the Company has separately provided to the Investor Companies a description of all employment or consultant contracts or arrangements of the Company and its Subsidiaries involving such individuals.

                 (b) Schedule 3.1.23(b) of the Company Disclosure Schedule is a true, correct and complete description of all of the collective bargaining agreements relating to the Company and its Subsidiaries and, before the date of this Agreement, the Company has delivered to the Investor true and complete copies of each such collective bargaining agreement. Neither the Company nor any of its Subsidiaries is a party to any written or oral employment or consultant contract or arrangement with any officer or employee of the Company or its Subsidiaries in excess of US$100,000.

                 (c) Schedule 3.1.23(c) of the Company Disclosure Schedule is a true, correct and complete list of all benefit plans for the personnel of the Company and its Subsidiaries including profit sharing, stock options, stock purchase, bonus, pension, retirement, employee group insurance and all other employee benefit plans, other than as required by Law or by collective bargaining agreements disclosed in the Company SEC Documents and, before the date of this Agreement, the Company has delivered to the Investor Companies true and complete copies of each such benefit plan. Neither the Company nor its Subsidiaries is a party to any such benefit plans other than as required by Law or by collective bargaining agreements disclosed in Schedule 3.1.23(b) of the Company Disclosure Schedule.

                 (d) There are no labor strikes, disputes, disturbances, lockouts, slowdowns, stoppages or grievances against the Company or any of its Subsidiaries that are pending or, to the knowledge of the Company, threatened, which in either case could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are and have been in compliance for the past five years with all applicable Laws regarding employment and employment practices and those laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers' compensation and are not engaged in any unfair labor practices, and all material payments thereof or pursuant to any collective bargaining agreement, management agreement or employment agreement have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary in accordance with GAAP.

                 (e) The Company does not have any reason to believe that any employee material to the Business will terminate his or her employment with the Business as a result of the consummation of the transactions contemplated by this Agreement, the other Transaction Documents or otherwise. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will: (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its Subsidiaries; (ii) increase any benefits under any employee plan or any arrangement described on Schedule 3.1.23(c) of the Company Disclosure Schedule; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                 3.1.24 Absence of Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Company, threatened that question the validity of this Agreement or any other Transaction Document or any action taken or to be taken by the Company, the Selling Shareholders, or the Family Shareholders in connection with this Agreement or any other Transaction Document. There are no material (i) lawsuits, actions, claims, administrative or other proceedings or investigations relating to the conduct of the Business pending or, to the knowledge of the Company, threatened by, against or affecting the Company, any Affiliate thereof or the assets of the Company or any of its Subsidiaries, or
(ii) judgments, injunctions, orders, determinations, awards, settlement agreements, or decrees of any Governmental Entity binding on the Company, any of the Company's Subsidiaries or any of their respective assets.

                 3.1.25   Compliance With Law; Permits.

                 (a) The Company and its Subsidiaries have complied with each Law to which the Company, such Subsidiaries or their respective businesses, operations, assets or properties are subject and are not currently in violation of any of the foregoing, except for minor failures to comply which, applying the full extent of the sanction for such non-compliance, could not individually or in the aggregate have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened. The Company and each of its Subsidiaries has duly and timely filed or caused to be so filed, all material forms, reports, statements, and other documents required under applicable Law to be filed with any and all Governmental Entities. All such material forms, reports, statements and other documents required under applicable Law to be filed with any Governmental Entity (other than the Company SEC Documents and the Tax Returns) are referred to herein, collectively, as the "Company License Reports." All such Company License Reports complied in all material respects with applicable Law when made, and no deficiencies have been asserted with respect to any such filings. The Company and its Subsidiaries are in compliance in all material respects with the provisions of applicable Law relating to materials to be kept in the public inspection files.

                 (b) Schedule 3.1.25 of the Company Disclosure Schedule contains a complete, correct and true list of all licenses and concessions from the Mexican Ministry of Communication and Transportation (Secretaria de Comunicaciones y Transportes") (the "SCT") owned or used by the Company and its Subsidiaries for the broadcast of radio transmissions in Mexico, together with the licence number and other government identification, radio frequency to which it relates, call letters or numbers of the radio station to which it relates, location for permitted use, and expiration date of the license. The Company has provided the Investor Companies with true and complete copies of all such licenses and concessions and any agreements, decrees or other instruments that modify or affect the terms of such licenses or concessions. The Permits (which include such licenses and concessions) held by the Company and its Subsidiaries constitute all the licenses, permits, and authorizations required for the operation of the Business, each of the Permits is in full force and effect, and no Permit contains a materially burdensome restriction not adequately disclosed in the Company SEC Documents. The Business has been operated in all material respects in accordance with the terms of the Permits and the Company and its Subsidiaries are otherwise in compliance with, and have conducted the Business so as to comply with, the terms of such Permits. There are no proceedings pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened with respect to the Company's ownership or operation of the Business which reasonably may be expected to result in the revocation, material adverse modification, non-renewal, or suspension of any of the Permits, the denial of any pending applications for any Permits, the issuance against the Company or any of its Subsidiaries of any cease and desist order, or the imposition of any administrative actions, including the proposed assessment of fines and penalties, by any Governmental Entity with respect to any Permits, or which reasonably may be expected to adversely affect the operation of the Business as currently conducted, or the Company's or any Subsidiary's ability to operate the Business. To the knowledge of the Company, no other broadcast station or radio communications facility is causing interference to any transmissions by the Company or its Subsidiaries beyond that which is allowed by applicable Law, and the Business is not causing interference to any other broadcast station or radio communications facilities' transmissions beyond that which is allowed by applicable Law. To the knowledge of the Company, there is no reason to believe that the applicable Governmental Entity will not renew any of the Permits issued thereby in the ordinary course of business. To the knowledge of the Company, there are no facts relating to any Selling Shareholder, the Family Trust, any beneficiary of the Family Trust, the Controlling Trust Agreement, the Company or its Subsidiaries that have disqualified or reasonably may be expected to prevent the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

                 3.1.26   Environmental Matters.

                 (a) The operation of the Business is in compliance with all applicable Environmental Laws, except where noncompliance could not reasonably be expected to result in Environmental Costs and Liabilities in excess of US$10,000 individually or US$50,000 in the aggregate;

                 (b) The Company and its Subsidiaries have obtained and currently maintain all Environmental Permits necessary for their operations and are in compliance with such Environmental Permits, (i) there are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Company, threatened to revoke such Environmental Permits, and
(ii) none of the Company or any of its Subsidiaries has received any notice from any Governmental Entity or written notice from any person to the effect that there is lacking any Environmental Permit required for the current use or operation of any property owned, operated or leased by the Company or any of its Subsidiaries;

                 (c) there are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the violation of any Environmental Law or Environmental Permit;

                 (d) none of the Company or any of its Subsidiaries, to the knowledge of the Company, any predecessor of the Company or such Subsidiaries or, to the knowledge of the Company, any current or former owner or operator of premises currently leased or operated by the Company or such Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting a Release or threatened Release of Hazardous Material into the environment;

                 (e) neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any of their past or current facilities and operations, or, to the best of the Company's knowledge, any predecessor of the Company or such Subsidiaries, is subject to any outstanding written order, injunction, judgment, decree, ruling, assessment or arbitration award or any agreement with any Governmental Entity or other person, or to any federal, state, local or foreign investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material;

                 (f) all the Owned Real Property and Leased Real Property (collectively, the "Real Property") and, to the best of the Company's knowledge, all real property formerly owned, operated or leased by the Company, any of its Subsidiaries or any predecessor of the Company or any such Subsidiary, is free of contamination by or from any Hazardous Materials at concentrations exceeding those allowed by Environmental Laws;

                 (g) none of the operations of the Company or any of its Subsidiaries nor, to the best of the Company's knowledge, any predecessor of the Company or any such Subsidiary or any owner or operator of premises currently leased or operated by the Company or any such Subsidiary involves or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste as defined by applicable Law;

                 (h) there is not now, nor (to the Company's knowledge for all periods before its ownership, lease or operation of such real property) has there been in the past, on, in or under the Real Property or any other real property currently or formerly owned, leased or operated by the Company, any of the Company's Subsidiaries or any of their respective predecessors any underground storage tanks, above-ground storage tanks, dikes or impoundments containing (i) Hazardous Materials, (ii) any asbestos-containing materials,
(iii) any polychlorinated biphenyls, or (iv) any radioactive substances; and

                 (i) none of the Company or any of its Subsidiaries is subject to Environmental Costs and Liabilities with respect to Hazardous Materials, and no facts or circumstances exist which could give rise to Environmental Costs and Liabilities in excess of US$100,000 individually or in the aggregate.

                 (j)      For purposes of the foregoing Section 3.1.26:

                 "Environmental Claim" means any accusation, allegation, notice of violation, action claim, Lien, demand, abatement or other order or directive (conditional or otherwise) by any Governmental Entity or any other person (including any employee or former employee of any contractor or subcontractor of the Company or any of its Subsidiaries) for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including the air, soil, surface water or ground water) at, in, by, from or related to the Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or any activities or operations thereof, (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or the operation of the Business, or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits relating to environmental matters connected with the Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or the operation of the Business.

                 "Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law or Environmental Claim or any order or agreement now in effect with any Governmental Entity or other person.

                 "Environmental Law" means any applicable federal, state or local law, statute, code, ordinance, rule, regulation or other requirement of Mexico or any of its political subdivisions relating to the environment, natural resources, or public and employee health and safety.

                 "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law.

                 "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Entity, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of any Environmental Law, which includes petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.

                 "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Material on or into the indoor or outdoor environment or into or out of any property; but shall exclude any release, discharge, emission or disposal in material compliance with an effective permit or order of a Governmental Entity.

                 "Remedial Action" means all actions, including any capital expenditures, required or voluntarily taken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned, operated or leased by the Company or any of its Subsidiaries and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

                 3.1.27   Taxes.

                 (a) All Tax Returns (as defined in Section 3.1.27(f)) that are required to be filed on or before the Closing Date by the Company or any of its Subsidiaries have been duly filed (or will be duly filed on or before the Closing Date) on a timely basis. All such Tax Returns are true, complete and accurate in all material respects. All Taxes (as defined in Section 3.1.27(f)) which are due with respect to the Company or any of its Subsidiaries have been timely paid, whether or not such Taxes are disputed, except for those Taxes the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Balance Sheet in accordance with GAAP. Neither the Company nor any of its Subsidiaries has executed or filed with the applicable taxing authority any agreement extending the period for filing any Tax Return. With respect to any Taxes which are not yet due and owing, the Company made due and sufficient accruals for all such Taxes in its financial statements. The Company and its Subsidiaries have made all payments of estimated Taxes sufficient to avoid any understatement penalties.

                 (b) No claim for assessment or collection of Taxes has been asserted against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any pending audit, action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes nor does the Company have knowledge of any such threatened audit, action, proceeding or investigation.

                 (c) Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitation for the assessment or collection of Taxes. No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not currently file Tax Returns that any of them is, or may be, subject to taxation by that jurisdiction nor is the Company aware that any such assertion of jurisdiction is threatened. No Liens have been imposed upon or asserted against any of the assets of the Company or any of its Subsidiaries as a result of or in connection with any failure, or alleged failure, to pay any Tax.

                 (d) The Company and its Subsidiaries have withheld and paid all Taxes required to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                 (e) Neither the Company nor any of its Subsidiaries has ever been included as a member of any consolidated, combined or unitary Tax Return and has never been a party to any tax sharing, tax allocation or similar agreement, except for arrangements solely among the Company and its Subsidiaries.

                 (f) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, withholding, unemployment insurance, social security, INFONAVIT, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, environmental or other tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

                 3.1.28 Commissions or Finders' Fees. None of the Company nor any of its Affiliates nor any person acting on behalf of the Company or any such Affiliate has agreed to pay a commission, finder's fee or similar payment to any person in connection with this Agreement, the other Transaction Documents or any matter related hereto or thereto.

                 3.1.29 Certain Business Practices and Regulations; Potential Conflicts of Interest.

                 (a) None of the Company, any of its Subsidiaries nor any of their respective Affiliates, directors, officers, agents or employees has
(i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the United States law known as the Foreign Corrupt Practices Act of 1977, as amended, as though such law were applicable to the Company and its Subsidiaries, or (iii) made any other unlawful payment.

                 (b) None of the Family Shareholders, other 5% or more beneficial owners (directly or indirectly), officers or directors of the Company, any Subsidiary or other Affiliate of the Company or any person controlled by any of the foregoing (i) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, any person that is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Business, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property with a fair market value of at least US$60,000 in the aggregate the use of which is necessary for the Business, (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company or any of its Subsidiaries other than claims in the ordinary course of business, (iv) has sold to or purchased from the Company or any of its Subsidiaries any assets or property for aggregate consideration in excess of US$60,000 since January 1, 1993, or (v) is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Business provides services of any nature to any such person, except to such person in his capacity as an employee of the Business.

                 (c) No shareholder, director, officer, employee or former employee of the Company or any Affiliate of the Company, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any contracts or other arrangements involving the Company or its Subsidiaries, including indebtedness to the Company or its Subsidiaries, or Permits which the Company or any of its Subsidiaries own, possess or use in the operation of the Business as now or previously conducted.

                 3.1.30 Not an Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will not be an "investment company" as defined in the Investment Company Act of 1940.

                 3.1.31 No U.S. Assets or U.S. Revenues. The Company (including all entities controlled by the Company) does not hold assets in the United States having an aggregate book value of US$15,000,000 or more as of the Balance Sheet Date, nor did it make aggregate sales in or into the United States of US$25,000,000 or more in the year ending December 31, 1997, nor will it have such assets or sales at or during the year ended December 31, 1998.

                 3.1.32 No Manipulation or Stabilization. None of the Company or its Affiliates, nor any affiliated purchaser (as defined in Regulation M under the Exchange Act) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, whether such action is taken in the United States, Mexico or elsewhere.

                 3.1.33 Trade Deals. Schedule 3.1.33 of the Company Disclosure Schedule correctly sets forth as of May 31, 1998, in all material respects the balance, in dollar value, of both (a) the Company's and its Subsidiaries' obligations to the other parties under each Trade Deal (as hereinafter defined) in effect as of May 31, 1998 (as indicated on Schedule
3.1.33 of the Company Disclosure Schedule), and (b) the amount due the Company or each of its Subsidiaries under such Trade Deals as of May 31, 1998 (as indicated on Schedule 3.1.33 of the Company Disclosure Schedule). As used herein, "Trade Deal" means an exchange by the Company and its Subsidiaries of their advertising time for goods or services, other than in connection with the licensing of programs and programming material.

                 3.1.34 Investment Intent. The Company is an "accredited investor" as defined in Regulation D under the Securities Act. The Chancellor Stock to be acquired by the Company under this Agreement is being acquired for its own account, for investment and with no intention of distributing or reselling such Chancellor Stock or any part thereof or interest therein in any transaction which would be a violation of the securities laws of the United States or any state or any foreign jurisdiction. The Company acknowledges that the Chancellor Stock to be acquired by it will be "restricted securities" as defined in Rule 144 under the Securities Act.

         3.2 Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally as to himself or herself and not jointly, represents and warrants to the Investor Companies as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by the Selling Shareholders to the Investor Companies on or before the date of this Agreement (the "Selling Shareholder Disclosure Schedule") and in the Company SEC Documents and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific section or schedule reference or lack thereof), with the understanding that the Investor Companies are relying on such representations and warranties in entering into and performing this Agreement and the other Transaction Documents, and such representations and warranties shall be unaffected by any investigation heretofore or hereafter made by any Investor Company:

                 3.2.1 Owners of Shares and Beneficial Interests. As of the date of this Agreement, such Selling Shareholder is the holder of record of that number of Series A Shares and CPOs and, as of the Closing Date, will be the holder of record and will own beneficially that number of Series A Shares or CPOs, as set forth opposite his or her name on Schedule 3.2.1 of the Selling Shareholder Disclosure Schedule hereto, free and clear of all Liens (other than Liens arising pursuant to the Transaction Documents). Schedule 3.2.1 of the Selling Shareholder Disclosure Schedule also sets forth the names, addresses, amount of economic interest (which may be expressed as a number of underlying Series A Shares or CPOs), and voting percentage and other control and voting or veto rights and understandings of each beneficiary of each of the 1992 Trust and the Family Trust as of the date hereof and as they will exist immediately before the Closing.

                 3.2.2 Authority. Such Selling Shareholder has full legal capacity to execute and deliver this Agreement and the other Transaction Documents to which such Selling Shareholder is a party and to perform the obligations of such Selling Shareholder hereunder and thereunder. With respect to each Selling Shareholder that is married under separacion de bienes or, if married under sociedad conyugal, his or her spouse, by executing this Agreement solely for purposes of this Section 3.2.2, has consented to such Selling Shareholder's execution of this Agreement and all other Transaction Documents to be executed by him or her in connection with the transactions contemplated hereby or thereby. This Agreement and the other Transaction Documents have been, or upon execution and delivery will be, duly and validly executed and delivered by such Selling Shareholder and constitute a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with their respective terms.

                 3.2.3 No Restrictions; Required Consents. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by such Selling Shareholder does not, and the performance by such Selling Shareholder of the transactions contemplated hereby or thereby to be performed by it will not, subject to obtaining the consents, approvals, orders or authorizations and making the filings referred to below, (a) violate, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree to which such Selling Shareholder is a party, (b) constitute a violation of any Law applicable to such Selling Shareholder, or (c) result in the creation of any Lien upon any of the securities to be delivered pursuant to this Agreement or upon the Family Trust, the Controlling Trust or the Company (except as arise under the Transaction Documents). No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required to be obtained or made by or with respect to such Selling Shareholder in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party by such Selling Shareholder or the performance by such Selling Shareholder or the Company of the transactions contemplated hereby or thereby to be performed by it.

                 3.2.4 Litigation. There is no action, suit, or proceeding pending, or to the knowledge of such Selling Shareholder, threatened against such Selling Shareholder or its property which could reasonably be expected, individually or in the aggregate, to affect the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby.

                 3.2.5 Title to Securities. Upon the sale by the Selling Shareholder of Family CPOs to the Investor against payment therefor pursuant to this Agreement, the Investor will receive good and valid title to such Family CPOs, free and clear of all Liens (except as arise under the Transaction Documents or that are imposed by the Investor or its Affiliates).

                 3.2.6 Power of Attorney. Each of Messrs. Adrian Aguirre Gomez, Carlos de Jescs Aguirre Gomez, and Rafael Felipe de Jescs Aguirre Gomez is the true and lawful agent and attorney-in-fact of such Selling Shareholder, with any two of them acting together having full power and authority to exercise and deliver for and on behalf of the Selling Shareholder this Agreement, the other Transaction Documents, and all consents, waivers, amendments, certificates, governmental filings and other documents to be executed or delivered by or on behalf of such Selling Shareholder in connection therewith.

         3.3 Representations and Warranties of the Family Trust. In addition to its representations and warranties set forth in Section 3.2, the Family Trust represents and warrants to the Investor Companies as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by the Family Trust to the Investor Companies on or before the date of this Agreement (the "Family Trust Disclosure Schedule") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific section or schedule reference or lack thereof) to the Investor Companies (with the understanding that the Investor Companies are relying on such representations and warranties in entering into and performing this Agreement and the other Transaction Documents), and such representations and warranties shall be unaffected by any investigation heretofore or hereafter made the Investor Companies:

                 3.3.1 Organization. The Family Trust has been duly formed and is validly existing as a trust under the laws of Mexico.

                 3.3.2 Authority. The Family Trust has full power and authority to enter into each of this Agreement and the other Transaction Documents to which it is a party; each of this Agreement and the other Transaction Documents to which it is a party, and the transactions contemplated hereby or thereby (including the voting of all Series A Shares held by the Family Trust in favor of the Merger and the transactions contemplated hereby) have been duly and validly authorized by the Family Trust and its beneficiaries; each of this Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by the Family Trust; and each of this Agreement and the other Transaction Documents to which it is a party are valid and binding obligations of the Family Trust, enforceable against the Family Trust in accordance with its terms.

                 3.3.3 Vote at Shareholders Meeting. The Family Trust has given an irrevocable power of attorney and instruction to Messrs. Adrian Aguirre Gomez, Carlos de Jescs Aguirre Gomez, and Rafael Felipe de Jescs Aguirre Gomez, any two of them acting together, with respect to the extraordinary meeting of shareholders of the Company to consider the Merger and the transactions contemplated hereby and has irrevocably instructed such attorneys to vote in favor of the Merger, the Merger Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby.

                 3.3.4 Title to Securities. Upon the transfer by the Family Trust of Series A Shares to the Controlling Trust pursuant to this Agreement, the Controlling Trust will receive good and valid title to such Series A Shares, free and clear of all Liens (except as arise under the Transaction Documents).

         3.4 Representations and Warranties of Chancellor. Chancellor represents and warrants to the Company as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by Chancellor to the Company on or before the date of this Agreement (the "Chancellor Disclosure Schedule") and in the Chancellor SEC Documents (defined in Section 3.4.3) and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific section or schedule reference or lack thereof), with the understanding that the Company and the Selling Shareholders are relying on such representations and warranties in entering into and performing this Agreement and the other Transaction Documents, and such representations and warranties shall be unaffected by any investigation heretofore or hereafter made by the Company or the Selling Shareholders:

                 3.4.1 Corporate Organization. Chancellor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America, and has the requisite power and authority (corporate and other) to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Chancellor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is a newly-formed, wholly-owned subsidiary of Chancellor. When formed, Newco will be a corporation with variable capital (sociedad anonima de capital variable) duly organized, validly existing and in good standing under the laws of Mexico and will be owned by the Interim Trusts, of which the only beneficiary will be the Investor. From the time of its formation through the Closing Date, Newco will not have conducted any business other than incidental to its organization and the Transaction Documents. At the Closing, Newco will not have any liabilities other than obligations arising under the Transaction Documents.

                 3.4.2 Authorization and Effect of Agreement and Other Transaction Documents. Each of Chancellor and the Investor has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby to be consummated by them. The execution and delivery by each of Chancellor and the Investor of this Agreement and any other Transaction Document to which either is a party, and the execution and delivery by Newco of the Merger Agreement at the Closing, and the consummation by them of the transactions contemplated hereby or thereby to be consummated by them have been, or upon execution and delivery will be, duly authorized by all necessary corporate action on the part of the Investor Companies and Newco. This Agreement and the other Transaction Documents to which Chancellor or the Investor is a party have been, or upon execution and delivery will be, duly executed and delivered by each of Chancellor and the Investor, as applicable, and (assuming that each Transaction Document is a legal, valid and binding obligation of each other party thereto) constitute, or upon execution and delivery thereof will constitute, the valid and binding obligations of each of Chancellor and the Investor, enforceable against them in accordance with its respective terms. Upon its execution and delivery, the Merger Agreement will be duly executed and delivered by duly authorized legal representatives of Newco holding the necessary powers of attorney and (assuming that the Merger Agreement is a legal, valid and binding obligation of each other party thereto) will constitute, the valid and binding obligations of Newco enforceable against Newco in accordance with its respective terms.

                 3.4.3 Chancellor SEC Documents. Chancellor has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive information statement filed by Chancellor with the SEC since December 31, 1997, and before or on the date of this Agreement (the "Chancellor SEC Documents"), which are all the documents (other than preliminary materials) that Chancellor was required to file with the SEC between December 31, 1997, and the date of this Agreement. As of their respective dates, the Chancellor SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Chancellor SEC Documents, and none of the Chancellor SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 3.4.4 Subsidiaries of Chancellor. Each Subsidiary of Chancellor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary, directly or through Subsidiaries, is owned by Chancellor free from Liens.

                 3.4.5    No Conflict; Required Filings and Consents.

                          (a)     The execution and delivery by Chancellor of
this Agreement and any other Transaction Document to which it is a party do not, and the performance by it of the transactions contemplated hereby or thereby to be performed by it will not, subject to obtaining the consents, approvals, orders or authorizations and making the filings referred to below,
(i) violate, conflict with its certificate of incorporation or bylaws, (ii) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, result in the creation or imposition of a Lien under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which Chancellor or any of its Subsidiaries is a party or by which any of their respective properties is bound, or (iii) constitute a violation of any Law applicable to it or any of its Subsidiaries, except for breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity (including any consent, approval or authorization with respect to any contract, Permit or Environmental Permit) is required to be obtained or made by or with respect to Chancellor or any Subsidiaries thereof in connection with the execution and delivery by Chancellor of this Agreement and any other Transaction Documents or the performance by Chancellor of the transactions contemplated hereby or thereby to be performed by it.

                 (b) Neither Chancellor nor any of its Subsidiaries (i) is in violation of any of their respective certificate of incorporation or bylaws,
(ii) is in default in the due performance or observance of any agreement or instrument to which Chancellor or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties may be bound (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), except for such defaults as would not have a Material Adverse Effect, (iii) is in violation of any Law to which it or its property may be subject, except for such violations as would not have a Material Adverse Effect, or (iv) has failed to obtain and have in full force and effect any material Permit necessary for the conduct of its business or the ownership or lease of its property.

                 3.4.6 Capital Stock. The capital stock of Chancellor, including the relative rights thereof, conform in all material respects to the descriptions thereof contained in the Chancellor SEC Documents. The authorized capital stock and the number of issued and outstanding shares of capital stock of Chancellor as of March 31, 1998, are as set forth in Chancellor's Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 1998, included in the Chancellor SEC Documents. The Chancellor Stock to be issued to Newco and to become the property of the Company pursuant to the Merger is duly authorized and, upon completion of the Merger, will be validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive rights, and will be free and clear of any Lien (other than Liens that the Company imposes or Liens arising under this Agreement or any of the other Transaction Documents).

                 3.4.7 Commissions or Finders' Fees. Neither Chancellor, any of Chancellor's Affiliates nor any person acting on behalf of Chancellor or any such Affiliate has agreed to pay a commission, finder's fee or similar payment to any person in connection with this Agreement, the other Transaction Documents or any matter related hereto or thereto.

                 3.4.8 Registration Rights. There are no contracts, agreements or understandings between Chancellor and any person granting such person the right to require Chancellor to file a registration statement under the Securities Act with respect to any securities of Chancellor owned or to be owned by such person or to require Chancellor to include such securities in any securities being registered pursuant to any registration statement filed by Chancellor under the Securities Act.

                 3.4.9    Financial Condition of Chancellor.

                 (a) Chancellor has not been, nor is it threatened to be, declared a bankrupt or in judicial liquidation, has not filed, nor does it intend to file a voluntary petition in bankruptcy or make any assignment for the benefit of creditors, has not ceased on or suspended payments to creditors, nor proposed to its creditors a moratorium of payments or a friendly settlement thereof nor otherwise ceased or been compelled to cease business.

                 (b) The financial statements of Chancellor contained in the Chancellor SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and except for pro forma financial statements as required by SEC Regulation S-X) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Chancellor and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                 3.4.10 Title to Property. Chancellor and its Subsidiaries have good and indefeasible title to all real properties and all other properties and assets owned by them that are material to Chancellor and its consolidated Subsidiaries considered as a whole, in each case free from Liens that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and Chancellor and its Subsidiaries hold any such leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                 3.4.11 Permits. Chancellor and its Subsidiaries hold all necessary Permits issued by the appropriate Governmental Entity necessary to conduct the business now operated by them, except where the failure to hold such Permits would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to Chancellor or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 3.4.12 Labor. No labor dispute with the employees of Chancellor or any of its Subsidiaries exists or, to the knowledge of Chancellor, is imminent that could reasonably be expected to have a Material Adverse Effect.

                 3.4.13 Intellectual Property. Chancellor and its Subsidiaries own, possess or can acquire on reasonable terms, adequate Intellectual Property necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such Intellectual Property would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to Chancellor or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 3.4.14 Taxes. Each of Chancellor and its Subsidiaries has filed all necessary Tax Returns, except where the failure to file such returns would not have a Material Adverse Effect, and each of Chancellor and its Subsidiaries has paid all Taxes shown as due thereon; and other than Taxes that Chancellor or its Subsidiaries are contesting in good faith and for which adequate reserves have been provided, there are no Taxes that have been asserted against Chancellor or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

                 3.4.15 Environmental Matters. Neither Chancellor nor any of its Subsidiaries is in violation of any Environmental Laws, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and Chancellor is not aware of any pending investigation which might lead to such a claim.

                 3.4.16 Litigation. There are no pending claims, actions, suits, proceedings, inquiries or investigations before or brought by any Governmental Entity against or affecting Chancellor, any of its Subsidiaries or any of their respective properties that, if determined adversely to Chancellor or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of Chancellor to perform its obligations under this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby; and no such actions, suits or proceedings are threatened or, to Chancellor's knowledge, contemplated.

                 3.4.17 Books of Account. Each of Chancellor and its Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain profitability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                 3.4.18 Not an Investment Company. Chancellor is not and, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will not be an "investment company" as defined in the Investment Company Act of 1940.

                 3.4.19 Investment Intent. Chancellor is an "accredited investor" as defined in Regulation D under the Securities Act. The securities to be acquired by Chancellor under this Agreement are being acquired for its own account, for investment and with no intention of distributing or reselling such securities or any part thereof or interest therein in any transaction which would be a violation of the securities laws of the United States or any state or any foreign country or jurisdiction. Chancellor acknowledges that the securities to be acquired by it will be "restricted securities" as defined in Rule 144 under the Securities Act.

                 3.4.20 No Manipulation or Stabilization. Except with respect to the stabilizing activities of underwriters of Chancellor's securities performed from time to time pursuant to Regulation M under the Exchange Act, none of Chancellor or its Affiliates, nor any affiliated purchaser (as defined in Regulation M under the Exchange Act) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, whether such action is taken in the United States or elsewhere.

         3.5 Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by the Investor to the Company on or before the date of this Agreement (the "Investor Disclosure Schedule") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific section or schedule reference or lack thereof), with the understanding that the Company and the Selling Shareholders are relying on such representations and warranties in entering into and performing this Agreement and the other Transaction Documents, and such representations and warranties shall be unaffected by any investigation heretofore or hereafter made by the Company or the Selling Shareholders:

                 3.5.1 Corporate Organization. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, United States, and has the requisite power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

                 3.5.2 Authorization and Effect of Agreement and Other Transaction Documents. The Investor has the requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby to be consummated by it. The execution and delivery by the Investor of this Agreement and any other Transaction Document to which it is a party and the consummation by it of the transactions contemplated hereby or thereby to be consummated by it have been, or upon execution and delivery will be, duly authorized by all necessary action on the part of the Investor. This Agreement and the other Transaction Documents to which the Investor is a party have been, or upon execution and delivery will be, duly executed and delivered by the Investor and (assuming that each Transaction Document is a legal, valid and binding obligation of each other party thereto) constitute, or upon execution and delivery thereof will constitute, the valid and binding obligations of the Investor, enforceable against the Investor in accordance with its respective terms.

                 3.5.3 No Conflict; Required Filings and Consents. The execution and delivery by the Investor of this Agreement and any other Transaction Document to which it is a party do not, and the performance by it of the transactions contemplated hereby or thereby to be performed by it will not, subject to obtaining the consents, approvals, orders or authorizations and making the filings referred to below, (i) violate, conflict with its certificate of incorporation or bylaws, (ii) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, result in the creation or imposition of a Lien under, any material contract or permit, order, judgment or decree to which the Investor is a party or by which any of its properties is bound, or (iii) constitute a violation of any Law applicable to it, except for breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required to be obtained or made by or with respect to the Investor in connection with the execution and delivery by it of this Agreement and any other Transaction Documents or the performance by it of the transactions contemplated hereby or thereby to be performed by it.


                                   ARTICLE IV

                               CERTAIN COVENANTS

         From the date hereof and through the closing of the transactions contemplated by Article I and Article II of this Agreement:

         4.1     No Solicitation of Transactions.

                 (a) None of the Company, its Subsidiaries, or any Selling Shareholder shall, nor shall they permit their respective Subsidiaries or Affiliates to (and the Selling Shareholders shall cause the Company and its Subsidiaries not to), directly or indirectly, through any officer, director, shareholder, employee, agent, financial advisor, banker or other representative, or otherwise, solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of the Company or any of its Subsidiaries or any equity interest in the Company or its Subsidiaries or any merger, consolidation, share exchange, business combination, or other similar transaction with the Company or its Subsidiaries or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

                 (b) The Company shall, and the Selling Shareholders shall cause the Company to, immediately communicate to Chancellor the material terms of any such proposal (and the identity of the party making such proposal) which it may receive and, if such proposal is in writing, the Company shall, and the Selling Shareholders shall cause the Company to, promptly deliver a copy of such proposal to Chancellor.

                 (c) The Company and its Subsidiaries agree not to, and the Selling Shareholders shall cause the Company and its Subsidiaries not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or its Subsidiaries is a party.

                 (d) The Company, its Subsidiaries, and each Selling Shareholder immediately shall, and the Selling Shareholders shall cause the Company and its Subsidiaries to, cease and cause to be terminated all existing discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing.

         4.2     Access to Information.

                 (a) Upon reasonable notice from Chancellor to the Company and subject to the provisions of Section 4.7, the Company will, and the Selling Shareholders will cause the Company to, afford to the Investor Companies and their officers, attorneys, accountants or other authorized representatives (including any independent environmental consultants retained by the Investor Companies to undertake site investigations, it being understood that no soil samples will be taken or other monitoring or sampling conducted without the consent of the Company, which consent will not be unreasonably withheld) of the Investor Companies full access during normal business hours to the employees, assets, facilities, Tax Returns and the books and records of the Company and its Subsidiaries and all other information with respect to the Business so as to afford the Investor Companies full opportunity to make such review, examination and investigation of the Business as the Investor Companies may desire to make, including an environmental evaluation of the Company and its Subsidiaries. The Investor Companies will be permitted to make extracts from or to make copies of such books, records and other documents and to discuss the business of the Company and its Subsidiaries with such officers, directors, radio station managerial personnel (including the radio station management), accountants, consultants and counsel for the Company and its Subsidiaries as the Investor Companies deem reasonably necessary or appropriate for the purposes of familiarizing themselves with the Company, its Subsidiaries and the radio stations, including the right to visit the radio stations. In furtherance of the foregoing the Company shall, and the Selling Shareholders shall cause the Company to, authorize and instruct its independent public accountants to meet with the Investor Companies and their representatives, including the Investor Companies' independent public accountants, to discuss the business and accounts of the Company and its Subsidiaries and to make available (with the opportunity to make copies) to the Investor Companies and their representatives, including Chancellor's independent public accountants, all the work papers of its accountants related to their audit of the financial statements (subject to such conditions and undertakings as such accountants may reasonably require) and Tax Returns of the Company and its Subsidiaries.

                 (b) Within 20 days after the end of each calendar month, the Company shall, and the Selling Shareholders shall cause the Company to, deliver to Chancellor for the Company and its Subsidiaries monthly operating statements (in a form consistent with the monthly operating statements previously supplied to the Investor Companies) prepared in the ordinary course of business for internal purposes.

                 (c) Without duplication of Section 4.2(b), at such time as the Company provides the same to its lenders, the Company shall, and the Selling Shareholders shall cause the Company to, provide the Investor Companies with copies of the financial statements and other information delivered by the Company to such lenders.

                 (d) Until the Closing, the Company will, and the Selling Shareholders will cause to, promptly furnish or cause to be furnished to the Investor Companies such financial and operating data and other information as the Investor Companies may reasonably request.

         4.3     Assistance.

                 (a) If Chancellor requests, the Company, its Subsidiaries, and the Selling Shareholders shall, and the Selling Shareholders shall cause the Company and its Subsidiaries to, cooperate, and shall cause the Company's accountants to cooperate, in all reasonable respects in connection with any financing efforts of any Investor Company or its Affiliates (including providing reasonable assistance in the preparation of one or more registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by an Investor Company or its Affiliates with the Securities and Exchange Commission, all at the sole expense of the Investor Companies. The Company shall, and shall cause each of its Subsidiaries to (and the Selling Shareholders shall cause the Company and its Subsidiaries to), (i) furnish to its independent accountants (or, if Chancellor requests, to any Investor Company's independent public accountants), such customary management representation letters as its accountants may reasonably require of the Company or its Subsidiaries as a condition to its execution of any required accountants' consents necessary in connection with the delivery of any "comfort" letters requested by financing sources of any Investor Company or its Affiliates and (ii) furnish to any Investor Company all financial statements (audited and unaudited) and other information in the possession of the Company or its Subsidiaries or their representatives or agents as the Investor Company shall reasonably determine are required in connection with such financing.

                 (b) The Investor Companies, jointly and severally, shall indemnify and hold harmless the Company and each Selling Shareholder and their respective officers, directors, and controlling persons against any and all claims, losses, liabilities, damages, costs, or expenses (including reasonable legal fees and expenses) that may arise out of or with respect to the financing efforts by the Investor Companies or their Affiliates, including any registration statement, prospectus, offering documents, and other filings related thereto; provided, however, that subject to the limitations and provisions of this Agreement, nothing in this Section
4.3 shall prevent the Investor Companies from asserting any claim for breach of representation or warranty under this Agreement.

         4.4 Conduct of Business. Except as consented to by Chancellor in writing, during the period from the date of this Agreement and continuing until the completion of the transactions contemplated by Article I and Article II, the Company covenants and agrees with the Investor Companies as to the following (it being understood that references to the Company herein mean the Company and its Subsidiaries):

                 (a) the Company shall not change its corporate purpose or nationality;

                 (b) the Company shall not merge or consolidate with or into any other person or otherwise be transformed into another person;

                 (c) the Company shall not dissolve or liquidate or undergo any other similar event;

                 (d) the Company shall not sell or convey all or substantially all of its assets to any other person, or effect a split-off (escision) of all or any part of the assets or business of the Company;

                 (e) the Company shall not effect any cash or stock dividend or other distribution of capital stock or debt of the Company or any of its Subsidiaries (except to the Company or any of its Subsidiaries);

                 (f) the Company shall not directly or indirectly redeem or repurchase any capital stock of the Company or any of its Subsidiaries (except from the Company or any of its Subsidiaries);

                 (g)      the Company shall not issue any equity securities;

                 (h) the Company shall not issue any individual or series of debt securities;

                 (i) the Company shall not adopt any business plan or budget nor amend any existing business plan or budget or take any action inconsistent with the applicable business plan that has been presented to and approved by Chancellor;

                 (j) the Company shall not incur any indebtedness for, other than ordinary trade payables, or grant or permit any Subsidiary to grant any guarantee or security interest for, an amount individually or in the aggregate in excess of US$1,000,000;

                 (k) the Company shall not make any investments or acquisitions, directly or indirectly, in excess of US$3,500,000;

                 (l) the Company shall not take any action, or fail to take any action required of it, the result of which is that any of its CPOs or ADSs ceases to be listed, quoted or traded on the New York Stock Exchange and the Bolsa or registered or inscribed with the CNBV;

                 (m) the Company shall not appoint, or terminate, any President and Chief Executive Officer, General Director, Executive Director of Operations or Chief Financial Officer;

                 (n) the Company shall not enter into any employment agreement, any severance agreement, or any material transaction or series of related transactions with any of the Selling Shareholders or beneficiaries of the Family Trust or any of their Affiliates unless the amount involved is US$25,000 or less and the transaction is on term that are at least as favorable to the Company as could be obtained in arms-length transactions;

                 (o) the Company shall not cease to engage BDO Binder or one of the top five internationally recognized accounting firms as its auditor;

                 (p) the Company shall not grant any corporate power of attorney (poderes) with respect to acts of ownership (actos de dominio) other than those that are exercised jointly with at least an attorney-in-fact designated for that purpose by Chancellor (mancomunadamente), unless the amount involved is US$1,000,000 or less;

                 (q) the Company shall not initiate or consent to the settlement of, or admit to liability with respect to, any litigation having liability or settlement value in excess of US$1,000,000, or fail to contest any such litigation against it;

                 (r) the Company shall not alter, modify, amend, or change its Charter;


                 (s) change any of the accounting principles followed by it or the methods of applying such principles;

                 (t) fail to (i) carry on the Business in the usual, regular and ordinary course as presently conducted and consistent with past practice of the Company and its Subsidiaries (including maintaining inventory at historical levels, and in no event less than that which is adequate for use in the Business), (ii) keep the Business intact, (iii) use its reasonable efforts to keep available the services of the present employees of the Business, (iv) use its reasonable efforts to collect outstanding accounts receivable, and (v) use its reasonable efforts to maintain the goodwill associated with the Business, including preserving the relationships of customers (and shall pay amounts due customers on a timely basis), suppliers and others having business dealings with the Business consistent with past practices;

                 (u) take or knowingly omit to take any action as a result of which any representation or warranty of the Company in Article III would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

                 (v) make any settlement of or compromise any tax liability, change any tax election or tax method of accounting or make any new tax election or adopt any new tax method of accounting;

                 (w) enter into, or enter into negotiations or discussions with any person in the United States other than Chancellor with respect to any local marketing agreement, time brokerage agreement, joint sales agreement or any other similar agreement; and

                 (x) agree to or make any commitment, orally or in writing, to take any actions prohibited by this Agreement.

         Notwithstanding the foregoing, if the Company or its Subsidiaries believes in good faith that taking any one of the above actions is necessary to avoid serious economic harm to the Business, it shall so notify Chancellor and Chancellor will not unreasonably withhold its consent to such action.

         4.5 Financial Statements. The Company shall deliver to Chancellor the following, together with management's discussion and analysis of financial condition and results of operations for the relevant fiscal periods in writing in the English language and expressed in pesos and in U.S. dollars using the applicable exchange rate in accordance with Mexican GAAP:

                 (a) as soon as available and in any event within 60 days after the end of each fiscal year of the Company (commencing fiscal year 1998),
(i) an audited consolidated balance sheet or equivalent statement of financial position of the Company and the related consolidated statements of income, cash flows, and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and
(ii) a statement of EBITDA for such fiscal year, all presented in accordance with Mexican GAAP and reported on as to fairness of presentation, accounting principles and consistency, and otherwise by independent public accountants;

                 (b) as soon as available and in any event within 30 days after the end of each calendar month and calendar quarter of each fiscal year of the Company, (i) an unaudited abbreviated consolidated balance sheet or equivalent statement of financial position of the Company as of the end of each such calendar month or such calendar quarter, as applicable, and the related consolidated statements of income and cash flows for the portion of the Company's fiscal year ended at the end of each such calendar month or such calendar quarter, as applicable, setting forth in comparative form in the case of such statements of income and cash flows the figures for the corresponding calendar month or calendar quarter, as applicable, of the previous fiscal year, and (ii) a statement of EBITDA for such calendar month or such calendar quarter, as applicable (clauses (i) and (ii) collectively, the "Supplemental Financial Statements"), all presented in accordance with Mexican GAAP and certified as to fairness of presentation, accounting principles and consistency by an officer of the Company; and

                 (c) as soon as available and in any event no later than the periods specified in the preceding clause (a), the financial information to be delivered pursuant to clause (a) shall be reconciled to U.S. GAAP and reported on or certified in like manner.

         4.6     Notification.

                 (a) Each Party shall notify the other Parties of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against it which challenges the transactions contemplated hereby.

                 (b) The Company and the Selling Shareholders will provide prompt written notice to Chancellor of any change in any of the information contained in the representations and warranties made in Article III by it or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which Chancellor may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article III or any Exhibits or Schedules referred to herein or attached hereto.

                 (c) Chancellor and the Investor will provide prompt written notice to the Company of any change in any of the information contained in its representations and warranties made in Article III hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which the Company may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article III or any Exhibits or Schedules referred to herein or attached hereto.

         4.7 Confidentiality. The Parties shall, except to the extent required by any Governmental Authority, keep confidential, and shall use commercially reasonable efforts, fully commensurate with those which it employs for the protection of comparable information of its own, to cause to be kept confidential by their respective Subsidiaries, Affiliates, employees and representatives, all information disclosed before the date of this Agreement or hereafter to any such persons in connection with this Agreement and the consummation of the transactions contemplated hereby (other than information that is publicly available or that such person is required by Law to disclose), and none of such information shall be used in any manner other than in connection with this Agreement and the other agreements contemplated hereby.

         4.8 No Inconsistent Action. Each of the Selling Shareholders agrees that it shall not permit the Company or any Subsidiary, and the Company covenants and agrees that it shall not and shall not permit any Subsidiary, to take any action which is inconsistent in any respect with their respective obligations under this Agreement or that would hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement.

         4.9 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article V, before the Closing, each of the Parties will use reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such Party in order to expedite the consummation of the transactions contemplated hereby. In this regard, as promptly as is practicable following the date hereof, the Board of Directors of the Company shall call an extraordinary general meeting of the holders of Series A Shares to authorize the Merger Agreement, the Merger, the adoption of the Bylaw Amendment of the Company at the Closing, and each and every other action contemplated by this Agreement and the Transaction Documents. At that extraordinary general meeting of the holders of Series A Shares, the Selling Shareholders shall, and shall cause their Affiliates to, vote in favor of each of the items specified in the preceding sentence. Further, the Selling Shareholders shall, and shall cause their Affiliates to, take all actions within their power to consummate the transactions contemplated in this Agreement and the other Transaction Documents, including giving all requisite instructions, voting and causing all attorneys in fact to vote all interests or securities in favor of the transactions, causing their representatives on technical committees of trusts and boards of directors to vote in favor of the transactions, and giving instructions for the Family Trust and the Controlling Trust Agreement to effect the actions required of them pursuant to this Agreement and the other Transaction Documents; it being understood that the Selling Shareholders shall not be liable as such under this covenant for any actions or failures to act by the Company except to the extent elsewhere in this Agreement such Selling Shareholder has expressly agreed to
cause the Company not to, or to, take such action.   The Selling Shareholders
shall not, and shall cause their Affiliates not to, knowingly take any action the purpose or reasonably foreseeable consequence of which is to interfere with or prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

         4.10 Injunctions. Without limiting the generality or effect of any provision of Section 4.9 or Article V, if any Mexican, United States, any state thereof, or foreign court having jurisdiction over any Party to this Agreement issues or otherwise promulgates any injunction, decree or similar order before the Closing, which prohibits the consummation of the transactions contemplated hereby, the Parties will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, before or after the Closing, to pursue the underlying litigation diligently and in good faith.

         4.11 Filings. As promptly as practicable after the execution of this Agreement, each Party shall proceed to prepare and file with the appropriate Governmental Entities such request, reports or notifications as may be required in connection with this Agreement and the other Transaction Documents and shall diligently use its reasonable efforts to obtain expeditiously, and to cooperate fully with the other Party in obtaining expeditiously, all authorizations, consents, orders and approvals of any Governmental Entity or third parties that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Entity prohibiting the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other; provided, however, that no Party shall be required to take any action which would have a Material Adverse Effect upon it or any of its Affiliates, or which would violate any Law or requirement of any Governmental Entity. Nothing in this Section 4.11 shall require any Investor Company to divest itself or to cause any Affiliate thereof to divest itself of any media business or interest therein.

         4.12 Publicity. The Parties shall cooperate with each other to prepare and jointly release one or more press releases regarding the signing of this Agreement, the transactions contemplated hereby, and the purposes of the Parties in entering into this Agreement. The joint press release shall be issued as soon as reasonably practicable following the signing of this Agreement. No Party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit either Party from issuing or causing publication of any such press release or public announcement to the extent that such action is required by Law or the rules of any national stock exchange applicable to it or to its Affiliates, in which event the Party making such public announcement will use reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of its issuance.

         4.13 Compliance with Permits. The Company shall operate the Business in accordance with the Permits and all applicable rules and regulations of the SCT and in compliance with all other applicable Laws. The Company shall use all commercially reasonable efforts not to cause or permit any of the Permits to expire or be surrendered, adversely modified, or terminated. The Company shall file or cause to be filed with the SCT or other appropriate Governmental Entity all applications (including license renewals) or other documents required to be filed in connection with the operation of the radio stations. Should the SCT or any Governmental Entity institute any proceedings for the suspension, revocation or adverse modification of any of the Permits or any forfeiture proceedings, the Company shall use all commercially reasonable efforts to promptly contest such proceedings and to seek to have such proceedings terminated in a manner that is favorable to the radio stations. If the Company (or its counsel) receives an administrative or other order or notification relating to any violation or claimed violation by the Company or its Subsidiaries of the rules and regulations of the SCT or any other Governmental Entity, or should the Company obtain knowledge of any fact relating to the qualifications of the Company, the Company shall promptly notify Chancellor in writing and use all commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement.

         4.14 Controlling Trust Agreement. At the Closing, the Family Trust, the Controlling Trust and the Investor shall execute, deliver and enter into the Irrevocable Trust Agreement for the Controlling Trust ("Controlling Trust Agreement") in the form attached hereto as Exhibit B.

         4.15 Bylaw Amendment. At the Closing, the Company shall deliver a fully executed copy of the resolution of the shareholders of the Company adopting the Bylaw Amendment of the Company, in the form attached hereto as Exhibit B.

         4.16 Shareholders' Agreement. At the Closing, the Company, the Controlling Trust Agreement, the Family Trust, the Family Shareholders, Chancellor, and the Investor shall execute, deliver and enter into a Shareholders' Agreement in the form attached hereto as Exhibit D (the "Shareholders' Agreement").

         4.17 Election of Directors; Indemnification Agreements. At the Closing, the Company shall, and the Selling Shareholders shall cause the Company, to elect three individuals and their respective alternates designated by the Investor (the "Investor Designees"), effective as of the Closing, to serve as members of the Company's Board of Directors pursuant to the terms of the Shareholders' Agreement. At the Closing, the Company shall execute and enter into an Indemnification Agreement with each of the Investor Designees and with the other executive officers and directors of the Company in the form attached hereto as Exhibit E.

         4.18 Registration Rights Agreement. At the Closing, the Company, the Controlling Trust, the Family Trust, and the Investor shall execute, deliver and enter into a Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement").

         4.19 CPO Trust and Deposit Agreement. On or before the Closing, the Company shall cause the CPO Trust and the Deposit Agreement to be amended to permit the deposit therein of any Series A Shares, CPOs and ADSs that the Investor is to acquire pursuant to this Agreement, or shall have provided evidence, satisfactory to Chancellor in its reasonable discretion, that such amendments are not required.

         4.20 Management Compensation Study. The Compensation Committee of the Board of Directors of the Company shall retain a compensation consultant to conduct a study of management and director compensation in comparable companies, and the Compensation Committee shall prepare a report and recommendation to the Board of Directors of the Company about suggested levels of compensation for members of the Company's senior management and directors after the Closing of the transactions contemplated by this Agreement. Such recommendation may include stock options, stock- appreciation rights, or other equity-based compensation for no more than 5% (for management) and 1% to 3% (for directors) of the equity capital of the Company outstanding at the Closing, but in no event shall the base or exercise price of any such equity-based compensation be below US$13.375 per ADS. After the Closing, the Board of Directors of the Company will be authorized to establish, in its sole discretion (subject to the Charter, the Shareholders' Agreement, and applicable law), the plans and specific terms of post-closing management and director compensation (taking into account such report and recommendation, market practices, the floor price specified in the preceding sentence, and other appropriate considerations), including the number of shares subject to awards and plans, the persons to whom such compensation will be offered, the exercise or base price of any equity based award, the targets or other conditions for vesting, exercisability or payout, and any forfeiture provisions.

         4.21 Transaction Fee. The Company hereby covenants and agrees with the Investor Companies that the Company shall pay Hicks, Muse & Co. Partners, L.P. a transaction fee in the amount of US$2,000,000 (the "Transaction Fee") payable at the Merger Effective Time. Payment of the Transaction Fee shall be made by the Company to Hicks, Muse & Co. Partners, L.P. by wire transfer of immediately available funds to an account designated to the Company in writing on or prior to the Closing Date, or if not so designated, by certified or official bank check payable in immediately available funds to the order of Hicks, Muse & Co. Partners, L.P.


                                   ARTICLE V

                             CONDITIONS TO CLOSING

         5.1 Conditions Precedent to Obligations of the Investor Companies With Respect to the Closing. The obligations of the Investor Companies under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or before the Closing, of all of the following conditions, any one or more of which may be waived at the option of the
Investor:

                 5.1.1    Representations, Warranties and Covenants.

                 (a) All representations and warranties of the Company and the Selling Shareholders made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete as of the date hereof, without regard to any Schedule updates furnished by any of them after the date hereof, and on and as of the Closing Date as if made on and as of that date (except where such representation or warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), except for such failures to be true and correct (i) (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) which, individually and in the aggregate, would not have a Material Adverse Effect, (ii) caused by general economic changes in Mexico not specifically relating to the Company or its Subsidiaries or by changes in the exchange rate between the U.S. dollar and the Mexican peso, or (iii) that result from actions expressly permitted under or taken pursuant to this Agreement or the other Transaction Documents.

                 (b) All of the covenants and agreements to be complied with or performed by the Company, the Selling Shareholders or the Controlling Trust Agreement on or before the Closing Date shall have been complied with or performed in all material respects.

                 (c) The Investor Companies shall have received a certificate, dated as of the Closing Date, executed on behalf of the Company by the Chief Executive Officer or by the Chief Financial Officer, on behalf of the Selling Shareholders (other than the Family Trust) by the Shareholders' Representative, and on behalf of the Family Trust by the Family Trustee, certifying in such detail as the Investor Companies may reasonably request that the conditions specified in Sections 5.1.1(a) and (b) hereof have been fulfilled.

                 5.1.2 Closing Documents. The Company and the Selling Shareholders, as applicable, shall have delivered to the Investor Companies the documents identified in Section 6.1.

                 5.1.3 Consents and Approvals. Each of the governmental and other approvals, consents or waivers listed on Schedule 3.1.7 of the Company Disclosure Letter and Schedule 3.2.3 of the Selling Shareholder Disclosure Schedule shall have been obtained, the sale and purchase of the Family CPOs shall have been structured so as to comply with the requirements of Section 2.3, and in each case evidence thereof reasonably satisfactory to the Investor Companies shall have been delivered to the Investor Companies.

                 5.1.4 No Material Adverse Change. Between the date hereof and the Closing Date, there will not have been any Material Adverse Change with respect to the Company.

                 5.1.5 Sale of CPOs. The Company, the Investor Companies, and Affiliates (defined in Section 9.15) of the Investor Companies will not incur any tax, penalty (civil or criminal), fine, withholding obligation, expense, reporting obligation, loss of entitlement to the representations and warranties made hereunder that are to survive the consummation of the transactions contemplated hereby, reputational injury, or other burden or liability with respect to such purchase and sale.

                 5.1.6 Initial Business Plan. The initial business plan under the Shareholders' Agreement, in form and substance satisfactory to the Investor Companies in their sole discretion, shall have submitted to and approved by the Investor Companies.

         5.2 Conditions Precedent to Obligations of Company and the Selling Shareholders With Respect to the Closing. The obligations of the Company and the Selling Shareholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or before the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company and the Selling Shareholders:

                 5.2.1    Representations, Warranties and Covenants.

                 (a) All representations and warranties of the Investor Companies made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete as of the date hereof and on and as of the Closing Date as if made on and as of that date (except where such representation or warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), except for such failures to be true and correct (i) (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) which, individually and in the aggregate, would not have a Material Adverse Effect,
(ii) caused by general economic changes in the United States or (iii) that result from actions expressly permitted under or taken pursuant to this Agreement or the other Transaction Documents.

                 (b) All of the covenants and agreements to be complied with and performed by the Investor Companies on or before the Closing Date shall have been complied with or performed in all material respects.

                 (c) The Company and the Selling Shareholders shall have received a certificate, dated as of the Closing Date, executed on behalf of each of the Investor Companies by an authorized officer thereof, certifying in such detail as the Company and the Selling Shareholders may reasonably request that the conditions specified in Sections 5.2.1(a) and (b) have been fulfilled.

                 5.2.2 Closing Documents. The Investor Companies shall have delivered to the Company the documents identified in Section 6.2.

                 5.2.3 Consents or Approvals. Each of the governmental and other approvals, consents or waivers listed on Schedule 3.4.5 of the Chancellor Disclosure Schedule shall have been obtained.

                 5.2.4 No Chancellor Stock Price Below Floor. The Chancellor Stock Price, determined as of the Closing Date, shall not be less than US$42.75.

         5.3 Conditions to Each Party's Obligation. The respective obligations of each Party to effect the transactions contemplated hereby are subject to the satisfaction on or before the Closing Date of the following conditions:

                 5.3.1 Consents and Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained.

                 5.3.2 No Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no temporary restraining order, preliminary or permanent injunction, or other order, decree or judgment of any court, agency or other Governmental Entity or other legal restraint or prohibition shall be in effect against any Party which would prohibit or render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                 5.3.3 No Adverse Change in Law. No statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

                                   ARTICLE VI

                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

         6.1 Documents to be Delivered by the Company and the Selling Shareholders at the Closing. At the Closing, the Company, the Selling Shareholders and the Controlling Trust Agreement, as applicable, will deliver to the Investor Companies the following, in proper form for recording when appropriate:

                 6.1.1 Certification of Stock Register. A certified copy of the registers of the Company, the CPO Trust, the Controlling Trust, and the Depositary to evidence the issuance to the Investor of the Series A Shares, CPOs, ADSs, and beneficial interests to be owned by or attributable to it upon consummation of the transactions contemplated in this Agreement.

                 6.1.2 Certified Resolutions. Certified resolutions of the Board of Directors and the shareholders of the Company approving (i) the execution and delivery of this Agreement and each Transaction Document delivered by the Company pursuant hereto and (ii) authorizing the consummation of the transactions contemplated hereby and thereby, including the increase in authorized capital of the Company, the issuance of the Series A Shares thereby pursuant to this Agreement, and the adoption of the Bylaw Amendment.

                 6.1.3 Controlling Trust Agreement. A fully executed original counterpart of the Controlling Trust Agreement.

                 6.1.4 Bylaw Amendment. A certified copy of the Bylaw Amendment of the Company, together with certified copies of the bylaws of each Subsidiary of the Company amended in form and substance reasonably satisfactory to the Investor Companies to give effect to the limited corporate rights of the Investor as contemplated in the Transaction Documents.

                 6.1.5 Merger Agreement. A fully executed original counterpart of the Merger Agreement.

                 6.1.6 Shareholders' Agreement. A fully executed original counterpart of the Shareholders' Agreement.

                 6.1.7 Indemnification Agreements. A fully executed original counterpart of each Indemnification Agreement for Investor Designees.

                 6.1.8 Registration Rights Agreement. A fully executed original counterpart of the Registration Rights Agreement.

                 6.1.9 CPO Trust and Deposit Agreement. Fully executed original counterparts of the amended Trust Agreement with respect to the CPO Trust and the amended Deposit Agreement, amended in form and substance reasonably satisfactory to the Investor Companies to permit the deposit therein of any Series A Shares, CPOs and ADSs that the Investor acquires pursuant to this Agreement, or evidence, satisfactory to the Investor Companies in their reasonable discretion, that such amendments are not required.

                 6.1.10 Family Trust. A certified copy of the fully executed original of the amended and restated Family Trust, in form and substance reasonably satisfactory to the Investor Companies to establish the ownership and relationships among the Family Shareholders consistent with the structure previously described to the Investor Companies and including all provisions of the Shareholders' Agreement necessary therein to give effect to the Shareholders' Agreement.

                 6.1.11 Release of Liens. Proof of payment of lenders to the 1992 Trust and the Family Trust, and other evidence reasonably satisfactory to the Investor Companies, that all Liens (other than Liens arising under the Transaction Documents) on the Family CPOs and the Series A Shares that the Family Trust contributes to the Controlling Trust have been released.

                 6.1.12 Certificate. A certificate, dated the Closing Date, as described in Section 5.1.1.

                 6.1.13 Opinions. A written opinion of White & Case, S.C., counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor Companies, including an opinion as to
(a) the authorization, execution, delivery and enforceability of the Transaction Documents, (b) that the securities acquired by the Investor pursuant to this Agreement are duly authorized, validly issued, fully paid, and non-assessable and not issued in violation of any preemptive right, (c) as to the approval, validity and effectiveness of the Merger, (d) as to compliance with Mexican Law and receipt of all necessary consents under Mexican Law, (e) that neither the Company nor any of its Subsidiaries has incurred a Tax liability as a result of the transactions contemplated in this Agreement, (f) that the purchase and sale of the Family CPOs satisfies the standards (as to legal matters) set forth in Section 2.3, and (g) as to such other matters as Chancellor may reasonably request.

                 6.1.14 Other Documents. Such additional information and materials as the Investor Companies shall reasonably request.

         6.2 Documents to be Delivered by the Investor Companies at the Closing. At the Closing, the Investor Companies will deliver to the Company:

                 6.2.1 Certified Resolutions. Certified resolutions of the Boards of Directors or sole member (as appropriate) of the Investor Companies approving the execution and delivery of this Agreement and each of the other documents delivered by the Investor Companies pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby.

                 6.2.2 Merger Agreement. A fully executed original counterpart of the Merger Agreement executed by Newco.

                 6.2.3 Controlling Trust Agreement. A fully executed original counterpart of the Controlling Trust Agreement executed by the Investor.

                 6.2.4 Shareholders' Agreement. A fully executed original counterpart of the Shareholders' Agreement executed by the Investor Companies.

                 6.2.5 Registration Rights Agreement. A fully executed original counterpart of the Registration Rights Agreement executed by the Investor.

                 6.2.6 Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Investor Companies in the form described in Section 5.2.1.

                 6.2.7 Opinions. A written legal opinion of Vinson & Elkins L.L.P., counsel to the Investor Companies, as to the existence and good standing of Chancellor and that the Chancellor Stock delivered under this Agreement at Closing is, and the Chancellor Stock to be delivered pursuant to
Section 2.5 will be duly authorized, validly issued, fully paid, and non-assessable.

                                  ARTICLE VII

                         LIQUIDITY OF CHANCELLOR STOCK

         7.1     Right of First Offer.

                 (a) If at any time the Company desires to sell Chancellor Stock acquired pursuant to this Agreement, the Company shall give written notice (the "Offer Notice") to Chancellor stating (a) the number of shares of Chancellor Stock that the Company desires to sell (the "Offered Shares"), desired, (b) a price per share at which the Company wishes to sell (which shall not be more than the average of the closing sale prices, regular way, per share of Chancellor Stock on the Nasdaq Stock Market in U.S. dollars as reported in The Wall Street Journal for the ten consecutive trading days ending the trading day before the date the Offer Notice is given (the "Price"), and (c) an offer to sell the Offered Shares to Chancellor or Chancellor's designee at the Price.

                 (b) Upon receipt of the Offer Notice, Chancellor or any person designated by Chancellor (either, the "Designated Purchaser") shall have the right to purchase all (but not less than all) of the Offered Shares at the Price in accordance with the following provisions. Chancellor may exercise the right to purchase only by giving written notice (the "Acceptance Notice") to the Company no later than ten business days after delivery of the Offer Notice. The Acceptance Notice shall (i) state that the Designated Purchaser (who shall be identified by name in the Acceptance Notice, whether or not it is Chancellor) accepts the Company's offer for the Designated Purchaser purchase all (but not less than all) of the Offered Shares at the Price, and
(ii) state the time and place for the closing of the purchase of the Offered Shares, which (except as agreed otherwise by the Company and the Designated Purchaser) shall be at 10:00 a.m., Mexico City time, on the tenth business day after the date the Acceptance Notice is given and which shall be at the principal executive offices of Chancellor in Dallas, Texas, United States, unless the Company and the Designated Purchaser agree in writing to a different date, time or place. The Acceptance Notice shall be signed by Chancellor and by the Designated Purchaser (if other than Chancellor), at which time the Acceptance Notice shall become a binding obligation for the Company to sell to the Designated Purchaser, and the Designated Purchaser to purchase from the Company, the Offered Shares on the terms and conditions set forth in this
Section 7.1.

                 (c) At the closing, the Designated Purchaser's purchase of the Offered Shares shall be completed on the following terms and conditions:

                          (i) the Company shall deliver to the Designated Purchaser duly executed and acknowledged stock powers conveying the Offered Shares to the Designated Purchaser free and clear of all Liens (other than those created by the Designated Purchaser);

                          (ii) the Designated Purchaser shall pay the Company in legal currency of the United States, by wire transfer in federal (same day) funds to the account or accounts that the Company designates, the purchase price for the Offered Shares in an amount equal to the product of the Price multiplied by the number of Offered Shares; and

                          (iii) the Company and the Designated Purchaser shall each pay 50% of the transfer, stamp, or similar taxes (but not state or federal income taxes of the other person) due in connection with the conveyance of the Offered Shares to the Designated Purchaser.

                 (d) If Chancellor does not give a valid Acceptance Notice within the time period required under Section 7.1(b), or if Chancellor gives a valid Acceptance Notice but the Designated Purchaser fails for any reason (other than default by the Company) to close the purchase of the Offered Shares within the time period specified in Section 7.1(c), then the Company may sell the Offered Shares to a third party subject to satisfaction of the following conditions: (i) if the Offered Shares are sold in a public transaction across a stock exchange or inter-dealer quotation system that is not a directed or block trade to a specific buyer, the price at which the Offered Shares are sold shall be the market price (whether or not lower than the Price); (ii) if the Offered Shares are sold otherwise than as stated in the preceding clause (i), the price shall be equal to or greater than the Price; (iii) all the Offered Shares are sold; and (iv) the sale of all the Offered Shares is completed no later than 45 days (if Chancellor failed to give a valid Acceptance Notice) or 90 days (if Chancellor gave a valid Acceptance Notice but the Designated Purchaser failed to timely close the purchase of the Offered Shares) following the day on which the Offer Notice is given. If the Designated Purchaser is not Chancellor, Chancellor shall have no liability for any failure of the Designated Purchaser to close the purchase of the Offered Shares as specified in this Section 7.1.

                 (e) If the Company determines to proceed with a sale that does not meet the requirements of clause (d) of this Section, the Company shall re-offer the corresponding shares of Chancellor Stock to Chancellor in accordance with this Section.

         7.2 Liquidity for Certain Sales. If the Company determines that it must sell shares of Chancellor Stock acquired pursuant to this Agreement for Regulatory Reasons or that it should sell shares of such Chancellor Stock to finance an investment or acquisition that the Investor has approved under the terms of the Shareholders' Agreement, then the Company shall make the Offer Notice to Chancellor in accordance with Section 7.1. If Chancellor chooses not to exercise the right to purchase, then Chancellor will use its best efforts, in good faith, to afford liquidity to such shares of Chancellor Stock at prevailing market prices. Such efforts may include assisting the Company in finding a one or more purchasers for the shares in a private transaction or, at Chancellor's election, making available a registration for the resale of such shares under the Securities Act. In no event shall Chancellor or any of its Affiliates be obligated to purchase the Chancellor Stock except upon exercise of Chancellor's right of first offer under Section 7.1, or to take an action that would materially interfere with a material possible or pending transaction involving Chancellor. Chancellor's obligations under this paragraph are not assignable without Chancellor's prior written consent and shall terminate when the shares of Chancellor Stock acquired pursuant to this Agreement are first eligible for sale by the Company under Rule 144, whether or not subject to the manner-of-sale, volume, and other limitations of such Rule. "Regulatory Reasons" means the need to sell shares of Chancellor Stock to avoid characterization of the Company during the following year as an "investment company" or "foreign investment company" required to register under the United States Investment Company Act of 1940 or to avoid characterization of the Company during the following year as a "passive foreign investment company" under the United States Internal Revenue Code of 1986, as amended.

         7.3 Irrevocable Proxy. In order to effect the intentions of the Parties, the Company hereby constitutes and appoints the Board of Directors of Chancellor as its true and lawful proxy and attorney-in-fact to vote any and all of the shares of Chancellor Stock owned by the Company. The Company acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and that such proxy will continue for so long Chancellor owns at least ten percent of the equity interests in the Company.

         7.4 Post-Closing Notifications. The Investor Companies, the Company, and the Selling Shareholders will, and each will cause their respective Affiliates to, comply with any post-Closing notification or other requirements relating to this Agreement, to the extent then applicable to such Party, of any antitrust, trade competition, foreign or domestic investment or control, export or other Law of any Governmental Entity having jurisdiction over the Investor Companies, the Selling Shareholders, the Company or any of its Subsidiaries.

         7.5 Further Assurances. Each of the Selling Shareholders and the Company covenants and agrees that it shall and shall cause each Subsidiary, and each Selling Shareholder covenants and agrees that it shall cause the Company, at any time and from time to time after the Closing to execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise requested by the Investor Companies, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.


                                  ARTICLE VIII

                                  TERMINATION

         8.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time before the Closing, if the Party seeking to terminate is not then in material default or breach of this Agreement:

                 (a) By the mutual written consent of the Investor Companies and the Company;

                 (b)      By any of the Investor Companies or the Company:

                          (i) if the Closing shall not have occurred on or before nine months from the date of this Agreement;

                          (ii)    if a court or agency of competent
         jurisdiction or other Governmental Entity shall have issued a permanent injunction, order, decree or ruling or taken any other action (which injunction, order, decree or ruling the Investor Companies, the Company, and the Selling Shareholders shall use their best efforts to lift), in each case permanently restraining, enjoining, rendering unlawful or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Transaction Documents or any material part thereof in accordance with the terms hereof, and such order, decree, ruling, or other action shall become final and nonappealable;

                 (c)      By the Investor Companies:

                          (i) if, before the Closing Date, any Selling Shareholder or the Company is in breach of any representation, warranty, covenant or agreement herein contained of a nature that would cause the applicable conditions set forth in Section 5.1 not to be satisfied, and such breach shall not be cured within 20 days of the date of notice of default served by either Investor Company;

                          (ii) with respect to a Trading Event or a Banking Event during the five business days following the date on which the conditions to the Closing set forth in Section 5.1.3, Section 5.2.3, and Section 5.3.1 have been satisfied or waived;

                          (iii) if a Material Adverse Change occurs with respect to the Company; or

                 (d)      By the Company and the Selling Shareholders:

                          (i) if, before the Closing Date, any Investor Company is in breach of any representation, warranty, covenant or agreement herein contained of a nature that would cause the applicable conditions set forth in Section 5.2 not to be satisfied, and such breach shall not be cured within 20 days of the date of notice of default served by the Company or the Selling Shareholders.

         For purposes of this Agreement, a "Trading Event" shall mean that trading generally in securities on the New York Stock Exchange or the Mexican Stock Exchange shall have been suspended or materially limited; and a "Banking Event" shall mean that a general moratorium on commercial banking activities in New York, New York, or Mexico City, Mexico, shall have been declared by any federal or state authority.

         The right of any Party to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any person controlling any such Party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether before or after the execution of this Agreement.

         8.2 Effect of Termination. In the event of a termination of this Agreement by the Company, the Selling Shareholders, or the Investor Companies as provided in Section 8.1, there shall be no liability on the part of any Party to this Agreement, except for liability arising out of a breach of any covenant contained in this Agreement. Article IX and this Article VIII shall survive the termination of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival of Representations and Warranties and Covenants. Regardless of any investigation at any time made by or on behalf of any Party hereto or of any information any Party may have in respect thereof, none of the representations and warranties made in this Agreement shall survive the completion of the transactions contemplated in Article I and Article II other than the representations and warranties contained in the following provisions (the "Surviving Warranties"): Section 3.1.1, Section 3.1.2, Section 3.1.4,
Section 3.1.8, Section 3.1.9, Section 3.2.1, Section 3.2.2, Section 3.2.5,
Section 3.3.1, Section 3.3.2, Section 3.4.1, Section 3.4.2, and Section 3.4.6. From the date hereof to the Closing Date, the exclusive remedy of a Party for another Party's breach of a representation or warranty in this Agreement (other than a Surviving Warranty) is termination of this Agreement pursuant to Article
VIII.  Following the completion of the transactions contemplated in

Article I and Article II, no claim can be brought with respect to a breach of a representation or warranty other than any Surviving Warranty. No Party shall make or assert any claim with respect to any actual or alleged breach of any Surviving Warranty or any covenant contained in this Agreement (to the extent that such covenant was to have been performed before the Closing Date) at any time after the first anniversary of the Closing Date. Each of the covenants and agreements contained in Article VII shall survive the Closing indefinitely (or for such shorter period as is stated in such covenant).

         9.2 No Waiver Relating to Claims for Fraud. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in Section 9.1, shall be deemed a waiver by any Party to this Agreement of any right or remedy which such Party may have at law or equity based on any other Party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which a claim for fraud may be brought, or (c) the recourse which any such Party may seek against another Party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the Parties further acknowledge and agree that none of the provisions of this Section 9.2, nor any reference to this Section 9.2 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including defenses of statutes of limitations or limitations of damages.

         9.3 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a internationally recognized overnight courier service to the appropriate Party at the address specified below:

                 (a)      If to the Company, to:

                                  Grupo Radio Centro, S.A. de C.V.
                                  Av. Constituyentes 1154 (7  Piso)
                                  Col. Lomas Altas
                                  11950 Mexico, D.F.
                                  Facsimile No.:  (5)(25) 728-4875 or 4843
                                  Attention:  Adrian Aguirre Gomez

                          with a copy to each of (which shall not constitute notice for purposes of this Agreement):

                                  Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, New York  10006
                                  Facsimile No.: (212) 225-3999
                                  Attention:  Leslie N. Silverman

                                  White & Case, S.C.
                                  Torre Optima
                                  Paseo de las Palmas 405 - 5  Piso
                                  Col. Lomas de Chapcltepec
                                  11000 Mexico, D.F., Mexico
                                  Facsimile No.: (5) (25) 540-9699
                                  Attention:  Alberto Sepclveda Cosio

                 (b)      If to the Selling Shareholders to:

                                  Grupo Radio Centro, S.A. de C.V.
                                  Av. Constituyentes 1154 (7  Piso)
                                  Col. Lomas Altas
                                  11950 Mexico, D.F.
                                  Facsimile No.:  (5)(25) 728-4875 or 4843
                                  Attention:   Carlos de Jescs Aguirre Gomez &
                                               Rafael Felipe de Jescs Aguirre
                                               Gomez

                          with a copy to each of (which shall not constitute notice for purposes of this Agreement):

                                  Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, New York  10006
                                  Facsimile No.: (212) 225-3999
                                  Attention:  Leslie N. Silverman

                                  White & Case, S.C.
                                  Torre Optima
                                  Paseo de las Palmas 405 - 5  Piso
                                  Col. Lomas de Chapcltepec
                                  11000 Mexico, D.F., Mexico
                                  Facsimile No.: (5) (25) 540-9699
                                  Attention:  Alberto Sepclveda Cosio

                 (c)      If to Chancellor, to:

                                  Chancellor Media Corporation
                                  433 East Las Colinas Boulevard
                                  Suite 1130
                                  Irving, Texas 75039
                                  Facsimile No.: (972)
                                  Attention:  Eric C. Neuman

                          with a copy to (which shall not constitute notice for purposes of this Agreement):

                                  Vinson & Elkins L.L.P.
                                  3800 Trammell Crow Center
                                  2001 Ross Avenue
                                  Dallas, Texas 75201
                                  Facsimile No.: (214) 220-7716
                                  Attention: Robert L. Kimball

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

         9.4 Severability. The Parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable Law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         9.5 Expenses. Each Party will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

         9.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party without the prior written consent of the other Party which shall not be unreasonably withheld; provided, however, that (a) except for the limitations set forth in the Shareholders' Agreement, the Controlling Trust Agreement, and the Registration Rights Agreement, nothing in this Agreement is intended to limit the Investor's ability to sell or to transfer any or all of its interests in the Company or the Controlling Trust following the Closing Date, and (b) upon notice to the Company, the Investor Companies may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof, provided that the Investor Companies shall remain responsible for the full performance of all such obligations. The Company and the Selling Shareholders agree to execute acknowledgments of such assignment(s) in such forms as the Investor Companies may from time to time reasonably request. In the event of such a proposed assignment by the Investor Companies, the provisions of this Agreement shall inure to the benefit of and be binding upon the assigns of the Investor Companies.

         9.7 Waiver. The Investor Companies on the one hand or the Selling Shareholders and the Company on the other by written notice to the other may
(a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection therewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such Party may, without the prior written consent of the other Party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its Affiliates) representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         9.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any Party or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement, the other Transaction Documents, and that Further Assurances Agreement of even date herewith between the Investor Companies and each of the Family Shareholders (together with the Exhibits and Schedules hereto and thereto) constitute the entire agreement by and among the Parties, and there are no agreements or commitments by or among the Parties or their Affiliates except as expressly set forth herein and therein.

         9.9 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the Company, the Selling Shareholders, and the Investor Companies.

         9.10 Rights of the Parties. Except as provided in Section 9.6, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person other than the Parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         9.11 Brokers. The Investor Companies hereby agree to indemnify and hold harmless the Company and the Selling Shareholders against any liability, claim, loss, damage or expense incurred by the Company and the Selling Shareholders relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by the Investor Companies and not disclosed on the Chancellor Disclosure Schedule. The Company and the Selling Shareholders hereby agree to indemnify and hold harmless the Investor Companies against any liability, claim, loss, damage or expense incurred by the Investor Companies relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by the Company and the Selling Shareholders and not disclosed on the Company Disclosure Schedule or the Selling Shareholder Disclosure Schedule.

         9.12 Governing Law. This Agreement, including the interpretation, construction and validity hereof, shall be governed by the laws of the State of New York, United States.

         9.13    Arbitration.

                 (a) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any question regarding its existence, validity or termination, or regarding a breach thereof (hereafter, "dispute") shall be submitted to senior management representatives of the Investor Companies on the one hand and the Company and the Selling Shareholders on the other to attempt to reach an amicable resolution. A Party wishing to initiate consideration of a dispute hereunder shall give written notice to the other Parties hereto of the existence of such dispute and of the Party's desire to have representatives of the Parties consider the dispute. Such notice shall set forth a brief description of the nature of the dispute to be considered.

                 (b) If a dispute is not settled within 15 calendar days after notice is given to the other Parties seeking consideration of a dispute as provided above, then the dispute shall be finally settled by international arbitration under and in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, Paris, France in effect on the date of this Agreement (the "Rules"). A Party wishing to submit a dispute to arbitration shall give written notice to such effect to the other Parties hereto and to the International Chamber of Commerce International Court of Arbitration (the "ICC Court"). The Parties shall have 30 calendar days from another Party's notice of such a request for arbitration to designate the arbitrators for the dispute.

                 (c) Each of the Investor Companies on the one hand and the Company and the Selling Shareholders on the other shall designate one arbitrator and the two designated arbitrators shall in turn choose a third arbitrator, who shall also be the chairperson of the panel. The ICC Court shall confirm the appointment of such third arbitrator. If one of the two Parties appoints an arbitrator but the other Party fails to nominate its arbitrator within the 30-day period specified in Section 9.13(b) above, then the appointment of such second arbitrator shall be made by the ICC Court upon the request of the other Party; and if the appointed arbitrators shall fail to appoint the third arbitrator within 30 calendar days after the date of appointment of the most recently appointed arbitrator, the third arbitrator shall be appointed by the ICC Court upon the request of either Party.

                 (d) The arbitrators shall be legal practitioners having at least 10 years experience in international commercial legal matters in the 20 years immediately preceding commencement of the arbitration. In addition, the chairperson of the panel shall have at least 10 years experience in practice under the laws of the State of New York. The arbitration shall be conducted under and in accordance with the Rules, which Rules are deemed to be incorporated by reference to this clause. The site of the arbitration shall be New York City, New York, any award shall be deemed to have been made there and the language to be used in the arbitration proceedings shall be the English language. All direct testimony shall be submitted by sworn affidavit or written question and answer; reasonable discovery shall be permitted but shall be limited in all cases to requests for documentation. The decision of the arbitrators shall be rendered within 180 calendar days from the appointment of the last arbitrator, and shall be final and binding upon all Parties. Any award shall be in writing in the English language and state the reasons and contain reference to the legal grounds upon which it is based. The award may be made public only with the written consent of all parties to the arbitration, provided, however that any ruling or award, final or otherwise, may be cited in any subsequent dispute. The arbitrators shall neither have nor exercise any power to act as amicable compositeur or decide ex aequo et bono; or to award special, exemplary, indirect, consequential or punitive damages. The costs of the arbitration shall be fixed in accordance with Article 20 of the Rules.

         9.14    Certain Interpretative Matters and Definitions.

                 (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive,
(v) words in the singular include the plural and vice versa, (vi) the term "Subsidiary" of a specified person is an Affiliate controlled by such person directly, or indirectly through one or more intermediaries, (vii) the term "Affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified (provided, that the Investor Companies shall not be deemed Affiliates of the Company or the Controlling Trust ; and that the Company and the Controlling Trust shall not be deemed Affiliates of the Investor Companies, (viii) the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, (ix) the term "person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof, and (x) the term "including" (in its various forms) means "including without limitation." All references to "US$" or dollar amounts will be to lawful currency of the United States of America. All references to pesos will be to lawful currency of the United Mexican States.

                 (b) No provision of this Agreement will be interpreted in favor of, or against, the Parties by reason of the extent to which such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         9.15 No Recourse. The directors, officers, and stockholders of the Parties and their Affiliates shall not have any personal liability or obligation arising under this Agreement, the

Transaction Documents, or any transaction contemplated hereby or thereby (including any claims that the Company or a Selling Shareholder may assert), solely by reason of their capacity as such. In addition, no officer or representative of a Party delivering a certificate or other instrument pursuant to this Agreement or any other Transaction Document shall have any personal liability arising from such certificate or instrument.

         9.16 Specific Performance. The Parties recognize that in the event that any Party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. The Parties shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the Parties hereby waive the defense that there is an adequate remedy at law.

         9.17 Appointment of Shareholders' Representative. (a) By the execution and delivery of this Agreement, each Selling Shareholder hereby irrevocably constitutes and appoints Adrian Aguirre Gomez, Carlos de Jescs Aguirre Gomez, and Rafael Felipe de Jescs Aguirre Gomez, and each of them, with any two of them acting together, as the true and lawful agent and attorney-in-fact (the "Shareholders' Representative") of such Selling Shareholder with full authority and power of substitution to act in the name, place and stead of such Selling Shareholder with respect to the consummation of the transactions contemplated hereunder.

                 (b) The Investor Companies and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Shareholders' Representative as the action of each Selling Shareholder in all matters referred to herein, and each Selling Shareholder confirms all that the Shareholders' Representative shall do or cause to be done by virtue of his or her or its appointment as Shareholders' Representative.

                 (c) Each Selling Shareholder covenants and agrees that it will not voluntarily revoke the power of attorney conferred in this Section
9.17. If any Selling Shareholder dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Selling Shareholder being a "Former Selling Shareholder") and, as a result, the power of attorney conferred by this Section 9.17 is revoked by operation of law, it shall not be a breach by such Former Selling Shareholder under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Selling Shareholder (each a "Successor Selling Shareholder") confirms the appointment of the Shareholders' Representative as agent and attorney-in-fact for such Successor Selling Shareholder. Notwithstanding the foregoing sentence, if the power of attorney conferred by this Section 9.17 is revoked by operation of law and thereafter not reconfirmed by the Successor Selling Shareholder before the Closing, such revocation shall not be deemed a breach by the Successor Selling Shareholder of any of the provisions of this Agreement provided that the securities attributable to such Successor Selling Shareholder are delivered for transfer to the Investor at the Closing and further provided that such Successor Selling Shareholder executes and delivers such other certificates, documents or instruments (including any amendments hereto) that would have been delivered on its behalf by the Shareholders' Representative had such Successor Selling Shareholder reconfirmed the agency and power of attorney conferred by this
Section 9.17. The Shareholders' Representative may resign as the Shareholders' Representative for any reason and at any time by written notice to the Investor Companies and each Selling Shareholder. If at any time Adrian Aguirre Gomez, Carlos de Jescs Aguirre Gomez, or Rafael Felipe de Jescs Aguirre Gomez (or any successor Shareholders' Representative) resigns from his position as a Shareholders' Representative, the majority-in-interest of the Selling Shareholders shall designate a successor as soon as practicable and shall notify Chancellor in writing of such designation. Upon written notice delivered to Chancellor, the Selling Shareholders may change the identity of the Shareholders' Representative by written consent signed by the majority-in-interest of the Selling Shareholders (including as a result of the resignation by the Shareholders' Representative).

                 (d) Each of the Selling Shareholders hereby consents and agrees to all actions or inactions taken or omitted to be taken in good faith by the Shareholders' Representative under this Agreement or any other Transaction Document and hereby agrees to indemnify and hold harmless the Shareholders' Representative from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and legal fees and expenses) incurred in any claim, action, dispute or proceeding between any such person or persons and the Selling Shareholders (or any of them) or between any such person or persons and any third party or otherwise incurred or suffered as a result of or arising out of such actions or inactions.

         9.18 Public Announcements. The Company and the Selling Shareholders, on the one hand, and the Investor Companies, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act or the Exchange Act or Mexican securities laws.

         9.19 English Language. In the construction and interpretation of the terms and provisions of this Agreement, the English language version of this Agreement shall be the official version of this Agreement and any version of this Agreement that has been translated into another language shall have no force and effect except for purposes of enforcing this Agreement in a court of law that requires that the Agreement be presented in another language.

         9.20 Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         9.21 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                          [SIGNATURE PAGES ATTACHED]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Investor Companies, the Company, the Selling Shareholders, and the Family Shareholders, or the duly authorized officers of the Parties, as appropriate, effective as of the date first written above.


                               CHANCELLOR MEDIA CORPORATION



                               By:   /s/ ERIC C. NEUMAN
                                     -------------------------------------------
                                     Eric C. Neuman
                                     Senior Vice President


                               CHANCELLOR MEXICO LLC


                               By:   CHANCELLOR MEDIA CORPORATION
                                     Its Sole Member



                               By:   /s/ ERIC C. NEUMAN
                                     -------------------------------------------
                                     Eric C. Neuman
                                     Senior Vice President




            [Stock Purchase and Merger Agreement - Signature Page 1]

                               GRUPO RADIO CENTRO, S.A. DE C.V.



                               By:      /s/ ADRIAN AGUIRRE GOMEZ
                                        ----------------------------------------
                               Name:    Adrian Aguirre Gomez
                               Title:   Attorney-in-Fact



                               By:      /s/ CARLOS DE JESUS AGUIRRE GOMEZ
                                        ----------------------------------------
                               Name:    Carlos de Jesus Aguirre Gomez
                               Title:   Attorney-in-Fact



            [Stock Purchase and Merger Agreement - Signature Page 2]

                              SELLING SHAREHOLDERS


                               BANCOMER, S.A.,
                               INSTITUCION DE BANCA MULTIPLE
                               As Trustee of the Family Trust (No. F/29307-6)



                               By:      /s/ ADRIAN AGUIRRE GOMEZ
                                        ----------------------------------------
                               Name:    Adrian Aguirre Gomez
                               Title:   Attorney-in-Fact



                               By:      /s/ Rafael Felipe de Jesus Aguirre Gomez
                                        ----------------------------------------
                               Name:    Rafael Felipe de Jesus Aguirre Gomez
                               Title:   Attorney-in-Fact


                               BANCOMER, S.A.,
                               INSTITUCION DE BANCA MULTIPLE
                               As Trustee of the 1992 Trust (No. F/23020-1)



                               By:      /s/ ADRIAN AGUIRRE GOMEZ
                                        ----------------------------------------
                               Name:    Adrian Aguirre Gomez
                               Title:   Attorney-in-Fact



                               By:      /s/ Rafael Felipe de Jesus Aguirre Gomez
                                        ----------------------------------------
                               Name:    Rafael Felipe de Jesus Aguirre Gomez
                               Title:   Attorney-inFact


                               MARIA ESTHER GOMEZ TOVAR DE AGUIRRE



                               /s/ Maria Esther Gomez Tovar de Aguirre
                               -------------------------------------------------
                               Maria Esther Gomez Tovar de Aguirre



            [Stock Purchase and Merger Agreement - Signature Page 3]

                               MARIA ESTHER AGUIRRE GOMEZ



                               /s/ Maria Esther Aguirre Gomez
                               -------------------------------------------------
                               Maria Esther Aguirre Gomez


                               JOSE LUIS RODRIGUEZ IBARRA



                               /s/ Jose Luis Rodriguez Ibarra
                               -------------------------------------------------
                               Jose Luis Rodriguez Ibarra
                               (Solely for purposes of Section 3.2.2)



            [Stock Purchase and Merger Agreement - Signature Page 4]

                                   EXHIBIT D

                            SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is entered into and effective as of _____ __, 1998 [the Closing Date under the Acquisition Agreement], by and among CHANCELLOR MEDIA CORPORATION, a Delaware corporation ("Chancellor"); CHANCELLOR MEXICO LLC, a Delaware limited liability company ("Chancellor Mexico"); GRUPO RADIO CENTRO, S.A. DE C.V., a corporation organized under the laws of the United Mexican States (the "Company"); BANCOMER, S.A., Institucion de Banca Multiple, member of Grupo Financiero, Fiduciary Division, acting as trustee (the "Family Trustee") of trust number F/29307-6 dated June 3, 1998, established by the other initial Family Shareholders named hereafter (as amended from time to time, the "Family Trust"); __________, acting as trustee (the "Controlling Trustee"), of trust number ________ dated ____________, 1998, established by the Family Trust and Chancellor Mexico (as amended from time to time, the "Controlling Trust"); each of the other Persons identified on the signature pages to this Agreement as a Family Shareholder (as more specifically defined in Article I, collectively with the Family Trust, the "Family Shareholders"); and each of the other entities identified on the signature pages to this Agreement as an Investor (as more specifically defined in Article I, collectively with Chancellor and Chancellor Mexico, the "Investors").

         Chancellor and Chancellor Mexico are sometimes referred to herein collectively as the "Investor Companies." Each of the Investors, the Controlling Trust, and the Family Shareholders is hereinafter referred to individually as a "Shareholder" and are referred to collectively as the "Shareholders." Each of the Shareholders and the Company is hereinafter referred to individually as a "Party" and collectively as the "Parties."

         This Agreement is entered into as a material part of the consideration under, and pursuant to the terms of, a Stock Purchase and Merger Agreement dated as of July 9, 1998, among the Investor Companies, the Company, the Family Trustee, as trustee of the Family Trust, and certain selling shareholders named therein (including any amendments thereto, the "Acquisition Agreement").


                                   RECITALS:

         A. The Investor Companies and the Company jointly desire to develop programming and investment opportunities for the Spanish-language radio market in the United States and Latin America. In order to accomplish this goal and to align the interests of the Investors with the Family Shareholders, the Parties to this Agreement desire to implement (i) mutual rights of first offer and mutual tag-along rights for the Investors on the one hand and the Family Shareholders on the other, (ii) the principle that the Family Shareholders (through the Family Trust and the Controlling Trust) will control the management and operation of the Company, and (iii) the principle that the Investors (through the Controlling Trust) will have a neutral investment with only limited corporate rights.

         B. The Company has authorized capital stock as of the date hereof consisting of 318,762,992 Series A Shares of Common Stock, without par value (the "Series A Shares"), all of which will be issued and outstanding upon completion of the transactions contemplated in the Acquisition Agreement. No other capital stock of the Company is authorized or outstanding.

         C. Upon consummation of the transactions contemplated in the Acquisition Agreement, all of the issued and outstanding Series A Shares will be subject to either (i) the Controlling Trust or (ii) the trust (the "CPO Trust") established pursuant to that trust agreement dated May 24, 1993, among Nacional Financiera, S.A., as trustee (the "CPO Trustee"), the Company, and the 1992 Trust (as defined in the Acquisition Agreement), as grantors, pursuant to which the CPO Trustee has issued ordinary participation certificates ("CPOs"), each representing a financial interest in one Series A Share.

         D. The Company, Citibank, N.A., as depositary, and holders and beneficial owners of American Depositary Receipts ("ADRs") representing American Depositary Shares ("ADSs") have entered into a Deposit Agreement dated as of June 30, 1993, providing for the issuance of ADRs evidencing ADSs, each of which in turn represents nine CPOs.

         E. The ADSs are listed for trading on the New York Stock Exchange, and the CPOs are listed for trading on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.).

         F. Upon consummation of the transactions contemplated in the Acquisition Agreement, (i) the Controlling Trust will be the record owner of 88,696,919 Series A Shares, representing 27.83% of the issued and outstanding equity of the Company, (ii) the CPO Trust will be the record owner of 230,066,073 Series A Shares, representing 72.17% of the issued and outstanding equity of the Company, and (iii) no other capital stock of the Company will be outstanding.

         G. Upon consummation of the transactions contemplated in the Acquisition Agreement, the Investor will directly own (i) 10,264,293 ADSs and six CPOs, which in the aggregate represent 92,378,643 CPOs, or 28.98% of the issued and outstanding equity of the Company, and (ii) a 75.54% beneficial interest in the Controlling Trust, representing an interest in 67,002,853 Series A Shares or 21.02% of the issued and outstanding equity of the Company. In total, the Investor will own securities representing 50% of the issued and outstanding equity of the Company.

         H. Immediately following the consummation of the transactions contemplated by the Acquisition Agreement, (i) the Family Trust will own a 24.46% beneficial interest in the Controlling Trust, representing an interest in 21,694,066 Series A Shares or 6.81% of the issued and outstanding equity of the Company, and (ii) the Family Shareholders (other than the Family Trust) will own 29,910,196 CPOs representing 9.38% of the issued and outstanding equity of the Company. In total, the Family Shareholders will own securities representing 16.19% of the issued and outstanding equity of the Company.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter set forth, the Parties, intending legally to be bound, hereby agree as follows:


                                   ARTICLE I

                              GENERAL PROVISIONS;
                         REPRESENTATIONS AND WARRANTIES

         1.1 Certain Terms. Each capitalized term used and not otherwise defined in this Agreement shall have the meaning given such term in the Acquisition Agreement. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

                 "Acceptance Notice" has the meaning given that term in Section 3.1(b)(i)(1).

                 "Acquired SEs" means the Series A Share Equivalents represented by the ADSs, CPOs and the Controlling Trust Interests acquired by the Investor pursuant to the Acquisition Agreement (as such Acquired SEs may be changed, exchanged, converted, or otherwise adjusted from time to time to account for the effects of stock splits, stock combinations, stock dividends, mergers, or similar changes to the Company's Capital Stock, in which case the Acquired SEs shall also include any other equity securities received with respect to the Acquired SEs). A Series A Share Equivalent shall cease to be an Acquired SE when it has been Transferred as described in Section 3.1(d)(ii) or
Section 3.1(d)(iii).

                 "Acquisition Agreement" has the meaning given that term in the third paragraph of this Agreement.

                 "ADRs" has the meaning given that term in paragraph D of the Recitals to this Agreement.

                 "ADSs" has the meaning given that term in paragraph D of the Recitals to this Agreement.

                 An "Affiliate" of a Person means (i) in all cases, any Person controlling, controlled by, or under common control with, such Person; (ii) the spouse, sibling, parent, child or other immediate family member of such Person; and (iii) in the case of the Investors, "Affiliate" also means (u) HMTFI, (v) Hicks, Muse, Tate & Furst (Latin America) Incorporated, (w) Hicks, Muse, Tate & Furst Latin America Fund, L.P., (x) Hicks, Muse, Tate & Furst Latin America Private Fund, L.P., (y) the Ibero-American Fund to which an Affiliate of Hicks, Muse, Tate & Furst Latin America Fund, L.P., is party, and (z) any officer or employee of HMTFI or other Affiliate (as defined in the preceding clause (i)) of HMTFI. A Person will be deemed to control another Person (other than a natural person) if the first Person possesses, directly or indirectly, the power to direct or cause the direction or management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any of the Family Shareholders shall be deemed Affiliates of the Investors, and none of the Investors or their Affiliates shall be deemed Affiliates of the Company or any of the Family Shareholders.

                 "Aguirre" means Adrian Aguirre Gomez.

                 "Approved" or "Approval of" or "Approved by" shall mean (i) with respect to the Investors, the written consent of the Majority in Interest of the Investors (acting through the Investor Representative) or of the majority of the Investor Designees or of the majority of the members of the Technical Committee designated by the Investors; and (ii) with respect to the Family Shareholders, the written consent of the Family Trust (if all Family Shareholders (other than the Family Trust) at that time are also beneficiaries of the Family Trust) or (if any Family Shareholder other than the Family Trust is not a beneficiary of the Family Trust) the written consent of the Majority in Interest of the Family Shareholders (acting through the Family Shareholder Representative). The consent in each case shall be obtained before the taking of the action for which it is required hereunder.

                 "beneficial ownership" or "beneficially owned" shall have the same meaning as in Rule 13d-3 under the Exchange Act, or any successor provision.

                 "Bolsa" means The Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.) or any successor stock exchange.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States, or Mexico City, D.F., Mexico, are authorized by law to close.

                 "Capital Stock" means the collective reference to Series A Shares, any Series A Share Equivalents, and any other series of capital stock or equivalents thereof issued from time to time by the Company. In determining the number of shares of Capital Stock held by a Shareholder for any purpose under this Agreement, numbers shall be based on the number of underlying shares of capital stock of the Company represented by such Capital Stock, without duplication.

                 "Capital Stock Pledge" means any pledge or granting of a security interest in, or the encumbrance of, Capital Stock.

                 "Chancellor" has the meaning given that term in the first paragraph of this Agreement.

                 "Chancellor Mexico" has the meaning given that term in the first paragraph of this Agreement.


                 "Chancellor Stock" means any equity security that Chancellor issued or issues.

                 "Charter" means the certificate of incorporation (escritura constitutiva) and bylaws (estatutos sociales).

                 "Company" has the meaning given that term in the first paragraph of this Agreement.

                 "Company Market Price" has the meaning given that term in
Section 4.3.

                 "Controlling Trust" has the meaning given that term in the first paragraph of this Agreement.

                 "Controlling Trust Agreement" means the agreement establishing the Controlling Trust identified in the first paragraph of this Agreement, as it may be amended from time to time.

                 "Controlling Trustee" has the meaning given that term in the first paragraph of this Agreement.

                 "Controlling Trust Interest" means a beneficial interest in the Controlling Trust.

                 "CPOs" has the meaning given that term in paragraph C of the Recitals to this Agreement.

                 "CPO Trust" has the meaning given that term in paragraph C of the Recitals to this Agreement.

                 "CPO Trustee" has the meaning given that term in paragraph C of the Recitals to this Agreement.

                 "Demand Offering" has the meaning given that term in the Registration Rights Agreement.

                 "Demand Request" has the meaning given that term in the Registration Rights Agreement.

                 "Eligible Shareholder" has the meaning given that term in
Section 3.1(c)(i).

                 "EBITDA" means the Company's consolidated earnings before interest, taxes, depreciation and amortization as per the consolidated financial statements of the Company prepared in accordance with Mexican generally accepted accounting principles. EBITDA shall not include any subsidiary or investment the results of which are not consolidated (such as investments accounted for on the equity method of accounting).

                 "Exchange Act" means the United States Securities Exchange Act of 1934 or any successor federal statute of the United States, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

                 "Exercise Notice" has the meaning given that term in Section
4.1.

                 "Existing Shareholder" means the individuals listed on
Schedule I hereto who on the initial date hereof execute and deliver to the Company and the Investor Companies a counterpart signature page to this Agreement.

                 "Family Designee" has the meaning given that term in Section 2.1(a)(i).

                 "Family Shareholders" means the Family Trustee as trustee for the Family Trust, Maria Esther Gomez Tovar de Aguirre, Maria Esther Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Maria Guadalupe Aguirre Gomez, Adrian Aguirre Gomez, Maria Elena Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Rafael Felipe de Jesus Aguirre Gomez, Maria Trinidad Aguirre Gomez, and Jose Manuel Aguirre Gomez, and their permitted successors and assigns who execute and deliver to the Company and the Investors a counterpart signature page to this Agreement or a separate agreement to be bound by the terms hereof (which counterpart signature page or separate agreement shall identify such Person as a Family Shareholder and shall include the signature of such Person's spouse, if the Capital Stock is held as community property or in sociedad conyugal), and, in each case so long as such Person holds Capital Stock.

                 "Family Shareholder Representative" has the meaning given that term in Section 6.17.

                 "Family Trust" has the meaning given that term in the first paragraph of this Agreement.

                 "Family Trustee" has the meaning given that term in the first paragraph of this Agreement.

                 "Fully-Diluted Series A Shares" means, at any time, the then outstanding Series A Shares of the Company plus (without duplication) all Series A Shares issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Series A Share Equivalents.

                 "HMTFI" means Hicks, Muse, Tate & Furst Incorporated.

                 "Investor Designee" has the meaning given that term in Section 2.1(a)(ii).

                 "Investor Representative" means, initially, Chancellor and thereafter means any other single Person designated in writing as the Investor Representative by a Majority in Interest of the Investors in a notice given to the Company and the Family Shareholder Representative.

                 "Investors" means Chancellor, Chancellor Mexico, and their permitted successors and assigns who execute and deliver to the Company and the Family Shareholder Representative a counterpart signature page to this Agreement or a separate agreement to be bound by the terms hereof (which counterpart signature page or separate agreement shall identify such Person as an Investor), and, in each case so long as such Person holds Capital Stock or a Controlling Trust Interest.

                 "Majority in Interest" means (i) with respect to the Investors, Investors who then hold Acquired SEs representing at least a majority of the Fully-Diluted Series A Shares represented by the Acquired SEs that all of the Investors then hold, or (ii) with respect to the Family Shareholders, the Family Shareholders who then hold Series A Share Equivalents representing at least a majority of the Fully-Diluted Series A Shares represented by the Series A Share Equivalents that all of the Family Shareholders then hold, in each case without duplication.

                 "Mandatory Repurchase Right" has the meaning given that term in Section 4.1.

                 "Mexico" means the United Mexican States.

                 "Non-Offering Shareholders" has the meaning given that term in
Section 3.1(b)(i).

                 "NYSE" means The New York Stock Exchange, Inc., or any successor securities exchange.

                 "Offer Notice" has the meaning given that term in Section 3.1(b)(i).

                 "Offer Price" has the meaning given that term in Section 3.1(b)(i).

                 "Offered Interest" has the meaning given that term in Section 3.1(b)(i).

                 "Offered SEs" has the meaning given that term in Section 3.1(c)(i).

                 "Offering" means a Demand Offering or a Piggyback Offering as defined in the Registration Rights Agreement.

                 "Offering Shareholder" has the meaning given that term in
Section 3.1(b)(i).

                 "Participating Shareholders" has the meaning given that term in Section 3.1(c)(i).

                 "Participation Notice" has the meaning given that term in
Section 3.1(c)(i)(1).

                 "Participation Offer" has the meaning given that term in
Section 3.1(c)(i).

                 "Party" and "Parties" have the meanings given those terms in the first paragraph of this Agreement.

                 "Permitted Transfer" means (i) a transfer upon the death of a Shareholder to such Shareholder's executors, administrators, testamentary trustees, legatees or beneficiaries; (ii) an involuntary transfer mandated by operation of law; provided that in the case of divorce the transferring Shareholder shall use his or her best efforts to have all shares of Capital Stock owned by him or her (whether as separate property, community property, in sociedad conyugal or otherwise) and subject to this Agreement to be allocated to such Shareholder as such Shareholder's separate property; (iii) a gift or donation (conditional or otherwise) made by a Shareholder to the spouse or natural or adoptive children or stepchildren of that Shareholder, or to a trust established for the benefit of such Shareholder or one or more of those Persons; (iv) with respect to any Existing Shareholder other than a Restricted Family Designee, a transfer to at least two-thirds of the other Existing Shareholders in equal amounts; (v) with respect to any Existing Shareholder, a transfer to any Restricted Family Designee; (vi) with respect to any Restricted Family Designee, a transfer that does not involve Restricted Family Designee Initial Shares so long as the transfer is to at least two-thirds of the other Existing Shareholders in equal amounts; (vii) with respect to the Investors, a transfer to an Affiliate; (viii) with respect to the Investors, a Capital Stock Pledge or the imposition of any Lien on or negative pledge affecting Series A Share Equivalents or the interest of such other entity in connection with a bona fide financing transaction; or (ix) a transfer to any Person when such transfer is specifically Approved as a Permitted Transfer by the Investors and the Family Shareholders; in each case
(i) through (ix) so long as the transferee takes subject to the rights of others established in this Agreement and complies with the requirements of
Section 3.1(a)(i).

                 "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

                 "PORTAL" means the National Association of Securities Dealers' Private Offerings, Resales and Trading through Automated Linkages system.

                 "Price" has the meaning given that term in Section 3.1(c)(i).

                 "Primary Ownership Threshold" means Acquired SEs representing 50% of Fully-Diluted Series A Shares that all the Acquired SEs represent, as such number may be adjusted from time to time to account for the effects of stock splits, stock combinations, stock dividends or similar adjustments to the Capital Stock.

                 "Purchasing Shareholders" has the meaning given that term in
Section 3.1(b)(ii).

                 "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date of this Agreement and signed by the Company, the Investor, the Controlling Trust, and the Family Trust, as it may be amended from time to time.

                 "Reporting Investors" means those members of the Investors that are required or are permitted (and have elected to do so) under applicable accounting rules to report their investment in Acquired SEs of the Company on either a consolidated basis or using the equity method of accounting.

                 "Repurchase Price" has the meaning given that term in Section 4.2.

                 "Repurchase Closing" has the meaning given that term in
Section 4.4.

                 "Repurchase Closing Date" has the meaning given that term in
Section 4.4.

                 "Repurchase SEs" has the meaning given that term in Section
4.1.

                 "Repurchaser" means the Family Trust and each of the Family Shareholders, jointly and severally.

                 "Restricted Family Designees" means Messrs. Aguirre and Carlos de Jesus Aguirre Gomez, or the successor of each designated in accordance with
Section 2.19.

                 "Restricted Family Designee Initial Shares" means (a) the Series A Share Equivalents that a Restricted Family Designee holds on the date hereof (after consummation of the transactions contemplated in the Acquisition Agreement) or, (b) with respect to successor Restricted Family Designees, the Series A Share Equivalents held by the successor at the time the Person becomes a successor Restricted Family Designee or, if less (for Existing Shareholders only), the Series A Share Equivalents that such successor holds on the date hereof (after consummation of the transactions contemplated in the Acquisition Agreement).

                 "ROFO Closing" has the meaning given that term in Section 3.1(b)(ii).

                 "ROFO Closing Period" has the meaning given that term in
Section 3.1(b)(ii).

                 "Secondary Ownership Threshold" means Acquired SEs representing 25% of the Fully-Diluted Series A Shares that all the Acquired SEs represent, as such number may be adjusted from time to time to account for the effects of stock splits, stock combinations, stock dividends or similar adjustments to the Capital Stock.

                 "Securities Act" means the United States Securities Act of 1933 or any successor federal statute of the United States, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

                 "Series A Share Equivalents" means (without duplication with any other Series A Shares or Series A Share Equivalents) Series A Shares, rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, or representing a financial interest in, directly or indirectly, Series A Shares or securities convertible or exchangeable into Series A Shares or a beneficial interest in, directly or indirectly, Series A Shares or securities convertible or exchangeable into Series A Shares, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including CPOs, ADSs, Controlling Trust Interests, and beneficial interests in the Family Trust.

                 "Series A Shares" has the meaning given that term in paragraph B of the Recitals to this Agreement.

                 "Shareholders" has the meaning given that term in the second paragraph of this Agreement.

                 "Special Family Designees" means Messrs. Aguirre, Carlos de Jesus Aguirre Gomez, and Rafael Felipe de Jesus Aguirre Gomez, or the successor of each designated in accordance with Section 2.19.

                 "Substitute Designee" has the meaning given that term in
Section 2.1(c).

                 "Technical Committee" means the technical committee under the Controlling Trust Agreement.

                 "Tertiary Ownership Threshold" means Acquired SEs representing 10% of the Fully-Diluted Series A Shares that all the Acquired SEs represent, as such number may be adjusted from time to time to account for the effects of stock splits, stock combinations, stock dividends or similar adjustments to the Capital Stock.

                 "Transaction Documents" has the meaning given that term in the Acquisition Agreement.

                 "Transfer" means, (i) with respect to the Family Shareholders, any disposition of any security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act and any lease, exchange, transfer, gift, donation (conditional or otherwise), bequest, assignment or Capital Stock Pledge of (in one transaction or a series of related transactions) any security of the Company (including Series A Share Equivalents), voluntarily or involuntarily, by operation of law or otherwise and (ii) with respect to the Investors, any disposition of any security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act and any lease, exchange, transfer, gift, donation (conditional or otherwise), bequest, or assignment (in one transaction or a series of related transactions) of any security of the Company (including Series A Share Equivalents) or of any entity (including Chancellor Mexico) substantially all of the assets of which are securities (and related rights) of the Company (including Series A Share Equivalents), voluntarily or involuntarily, by operation of law or otherwise.

                 "Transferor" has the meaning given that term in Section 3.1(c)(i).

                 "Transferor's Notice" has the meaning given that term in
Section 3.1(c)(i).

                 "Triggering Event" has the meaning given that term in Section 4.5.

                 "United States" means the United States of America.

                 "Withdrawing Designee" has the meaning given that term in
Section 2.1(c).

         1.2     References and Titles.  Unless the context otherwise requires,
(a) all references in this Agreement to Articles, Sections, subsections and other subdivisions refer to the corresponding Articles, Sections, subsections and other subdivisions of this Agreement, (b) titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein, (c) the words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited, (d) the words "this Article," "this Section" and "this subsection," and words of similar import, refer only to the Articles, Sections or subsections hereof in which such words appear, (e) the word "or" is not exclusive, and (f) the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. All references to "$," "US$" "dollars," or dollar amounts will be to lawful currency of the United States, all references to "Ps," "pesos" or peso amounts will be to lawful currency of Mexico.

         1.3     Representations and Warranties.

                 (a)      The Company hereby represents and warrants to each
Shareholder:

                          (i) the Company has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement and the completion by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                          (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms; and

                          (iii) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which the Company is subject, (B) violate any order, judgment or decree applicable to the Company, or (C) conflict with, or result in a breach or default under, any term or condition of the Company's Charter or any agreement or other instrument to which the Company is a party or by which the Company is bound.

                 (b) Each of the Family Shareholders, severally and not jointly, represents and warrants to the Investors and the Company that:

                          (i) it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

                          (ii) this Agreement has been duly and validly executed and delivered by it and constitutes the binding obligation of it enforceable against it in accordance with the Agreement's terms; and

                          (iii) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which it is subject, (B) violate any order, judgment or decree applicable to it, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, as applicable, trust agreement, or any agreement or other instrument to which it is a party or by which it is bound.

                 (c) Each of the Investors represents and warrants to each other Shareholder and the Company that:

                          (i) it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

                          (ii) this Agreement has been duly and validly executed and delivered by it and constitutes the binding obligation of it enforceable against it in accordance with the Agreement's terms; and

                          (iii) the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which it is subject, (B) violate any order, judgment or decree applicable to it, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, as applicable, trust agreement, or any agreement or other instrument to which it is a party or by which it is bound.

                                   ARTICLE II

                           MANAGEMENT OF THE COMPANY;
                         ACTIVITIES OF THE SHAREHOLDERS

         2.1 Board of Directors; Committees. The Parties shall take all action within their respective power required to cause the following to occur:

                 (a) The board of directors of the Company shall at all times consist of no more than nine principal directors and their respective alternates (suplentes) or such lesser number as equals the sum of the number of Family Designees and the number of Investor Designees. Subject to the provisions set forth in this Section 2.1(a), the Company's directors shall be elected or appointed to serve as follows:

                          (i) The Family Shareholders shall designate six principal directors and their respective alternates (suplentes) to serve on the Company's board of directors (each, a "Family Designee"); it being agreed that at least two of the six principal directors designated by the Family Trust shall be Special Family Designees; and

                          (ii) The Investors shall designate the following numbers of principal directors and their respective alternates (suplentes) to serve on the Company's board of directors (each, an "Investor Designee"):

                                  (A)      three Investor Designees and their
                 respective alternates (suplentes) to serve on the Company's board of directors as long as the Investors beneficially own Acquired SEs equal to or greater than the Primary Ownership Threshold;

                                  (B)      two Investor Designees and their
                 respective alternates (suplentes) to serve on the Company's board of directors as long as the Investors beneficially own Acquired SEs fewer than the Primary Ownership Threshold and equal to or greater than the Secondary Ownership Threshold;

                                  (C)      one Investor Designee and his
                 alternate (suplente) to serve on the Company's board of directors as the Investors beneficially own Acquired SEs fewer than the Secondary Ownership Threshold and equal to or greater than the Tertiary Ownership Threshold; and

                                  (D)      none, if the Investors beneficially
                 own Acquired SEs fewer than the Tertiary Ownership Threshold.

         Unless otherwise Approved by the Family Shareholders and the Investors, no principal director or alternate (suplente) may be an officer, director or greater than 10% shareholder of any company (other than the Company, its subsidiaries, and its network affiliates) that engages primarily in the business of radio or television broadcasting or programming in Mexico City.

                 (b) Unless otherwise Approved by the Family Shareholders and the Investors, the board of directors of the Company shall have as committees only an Executive Committee and a Compensation Committee, which shall have the authority and be comprised as follows:

                          (i) The Executive Committee of the board of directors of the Company shall be vested with all the powers of the Company's board of directors, subject to the exceptions established in the Company's Charter, the powers delegated to other committees of the board of directors, and the limited corporate rights of the Investors. The Executive Committee shall have five members and their respective alternates (suplentes). So long as the Investors are entitled to designate at least one director, then the Investors shall also be entitled to designate one of the Investor Designees as a member of the Executive Committee. All other members of the Executive Committee shall be designated by the Family Shareholders or otherwise in accordance with the Company's Charter and applicable law, but at least two of the members of the Executive Committee shall be Special Family Designees so long as the Investors are entitled to designate at least one director.

                          (ii) The Compensation Committee of the board of directors of the Company shall periodically review the compensation, employee benefit plans, and fringe benefits paid to or provided for officers of the Company, recommend the annual salaries and bonuses of the Company's officers to the board of directors for approval, monitor the Company's incentive programs and plans, and engage compensation experts and consultants to advise the Compensation Committee and the board of directors. The Compensation Committee shall have two members and their respective alternates (suplentes). So long as the Investors are entitled to designate at least one director, then one member of the Compensation Committee shall be an Investor Designee and one member shall be a Special Family Designee who is not in the Company's management. If the Investors cease to be entitled to designate at least one director, then the members and size of the Compensation Committee shall be determined by the Family Shareholders or otherwise in accordance with the Company's Charter and applicable law.

                 (c) If any Family Designee or Investor Designee (a "Withdrawing Designee") is unable to serve, or once having commenced to serve, is removed or withdraws from the board of directors of the Company, such Withdrawing Designee's replacement (the "Substitute Designee") on the board of directors (and, if applicable, any executive or similar committee thereof) shall be designated in accordance with Section 2.1(a). Until the Substitute Designee has been elected, the alternate (suplente) for the Withdrawing Designee shall serve on the board of directors of the Company and on the related committee(s), if any, as principal Family Designee or Investor Designee, as the case may be, with the same powers, rights and committee memberships as the Withdrawing Designee had. The Parties shall take all action within its, his or her power to seat the Substitute Designee in place of the Withdrawing Designee, including, but not limited to, the voting of Capital Stock of the Company and the giving of, and causing such Shareholder's representatives or designates on the Technical Committee to give, appropriate instructions to the Controlling Trustee to cause the election of the Substitute Designee as soon as practicable following the designation of the Substitute Designee.

                 (d) If any Party is entitled to designate a director or directors but chooses not to designate a director or directors, such directorship or directorships shall remain vacant unless such vacancy results in less than the minimum number of directors required by law, in which case the vacancy or vacancies shall be filled by an individual or individuals elected by the shareholders of the Company in the manner provided by the Company's Charter.

                 (e) The Parties agree that no action shall be taken at any meeting of the board of directors of the Company (or any committee thereof on which an Investor Designee sits) unless each director or member (or committee member, as appropriate) shall receive at least two Business Days' notice of the meeting or shall waive that notice in writing before the meeting; and further, if the Investors are then entitled to designate a director or directors or a member or members but that directorship or directorships or membership or memberships are vacant, before any action being taken at any such meeting the Investor Representative must also receive at least two Business Days' notice of the meeting or shall waive that notice in writing and the Investor Representative also shall receive by that date any materials for the meeting distributed to the other directors or members before the meeting. Each Investor Designee and the Investor Representative shall have the right to attend any meeting or meetings by telephone. The board of directors shall not take any action without such notice unless such notice is waived in writing by all of the Investor Designees or by the Investor Representative if the Investors are entitled to designate a director under this Agreement but do not have an Investor Designee serving on the board of directors at that time.

                 (f) All designations under this Section 2.1 shall be made in writing and delivered to the Chief Executive Officer of the Company, the Family Shareholder Representative, the Investor Representative and the Controlling Trustee and shall take effect upon such notice unless a later time of effectiveness is specified in the notice.

         2.2 Technical Committee. The Shareholders shall take all action within their respective power required to cause the following to occur:

                 (a) The Technical Committee shall at all times consist of no more than six principal members and their respective alternates (suplentes). Subject to the provisions set forth in this Section 2.2(a), the members of the Technical Committee shall be appointed to serve as follows:

                          (i) The Family Shareholders shall appoint four principal members of the Technical Committee and their respective alternates (suplentes); it being agreed that at least two of the four principal members of the Technical Committee appointed by the Family Shareholders shall be Special Family Designees; and

                          (ii) The Investors shall appoint two principal members of the Technical Committee and their respective alternates (suplentes) so long as the Investors beneficially own

         Controlling Trust Interests or Acquired SEs that are required under Mexican law to be neutral but that cannot be neutralized through deposit into the CPO Trust (in which case the Investors shall have the right to deposit them into the Controlling Trust). Unless otherwise Approved by the Family Shareholders and the Investors, no principal member or alternate (suplente) of the Technical Committee shall be an officer, director or greater than 10% shareholder of any company (other than the Company, its subsidiaries, and its network affiliates) that engages primarily in the business of radio or television broadcasting or programming in Mexico City.

                 (b) If any designee to the Technical Committee is unable to serve, or once having commenced to serve, is removed or withdraws from the Technical Committee, the Party that designated such designee shall have the sole right to designate such designee's replacement. Until the substitute designation has been made, the alternate (suplente) for the withdrawing designee shall serve on the Technical Committee with the same powers, rights and committee memberships as the withdrawing designee had.

                 (c) If any Party is entitled to designate a member or members of the Technical Committee but chooses not to designate a member or members, such membership or memberships shall remain vacant unless such vacancy results in less than the minimum number of members required by the Controlling Trust Agreement, in which case the vacancy or vacancies shall be filled in the manner provided by the Controlling Trust Agreement.

                 (d) The Shareholders agree that no action shall be taken at any meeting of the Technical Committee unless each member of the Technical Committee shall receive at least two Business Days' notice of the meeting or shall waive that notice in writing; and further, if the Investors are then entitled to designate a member or members but that membership or memberships are vacant, before any action being taken at any such meeting the Investor Representative must also receive at least two Business Days' notice of the meeting or shall waive that notice in writing and the Investor Representative also shall receive by that date any materials for the meeting distributed to the other members before the meeting. Each designee of the Investors on the Technical Committee shall have the right to attend any meeting or meetings by telephone. The Technical Committee shall not take any action without such notice unless such notice is waived in writing by all of the Investors' designees to the Technical Committee or by the Investor Representative if the Investors are entitled to designate a member under this Agreement but do not have a designee serving on the Technical Committee at that time.

                 (e) All designations under this Section 2.2 shall be made in writing and delivered to the Controlling Trustee, the Family Shareholder Representative and the Investor Representative and shall take effect upon notice to the Controlling Trustee unless a later time of effectiveness is specified in the notice.

         2.3 Selection of Statutory Auditors. As long as the Investors beneficially own Acquired SEs equal to or greater than the Primary Ownership Threshold, the Parties shall take all action within their respective power to appoint a statutory auditor (comisario) of the Company and its alternate that is designated by the Investors. All other statutory auditors (comisarios) and their alternates shall be elected in accordance with the Company's Charter and applicable law. If the Investors choose to exercise their right to designate a statutory auditor, they shall do so by sending written notice of that election and the designation to the Chief Executive Officer of the Company and to the Controlling Trustee. Unless otherwise Approved by the Family Shareholders and the Investors, no statutory auditor (comisario) of the Company shall individually be an officer, director, greater than 10% shareholder, or statutory auditor (comisario) of any company (other than the Company, its subsidiaries, and its network affiliates) that engages primarily in the business of radio or television broadcasting or programming in Mexico City.

         2.4 Protection of Rights. The Parties shall take all action within their respective power required to cause the following to occur:

                 (a) No Family Designee shall be removed from the board of directors unless Approved by (or at the written direction of) the Family Shareholders. No designee of the Family Shareholders to the Technical Committee shall be removed from the Technical Committee unless Approved by (or at the written direction of) the Family Shareholders. A Family Designee shall be removed as a director of the Company upon written instructions by the Family Shareholders to the Controlling Trustee and the Company.

                 (b) No Investor Designee shall be removed from the board of directors unless Approved by (or at the written direction of) the Investors. No designee of the Investor to the Technical Committee shall be removed from the Technical Committee unless Approved by (or at the written direction of) the Investors. An Investor Designee shall be removed as a director of the Company upon written instructions by the Investors to the Controlling Trustee and the Company.

                 (c) No action shall be taken at any meeting of the shareholders of the Company unless the Investor Representative shall receive at least 10 Business Days' notice of the meeting or shall waive that notice in writing. A representative of the Investors shall have the right to attend any meeting or meetings by telephone. The Parties agree to take all action within its, his or her power, including the voting of Capital Stock (or directing the Controlling Trustee to so vote such Capital Stock) and the casting of votes at the Technical Committee, to prevent action on which the Investors have limited corporate rights under Section 2.7 from being taken by the shareholders of the Company without such notice unless the Investor Representative waives such notice in writing.

         2.5 Director and Officer Indemnification and Insurance. The Company shall (a) execute and enter into an Indemnification Agreement with each member or alternate of the board of directors in the form attached as Exhibit A to this Agreement [same as Exhibit C to the Acquisition Agreement], and (b) obtain and maintain director and officer liability insurance in such amounts and with such coverage as to provide each such member or alternate of the board of directors and officers of the Company with coverage of at least US$25 million for a single occurrence.

         2.6 Other Activities of the Shareholders; Fiduciary Duties. It is expressly understood and agreed that the Investors and their Affiliates have interests in other business ventures that may be competitive with the activities of the Company and that, to the fullest extent permitted by law, nothing in this Agreement shall limit the current or future business activities of the Investors or any of their respective Affiliates whether or not such activities are competitive with those of the Company. Chancellor will disclose, from time to time, to the Company any material ownership interests it or any of its consolidated subsidiaries has in other companies engaged primarily in the business of Spanish language radio or television broadcasting or programming in Mexico (excluding ownership positions of less than five percent in publicly traded companies). Except as expressly provided herein, nothing in this Agreement shall limit the ability of any Shareholder to exercise its rights under this Agreement or as a shareholder of the Company in accordance with its own best judgment. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company, as such, of any fiduciary duties they may have to the shareholders of the Company.

         2.7 Investors' Limited Corporate Rights. The Parties recognize that the Family Shareholders will control the Company and its management for as long as the Controlling Trust holds the majority of the outstanding Series A Shares of the Company. In contrast, the Investors will have only limited corporate rights as a result of their participation in the Controlling Trust, which will require certain action to be taken by the mutual agreement of the Family Shareholders and the Investors. Accordingly, the Company and the Shareholders agree that, so long as the Investors beneficially own Acquired SEs equal to or greater than the Primary Ownership Threshold and also beneficially own Series A Share Equivalents representing equal to or greater than 10% of the Fully-Diluted Series A Shares, unless otherwise Approved by the Investors, the Company shall not (and its subsidiaries shall not):

                 (a)      change its corporate purpose or nationality;

                 (b) merge or consolidate with or into any other Person or otherwise be transformed into another Person;

                 (c) dissolve or liquidate or undergo any other similar event;

                 (d) sell or convey all or substantially all of its assets to any other Person, or effect a split-off (escision) of all or any part of the assets or business of the Company (other than the sale of shares of Chancellor Stock for cash, which shall not require the Approval of the Investors);

                 (e) effect any cash or stock dividend or other distribution of the Capital Stock;

                 (f)      redeem or repurchase any Capital Stock;

                 (g) issue any equity securities other than upon the exercise of outstanding warrants, options, or similar rights outstanding on the date hereof or issued hereafter with the Approval of the Investors;

                 (h)      issue any individual or series of debt securities;

                 (i) provide demand registration rights or piggyback registration rights to any Person other than those set forth in the Registration Rights Agreement;

                 (j) adopt any business plan or budget nor amend any Approved initial or subsequent Annual Business Plan or budget or take any action inconsistent with the applicable initial or subsequent Annual Business Plan that has been Approved by the Investors as more particularly described in Section 2.15 (other than the sale of Chancellor Stock for cash, which shall not require the Approval of the Investors);

                 (k) incur any indebtedness for, other than ordinary trade payables, or grant any guarantee or security interest for, an amount, individually or in the aggregate, in excess of US$1 million;

                 (l) make any investments or acquisitions not specifically provided for in the Annual Business Plan Approved by the Investors and then in effect, directly or indirectly, in excess of US$1 million, individually or in the aggregate;

                 (m) take any action, or fail to take any action required of it, the result of which is that its Capital Stock ceases to be listed, quoted or traded on the NYSE and Bolsa or registered or inscribed with the National Banking and Securities Commission of Mexico (Comision Nacional Bancaria y de Valores);

                 (n) enter into any employment agreement, any severance agreement, or any material transaction or series of related transactions with any of the Family Shareholders or any of their Affiliates unless the amount involved is US$25,000 or less and the transaction is on terms that are at least as favorable to the Company as could be obtained in arms-length transactions;

                 (o) cease to engage BDO Binder or one of the top five internationally recognized accounting firms as its auditor;

                 (p) grant any corporate power of attorney (poderes) with respect to acts of ownership (actos de dominio) other than those that are exercised jointly with at least an attorney-in-fact designated for that purpose by the Investors (mancomunadamente), unless the amount involved is, individually or in the aggregate, US$1 million or less;

                 (q) initiate or consent to the settlement of, or admit to liability with respect to, any litigation having liability or settlement value in excess of US$1 million, individually or in the aggregate, or fail to contest any such litigation against it; or

                 (r)      alter, modify, amend, or change its Charter.

Subject to the provisions of Article IV, the designees of the Investors on the Technical Committee and the majority of the designees of the Family Shareholders on the Technical Committee shall agree upon the appointment or termination of any President and Chief Executive Officer, General Director, Executive Director of Operations or Chief Financial Officer of the Company. References to the Company in this Section 2.7 shall also mean each direct and indirect subsidiary of the Company, and the Charter of the Company and, if the Investors reasonably request, each subsidiary shall expressly give effect to the provisions of this Section 2.7. The Parties shall take all actions within their respective power required to give effect to the preceding provisions of this Section 2.7. Notwithstanding the other provisions of this Section 2.7, (i) the Investors' consent shall not be required for the Company to sell shares of Chancellor Stock for cash and (ii) so long as applicable law prohibits the Investor Designees and the members of the Technical Committee designated by the Investors from having the right to vote with respect to content or programming matters in connection with licenses granted by the Mexican government, neither the Investor Designees nor the members of the Technical Committee designated by the Investors shall have such right. Notwithstanding the foregoing provisions, the Investor's consent shall not be required for the Family Shareholders to cause the Company to register for resale CPOs held by the Family Shareholders if the Family Shareholders pay all third-party and out-of-pocket expenses of themselves and the Company in connection with such registration (it being agreed that the Investors hereby consent to one registration of CPOs for the Family Shareholders in which the Company pays the expenses of the registration (other than underwriting discounts and commissions, but including reasonable expenses of the Family Shareholders)). In addition, if any Investor exercises any piggyback registration rights with respect to an offering initiated by the Family Shareholders at their expense, then the Company shall pay the expenses of the registration (other than underwriting discounts and commissions), notwithstanding the prior agreement of the Family Shareholders to pay such expenses.

         2.8 Financial Information. The Company shall deliver to the Investors the following, together with management's discussion and analysis of financial condition and results of operations for the relevant fiscal periods, in writing in the English language and expressed in pesos and in U.S. dollars using the applicable exchange rate:

                 (a) as soon as available and in any event within 45 days after the end of each fiscal year of the Company (commencing fiscal year 1998),
(i) an audited consolidated balance sheet or equivalent statement of financial position of the Company at the end of such fiscal year and the previous fiscal year, and the related consolidated statements of operations, stockholders equity, and cash flows or equivalent statements of financial results for such fiscal year, setting forth in comparative form the figures for the previous two fiscal years, together with the related notes to financial statements and schedules, and such other statements that Reporting Investors are then required to include in their financial statements, and (ii) a statement of the EBITDA of the Company and its consolidated subsidiaries for such fiscal year, all presented in accordance with Mexican generally accepted accounting principles, reconciled to United States generally accepted accounting principles and the rules and regulations of the United States Securities and Exchange Commission for financial statements to be included in an Annual Report on Form 10-K, and reported on as to fairness of presentation, accounting principles and consistency, and otherwise audited by independent public accountants;

                 (b) as soon as available and in any event within 20 days after the end of each calendar quarter of each fiscal year, (i) an unaudited abbreviated consolidated balance sheet or equivalent statement of financial position of the Company at the end of such quarter and the end of the corresponding period of the preceding fiscal year, and the related consolidated statements of operations, stockholders equity, and cash flows or equivalent statements of financial results for the quarter and for the portion of the fiscal year ended at the end of each such calendar quarter, as applicable, setting forth in comparative form the figures for the corresponding calendar quarter and, as applicable, portion of the previous fiscal year, together with the related abbreviated notes to financial statements and schedules, and such other statements that Reporting Investors are then required to include in their financial statements, and (ii) a statement of EBITDA of the Company and its consolidated subsidiaries for such calendar quarter and, as applicable, portion of the fiscal year, all presented in accordance with Mexican generally accepted accounting principles, reconciled to United States generally accepted accounting principles and the rules and regulations of the United States Securities and Exchange Commission for financial statements to be included in an Quarterly Report on Form 10-Q, and certified in writing as to fairness of presentation, accounting principles and consistency by an officer of the Company;

                 (c) as soon as available and in any event within 10 days after the end of each calendar month of each fiscal year, (i) an unaudited abbreviated consolidated balance sheet or equivalent statement of financial position of the Company at the end of such month and the end of the corresponding period of the preceding fiscal year, and the related consolidated statements of operations or equivalent statement of financial results for such calendar month and the portion of the fiscal year ended at the end of each such calendar month, setting forth in comparative form in the case of such statements of operations the figures for the corresponding calendar month and portion of the previous fiscal year, and (ii) a statement of EBITDA of the Company and its consolidated subsidiaries for such calendar month and portion of the fiscal year, all presented in accordance with Mexican generally accepted accounting principles, reconciled to United States generally accepted accounting principles consistently applied (subject to management estimates of quarterly and annual adjustments); and

                 (d) as soon as available and in any event no later than the periods specified in the preceding clauses (a), (b) and (c), the Company shall provide the Reporting Investors with preliminary drafts of the financial information to be delivered pursuant to such clauses.

         All computations of EBITDA shall be made and certified in writing by the Company's Chief Financial Officer (or equivalent officer) and, with respect to the EBITDA calculation for any completed fiscal year, shall be reviewed and certified in writing by the Company's independent public accountants.

         The Company's obligation to deliver to the Investors reconciliations of the financial information specified in this Section 2.8 to United States generally accepted accounting principles or to the rules and regulations of the United States Securities and Exchange Commission shall be suspended during such periods that no Reporting Investor is required to prepare its financial statements under United States generally accepted accounting principles or, as applicable, the rules and regulations of the United States Securities and Exchange Commission. Nevertheless, to the extent the Company itself is required by law, the rules or regulations of any securities exchange on which any of its securities is then listed, or by contract (other than this Agreement) to prepare financial statements reconciled to such standards, then it shall also deliver such reconciled financial statement to the Investors no later than the earlier of the time it is required to deliver such financial statements by law, the rules of such an exchange, or such contract or the time specified above with respect to the applicable period.

         2.9 Preemptive Rights. To the extent provided under Mexican law and the Company's Charter, each Shareholder shall have the preemptive right, in proportion to the number of shares of Capital Stock represented by the Series A Share Equivalents held by such Shareholder, to subscribe, directly or indirectly, for the shares of Capital Stock that are issued in case of an increase in the total issued Capital Stock of the Company. This right must be exercised within 15 days following the official publication of the approval of the shareholders' meeting regarding the increase in Capital Stock, or otherwise in accordance with the Charter of the Company and applicable law. To the extent any Shareholder is precluded from directly owning such newly-issued shares of Capital Stock, the Shareholders shall cause (a) such shares to be issued to the CPO Trustee for deposit in the CPO Trust and corresponding CPOs to be issued to the Shareholder exercising its preemptive right or, (b) at the election of such Shareholder or in any event if CPOs cannot be issued in respect of such new shares due to limitations imposed by law, regulation or governmental order, such shares to be issued to the Controlling Trustee under the Controlling Trust for deposit in the Controlling Trust and the corresponding Controlling Trust Interest to be issued to the Shareholder exercising its preemptive right. The Shareholders agree that they will waive, and will instruct the Controlling Trust to waive, their preemptive rights with respect to any management and director options that are Approved by the Family Shareholders and the Investors.

         2.10 Equal Treatment in Certain Transactions. The Family Shareholders and the Controlling Trust shall take all actions within their power to prevent (a) the Company from engaging in any merger, recapitalization, sale, lease, or other Transfer or conveyance of all or substantially all its property to any other Person, or dissolution in which the Capital Stock owned directly or indirectly (by means of CPOs, ADSs, Controlling Trust Interests or otherwise) by the Investors is treated less favorably than the shares owned directly or indirectly by the Family Shareholders and (b) the Controlling Trust from engaging in any transaction in which the Capital Stock owned directly or indirectly (by means of CPOs, ADSs, Controlling Trust Interests or otherwise) by the Investors is treated less favorably than the shares owned by the Family Shareholders. In any such transaction described in the preceding sentence, the Shareholders shall take all actions necessary to ensure that the rights of the Investors and the Family Shareholders under this Agreement are preserved.

         2.11 Charter and Controlling Trust Provisions. The Charter of the Company has been amended and the Controlling Trust Agreement has been prepared to the extent necessary or reasonably requested to give effect to the provisions of this Agreement, and the Shareholders agree to maintain such amended provisions in effect for the duration of this Agreement. Notwithstanding Section 2.1(a)(ii)(B) and (C) to the contrary, the number of directors and their alternates (suplentes) that the Investors have the right to designate shall not be reduced under such provisions until the

Charter of the Company has been amended to reduce the size of the board of directors to the sum of the number of Family Designees and the number of Investor Designees (after such contemplated reduction) and to require that the matters on which the Investors have limited voting right under Section 2.7 be adopted by a number of directors that includes the majority of the Investor Designees (to which amendment the Investors hereby consent). In the event of a conflict between any provision of this Agreement and the Charter of the Company or the Controlling Trust Agreement, the terms of this Agreement shall be binding and in full force and effect as between the Shareholders, and the Shareholders shall use their respective best efforts to seek the enforcement and interpretation of the Charter and the Controlling Trust Agreement in a manner consistent with the rights and obligations under this Agreement. Each Family Shareholder agrees that, if it acquires any Series A Shares (not in the form of ADSs or CPOs) in the future, it will deposit such Series A Shares in the Controlling Trust in exchange for Controlling Trust Interests or interests in the Family Trust.

         2.12    Spanish Language Programming and Investments.

                 (a) Chancellor and the Company jointly desire to develop programming and investment opportunities for the Spanish-language radio market in the United States and Latin America, with an initial focus on the United States. Chancellor and the Company will cooperate with each other to explore ways to identify and establish mutually beneficial opportunities to develop programming jointly for the Spanish-language market and explore ways to identify and make synergistic investments in other companies. Chancellor and the Company also intend to explore and identify suitable opportunities for each to introduce the other to entrepreneurs and businesses that may be useful in the achievement of each company's business objectives. Chancellor and the Company agree that this joint cooperation does not suggest any degree of exclusive dealings with the other, does not limit the provisions of Section 2.6, and does not require either Chancellor or the Company to take any action that it does not believe in good faith is desirable or beneficial.

                 (b) In furtherance of the foregoing, through the first anniversary of the date of this Agreement, Chancellor will use reasonable commercial efforts to (i) assist the Company in being granted the opportunity to co-invest with Chancellor or an Affiliate in an equity investment in Z Spanish Radio Network Inc. on the same terms and conditions (including price) as Chancellor (or its Affiliates) invest; and (ii) facilitate discussions between Z Spanish Radio Network Inc. and the Company regarding the possibility of integrating Spanish language programming produced by the Company into the Z Spanish Radio Network Inc. operations. The Company and the Family Shareholders acknowledge that there are no assurances that a transaction with Z Spanish Radio Network Inc. will be consummated or that any particular terms and conditions regarding the Company's investment or programming arrangements can be achieved.

         2.13 Inspection and Other Information. For so long as the Investors own Acquired SEs equal to or greater than the Tertiary Ownership Threshold, the Investors, through their authorized representatives, and the underwriters and other financial advisors designated by the Investors and their respective authorized representatives, shall have, from time to time upon reasonable advance notice, (a) full and complete access to the directors, officers and employees of the Company, and (b) the right, at the expense of the Investors, (i) to inspect, copy and retain copies of any Company books and records, (ii) to cause the Company to provide such financial and support information or information about its operations in such detail and with such frequency as the Investors reasonably may request, (iii) to audit the books and records of the Company, and (iv) to inspect the properties and physical assets of the Company, in each case so long as such activity does not impose an unreasonable burden or cost on the Company.

         2.14 Avoidance of Investment Company and PFIC Treatment. The Company shall, and the Shareholders shall cause the Company to, use its commercially reasonable best efforts to take all action necessary to prevent the Company from becoming either an "investment company" or a "foreign investment company" as defined in the United States Investment Company Act of 1940 or a "passive foreign investment company" as defined in the Internal Revenue Code of 1986 of the United States.

         2.15    Annual Business Plan.

                 (a) A business plan for the Company for [the 1999 fiscal year] [through the period ending February 28, 1999](1) has been Approved by the Investors. No later than December 1 of each fiscal year, the Company shall prepare and submit to the Investors for their review a draft business plan for the next fiscal year. No later than February 1 of the fiscal year to which the business plan relates and each fiscal year thereafter, the Company shall submit to the Investors for Approval a proposed definitive business plan for the fiscal year. If requested by the Investors, the Company agrees to cause its officers and directors to meet to discuss the proposed definitive business plan or any amendments to an Approved Annual Business Plan currently in use. The meeting will occur at the offices of the Company in Mexico City, Mexico, or at such other place as is mutually acceptable to the Company and the Investors, and at such time as is mutually acceptable (which time, unless the Investors agree otherwise, shall not be later than seven Business Days before the board meeting at which a new Annual Business Plan is to be presented to the Company's board of directors for approval with respect to meetings to discuss a new business plan and, for any other meeting, which time shall not be later than five Business Days after a request by the Investors for the meeting. The term "Annual Business Plan" shall refer to the business plan [for the fiscal year of 1999] [through the period ending February 28, 1999], and the business plan for each subsequent fiscal year. The fiscal year of the Company shall be the calendar year, unless otherwise Approved by the Company's shareholders in accordance with the Company's Charter and applicable law, in which case the foregoing dates shall be modified accordingly.

                 (b) The Annual Business Plan must present the budget and business plan of the Company and its Subsidiaries in reasonable detail, including specific proposed capital expenditures, borrowings, investments, acquisitions and dispositions, income, expenses, broadcast cash flow, cash sources and uses, and debt service costs for the next fiscal year, together with reasonable projections of fees and operating and net capital transaction cash flow. The Annual Business Plan will, as separate line items or on an attached schedule, specify the base compensation and maximum total





------------------

        (1) If closing occurs before the 1999 budget is adopted, the language in the second bracket will be used. Otherwise, the language in the first bracket will be used.

compensation for the directors and officers of the Company, individually, and for all employees as a group, including any special compensation arrangements or incentive programs or plans. The Annual Business Plan will also present permitted variances (stated as a percentage or amount) for each item and total. Any amount not included in such summary or outside the variance stated in such summary shall not be deemed Approved in connection with the Approval by the Investors of the Annual Business Plan. The Annual Business Plan for each fiscal year beginning with fiscal 1999 will also set forth the "EBITDA Target" (herein so called) with respect to that fiscal year, to be determined in accordance with Mexican generally accepted accounting principles. Such EBITDA Target shall be used solely for purposes of determining a Triggering Event as described in Section 4.5 hereof and shall not necessarily be derived from the line item budget in the Annual Business Plan. Notwithstanding the foregoing, neither the EBITDA Target nor the proposed business plan shall include any contribution (or loss) attributable to the Chancellor Stock the Company holds.

                 (c) It is also contemplated that certain Company costs and activities must be continued from year to year whether or not an Annual Business Plan has been Approved by the Investors. Accordingly, the proposed Annual Business Plan for each fiscal year shall also set forth the annual adjustment percentage, index or formula for each item of the Annual Business Plan that the Company believes must be continued whether or not an Annual Business Plan has been Approved. It is contemplated that the items for which such an adjustment is provided will be those costs necessary to maintain and preserve the assets and business of the Company, such as ordinary operating expenses, insurance, debt service, labor and taxes. Which items are subject to annual adjustments when subsequent Annual Business Plans have not been approved, and the nature of the adjustments, are subject to the mutual agreement of the Company and the Investors and may vary from one Approved Annual Business Plan to another for subsequent years.

                 (d) The Investors agree that an Annual Business Plan may contain project(s) that require multi-year commitments of the Company if they are each specifically Approved by the Investors. If the Investors Approve a multi-year commitment of capital for a project, the reapproval of the Investors of such expenditures or commitments shall not be required in subsequent years, and such commitments and expenditures shall remain Approved by the Investors for purposes of this Agreement whether or not the Investors Approve subsequent Annual Business Plans that the Company proposes. Nevertheless, if there is a material adverse change in the projected financial performance of a project, the multi-year commitment for such project shall cease to be Approved by the Investors if it is reasonably practical for the Company to withdraw from or cease its funding of the project. Any project with a multi-year commitment must be so designated in the applicable Annual Business Plan to qualify for the special continuation of funding or commitment without the reapproval provisions of this Section 2.15(d) and such designation shall be a separate document Approved by the Investors that expressly designates the multi-year commitment.

                 (e) As soon as practicable after any proposed definitive Annual Business Plan is submitted to the Investors and in any event no later than February 28 of the fiscal year to which such plan relates, the Investors shall Approve or disapprove the proposed definitive Annual Business Plan. If the proposed definitive Annual Business Plan is Approved by the Investors, then the proposed definitive Annual Business Plan shall be deemed thereafter to constitute the Annual Business Plan for the fiscal year in question for all purposes hereof, subject to amendment from time to time. If an Annual Business Plan for any fiscal year is not Approved by the Investors , the Company shall be managed, maintained, supervised and directed in accordance with the next preceding Approved Annual Business Plan, but solely with respect to those items specifically identified as being subject to continuation and, when so specified, adjustment if subsequent Annual Business Plans have not been adopted. This interim budget authorization shall apply until a new Annual Business Plan is Approved by the Investors.

                 (f) The Company shall have the right from time to time during each fiscal year to prepare and submit to the Investors for their Approval proposed amendments to the Annual Business Plan and the EBITDA Target for such fiscal year. The Investors shall reject or make such revision thereto as the Investors may deem necessary and proper, which Approval may be withheld by the Investors in their sole discretion. Once Approved by the Investors, or so revised by the Investors and approved by the Company, such amendments shall be incorporated into and become part of the Annual Business Plan and the EBITDA Target, as the case may be, for the fiscal year in question.

         2.16    Implementation of Annual Business Plan by the Company.

                 (a) The Company will, and the Family Shareholders will cause the Company to, subject to the provisions of this Agreement (including
Section 2.7) and the availability of cash funds of the Company, use reasonable efforts to implement the then applicable Annual Business Plan, and, subject to the provisions of this Agreement (including Section 2.7), the Family Shareholders shall have all right, power and authority to manage the operations of the Company through the Controlling Trust and to cause the Company to enter into agreements and incur obligations in the ordinary course of business and in a manner consistent with the Approved Annual Business Plan.

                 (b) The Company shall promptly advise and inform the Investors and the Family Shareholders of any transaction, notice, event or proposal about which the Company becomes aware that does or could, in the reasonable judgment of the Company, significantly affect the Company or any of its assets, financial condition, business, or prospect, either adversely or favorably.

         2.17    Assistance.

                 (a) The Company shall and shall cause any of its Subsidiaries to (and the Family Shareholders and the Controlling Trust shall cause the Company and any Subsidiary to) prepare and furnish to the Investors financial statements, reconciled to United States generally accepted accounting principles, in such manner and by such date as the Investors reasonably request (in addition to the financial statements provided for in Section 2.8), if the inclusion of such financial statement in any offering document being prepared in connection with any financing by such Investors is required by applicable law. If the Investors so request, the Company, its Subsidiaries, the Controlling Trust and the Family Shareholders shall, and the Family Shareholders and the Controlling Trust shall cause the Company and its Subsidiaries to, cooperate, and shall cause the Company's accountants to cooperate, in all reasonable respects in connection with any financing efforts of the Investors or their Affiliates (including providing reasonable assistance in the preparation of one or more registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by the Investors or their Affiliates with the United States Securities and Exchange Commission, all at the sole expense of the Investors. In connection with the foregoing, the Company shall, and shall cause each of its Subsidiaries to (and the Family Shareholders and the Controlling Trust shall cause the Company and its Subsidiaries to), (i) furnish to its independent accountants (or, if requested by the Investors, to any of the Investors' independent public accountants), such customary management representation letters as its accountants may reasonably require of the Company or its Subsidiaries as a condition to its execution of any required accountants' consents necessary in connection with the delivery of any "comfort" letters requested by financing sources of any of the Investors or their Affiliates, and (ii) furnish to the Investors all financial statements (audited and unaudited) and other information in the possession of the Company or its Subsidiaries or their representatives or agents as the Investors shall reasonably determine are required in connection with such financing.

                 (b) Each Investor using such information, severally and not jointly, shall indemnify and hold harmless the Company, the other Investors, and each Family Shareholder and their respective officers, directors, and controlling Persons, on demand, against any and all claims, losses, liabilities, damages, costs, or expenses (including reasonable legal fees and expenses) that may arise out of or with respect to such Investor's use of information provided pursuant to the immediately preceding paragraph (a) or, more generally, the financing efforts by such Investor or such Investor's Affiliates, including any registration statement, prospectus, offering documents, and other filings related thereto; provided, however, that subject to the limitations and provisions of this Agreement, nothing in this Section
2.17 shall prevent the Investors from asserting any claim for breach of representation or warranty under this Agreement.

         2.18 Investor Liquidity. After the third anniversary of the date of this Agreement and upon the Investors' request, the Company, the Family Shareholders and the Controlling Trust shall use their respective best efforts in good faith to assist the Investors to achieve liquidity at prevailing market prices with respect to their ownership of Controlling Trust Interests. Such efforts may include assisting the Investors to convert such Controlling Trust Interests into CPOs, obtaining government approvals to increase the number of CPOs the Company is permitted to have outstanding, or assisting the Investor Companies in finding one or more private buyers to purchase the Investors' Controlling Trust Interests or Series A Shares represented by such Controlling Trust Interests, subject to the limitations of the Controlling Trust and this Agreement. In no event shall this Section 2.18 require the Company or the Family Shareholders to purchase the Controlling Trust Interests of the Investors or to surrender rights they otherwise have with respect to the Company or under this Agreement.

         2.19 Substitution of Special Family Designees and Restricted Family Designees.

                 (a) The Family Shareholders will be entitled to replace Mr. Rafael Felipe de Jesus Aguirre Gomez as a Special Family Designee with another Person Approved by the Investors in their reasonable discretion. Messrs. Adrian Aguirre Gomez and Carlos de Jesus Aguirre Gomez shall not be replaced as Special Family Designees without the Approval of the Investors, which the Investors may withhold in their sole discretion. Any successor Special Family Designee may be replaced only on the same terms as that Person's predecessor.

                 (b) Messrs. Adrian Aguirre Gomez and Carlos de Jesus Aguirre Gomez shall not be replaced as Restricted Family Designees without the Approval of the Investors, which the Investors may withhold in their sole discretion. Any successor Restricted Family Designee may be replaced only on the same terms as that Person's predecessor. Upon due replacement of a Restricted Family Designee, (i) the replaced Restricted Family Designee shall be freed from the limitations imposed under this Agreement solely on Restricted Family Designees, but shall continue to be subject to the obligations and limitations imposed under this Agreement on Family Shareholders generally; and
(ii) the new Restricted Family Designee shall become subject to the limitations imposed under this Agreement solely on Restricted Family Designees, in addition to the limitations imposed on Family Shareholders generally.


                                  ARTICLE III

                             TRANSFER OF SECURITIES

         3.1     Transfer of Series A Share Equivalents.

                 (a) General. Subject to prior compliance with Sections 3.1(b) and (c), 3.3 and 3.4 and the provisions of the Registration Rights Agreement, and subject also to Section 3.2 in the case of any Restricted Family Designee, any Shareholder may Transfer Series A Share Equivalents held by such Shareholder in accordance with applicable law; provided, that either (i) the Shareholder Transferring such Series A Share Equivalents first delivers to the Company a written agreement of the proposed transferee to become a Shareholder and be bound by the terms hereof (unless such proposed transferee is already a Shareholder hereto) or (ii) the Transfer is through the facilities of the Bolsa, the Mexican intermediate securities market, a United States or foreign securities exchange, the Nasdaq Stock Market, or an inter-dealer quotation system (including PORTAL) or a sale that is pursuant to an Offering (in each case except for a Transfer in a directed sale to an intended transferee or group of transferees). If any Family Shareholder desires to make a Transfer that is not a Permitted Transfer, but believes that the Transfer should not raise concerns for the Investors about changes of control, concentrations of voting power, or other matters, then the Family Shareholder may discuss the matter fully with the Investor Representative, and the Investors will have the option to waive the Investors' rights under Sections 3.1(b) and (c).

                 (b)      Right of First Offer.

                          (i)     Before consummating any Transfer of Series A
Share Equivalents other than a Permitted Transfer, the Shareholder desiring to effect the Transfer (the "Offering Shareholder") will deliver to the Investors or to the Family Shareholders, as specified below (whether one or more and as they may allocate among themselves as set forth below, the "Non-Offering Shareholders"), a written notice (an "Offer Notice") specifying (A) the aggregate amount of consideration (stated as a cash value in U.S. dollars) (the "Offer Price") for which the Offering Shareholder proposes in good faith to sell the Series A Share Equivalents to be offered in such Transfer (the "Offered Interest"), (B) the identity of the purchaser in such Transfer (if then known), (C) the number and nature of Series A Share Equivalents that constitute the Offered Interest and whether such amount represents all or part of the Series A Equivalents owned by the Offering Shareholder, and (D) all other material terms (if known) of the proposed Transfer. The Non-Offering Shareholders shall have the right to elect to purchase from the Offering Shareholder all (but not less than all) the Offered Interest referred to in the Offer Notice as follows:

                                  (1)      If the Offering Shareholder is a
         Family Shareholder, the Offering Shareholder will deliver an Offer Notice to the Investors (through the Investor Representative), and the Investors shall have the right for a period of 30 days after the delivery of the Offer Notice to purchase all (but not less than all) the Offered Interest, which right shall be exercised by each exercising Investor's delivering notice of exercise to the Investor Representative as soon as practicable (but no later than 25 days after the date of the Offer Notice), and the Investor Representative's delivering to the Offering Shareholder a written notice of the Investors' exercise of the right to purchase the Offered Interest, identifying the Non-Offering Shareholders that are exercising their right to purchase, stating that such Non-Offering Shareholders are willing to purchase all (but not less than all) of the Offered Interest in the aggregate subject to the conditions set forth in
         Section 3.1(b)(ii) below, and stating the portion of the Offered Interest that each Non-Offering Shareholder will purchase (an "Acceptance Notice"). The Investor Representative shall also deliver a copy of that notice to all Investors. If the Offered Interest is an interest in the Family Trust, then it will be a requirement of the Investors' purchase of the Offered Interest that such Offered Interest be withdrawn from the Family Trust, that the Offered Interest be deposited with the Controlling Trust, and that the Controlling Trustee issue a Controlling Trust Interest to the Investors that elected to purchase the Offered Interest equal in value and economic rights to the Offered Interest (measured by the number of Series A Shares indirectly represented by that Offered Interest). In this circumstance, all references to Offered Interest in the following clause (3) and the subsequent clause (ii) will mean such Controlling Trust Interest.

                                  (2)      If the Offering Shareholder is an
         Investor, the Offering Shareholder will deliver an Offer Notice to the Family Shareholders (through the Family Shareholder Representative), and the Family Shareholders shall have the right for a period of 30 days after the delivery of the Offer Notice to purchase all (but not less than all) the Offered Interest, which right shall be exercised by each exercising Family Shareholder's delivering notice of exercise to the Family Shareholder Representative as soon as practicable (but no later than 25 days after the Offer Notice), and the Family Shareholder Representative's delivering to the Offering Shareholder a written notice of the Family Shareholders' exercise of the right to purchase the Offered Interest, identifying the Non-Offering Shareholders that are exercising their right to purchase, stating that such Non-Offering Shareholders are willing to purchase all (but not less than all) of the Offered Interest in the aggregate subject to the conditions set forth in Section 3.1(b)(ii), and stating the portion of the Offered Interest that each Non-Offering Shareholder will purchase (an "Acceptance Notice"). The Family Shareholder Representative shall also deliver a copy of that notice to all Family Shareholders.

                                  (3)      In either of the preceding clauses
         (1) and (2), any Shareholder that does not duly exercise its right to purchase the Offered Interest during the applicable period shall be deemed to have waived that right with respect to that proposed Transfer. If there is more than one exercising Non-Offering Shareholder (whether one or more, the "Purchasing Shareholders"), each Purchasing Shareholder shall participate in the purchase in the same proportion that the number of Series A Share Equivalents it owns bears to the aggregate number of Series A Share Equivalents owned by all Purchasing Shareholders (or on such other basis as the Purchasing Shareholders may mutually agree). Upon delivery of the Acceptance Notice, the Acceptance Notice shall become a binding obligation for the Purchasing Shareholders to purchase from the Offering Shareholder, and for the Offering Shareholder to sell to the Purchasing Shareholders, the Offered Interest on the terms and conditions set forth in Section 3.1(b)(ii). Any Investor shall have the right to assign its purchase rights under this Section 3.1(b) pursuant to a Permitted Transfer or to another Person (in this last case, if the Investor reasonably believes it will not receive the necessary regulatory approvals based on consultations with the regulatory authorities), provided such Person becomes a Party to this Agreement as an Investor in connection with the purchase of the Offered Interest. The Offering Shareholder and the Purchasing Shareholders shall use their reasonable commercial efforts to obtain all necessary government approvals to consummate the purchase and sale of the Offered Interest by the Purchasing Shareholders.

                          (ii)    The ROFO Closing.  Unless the Offering
Shareholder and the Purchasing Shareholders agree otherwise, the consummation of any purchase and sale of the Offered Interest by the Purchasing Shareholders pursuant to this Section 3.1 (the "ROFO Closing") will occur on the later of
(A) the twentieth Business Day following the delivery of the Acceptance Notice and (B) the fifth Business Day following the date on which all necessary regulatory approvals have been received (such date being referred to herein as the "ROFO Closing Date"), at the principal executive offices of the Company at 10:00 a.m. (local time). At the ROFO Closing, (1) the Purchasing Shareholders will deliver to the Offering Shareholder by certified or official bank check or wire transfer to an account designated by the Offering Shareholder no later than two Business Days before the ROFO Closing Date an amount in next-day funds equal to the Offer Price, (2) the Offering Shareholder will deliver one or more certificates evidencing the Offered Interest, together with such other duly executed instruments or documents (executed by the Offering Shareholder) as may be reasonably requested by the Purchasing Shareholders to acquire the Offered Interest free and clear of any and all Liens, except for Liens created by federal or state securities law or the Purchasing Shareholders, and (3) the Offering Shareholder will be deemed to represent and warrant to the Purchasing Shareholder that, upon the ROFO Closing, the Purchasing Shareholders will acquire the entire record and beneficial ownership of, and good and valid title to, the Offered Interest, free and clear of any and all Liens, except for Liens created by federal and state securities laws or the Purchasing Shareholders. Each of the Purchasing Shareholders and the Offering Shareholder shall pay their respective taxes and expenses in connection with the Transfer of the Offered Interest. If any Purchasing Shareholder defaults in its obligation to pay its portion of the Offer Price at the ROFO

Closing, any non-defaulting Purchasing Shareholder may elect to purchase the portion of the Offered Interest attributable to the defaulting Purchasing Shareholder and may elect to delay the ROFO Closing Date by up to five Business Days (unless the non-defaulting Purchasing Shareholders and the Offering Shareholder agree to another date), which date shall be considered the ROFO Closing Date. At the ROFO Closing Date (giving effect to such delay, if any), the non-defaulting Purchasing Shareholders giving such notice shall be obligated to purchase (and the Offering Shareholder shall be obligated to sell) the portion of the Offered Interest that the defaulting Purchasing Shareholder was to have purchased and the non-defaulting Purchasing Shareholders shall also be obligated to purchase (and the Offering Shareholder shall be obligated to sell) the portion of the Offered Interest they were to have purchased before the default. A defaulting Purchasing Shareholder shall not be relieved of liability for such default to the Offering Shareholder and the non-defaulting Purchasing Shareholders because of the default of another Purchasing Shareholder, the Offering Shareholder's sale to a third party under the following clause (iii), or the sale by non-defaulting Purchasing Shareholders pursuant to their tag-along rights under Section 3.1(c). Further, no defaulting Purchasing Shareholder shall have tag-along rights under Section 3.1(c) with respect to the Transfer on which such Purchasing Shareholder defaulted. If any Purchasing Shareholder is denied the necessary governmental approvals to consummate the purchase and sale of the Offered Interest by final order, and if at least one Purchasing Shareholder is able to obtain the necessary governmental approvals, then the Purchasing Shareholders that obtain the necessary governmental approvals shall purchase the Offered Interest, which shall be allocated among them as though they were the only Purchasing Shareholders. If all Purchasing Shareholders are denied the necessary governmental approvals, then they shall be released of their obligation to purchase the Offered Interest without liability to any Party.

                          (iii)   Right to Consummate Transfer.  Subject to the
provisions of Section 3.1(c) below, if no Acceptance Notice relating to the proposed Transfer is delivered to the Offering Shareholder on or before the expiration of the ROFO Acceptance Period, or if an Acceptance Notice is so delivered to the Offering Shareholder but the ROFO Closing fails to occur because of the default of a Purchasing Shareholder on the ROFO Closing Date and the failure of non-defaulting Purchasing Shareholders to elect to purchase the portion of the Offered Interest attributable to the defaulting Purchasing Shareholder, or because of the failure of any non-defaulting Purchasing Shareholder to purchase the Offered Interest attributable to it subsequent to such initial default by another Purchasing Shareholder, or because all Purchasing Shareholders are denied the necessary governmental approvals, then the Offering Shareholder may (without affecting its rights, if any, arising out of such default) consummate the Transfer, but only (A) during the 180 calendar day period immediately following the date of the Offer Notice (if no Acceptance Notice was timely delivered to the Offering Shareholder) or the 180 calendar day period immediately following the ROFO Closing Date, as it may have been delayed as permitted herein (if an Acceptance Notice was timely delivered to the Offering Shareholder but a Purchasing Shareholder defaulted at the ROFO Closing, as delayed for any initial default) and (B) at a price equal to or greater than the Offer Price.

                 (c) Tag-Along Rights. (i) Before consummating any Transfer and after complying with the provisions of Section 3.1(b) above, the Offering Shareholders desiring to complete such Transfer (each such Shareholder being referred to herein as a "Transferor") shall give written notice to each other Shareholder (each, an "Eligible Shareholder") of the proposed sale (the "Transferor's

Notice") at least 50 days prior to the closing of the proposed sale. The Transferor's Notice shall specify the proposed transferee, the number and nature of the Series A Share Equivalents to be sold to such transferee (the "Offered SEs"), whether such Offered SEs constitute all or fewer than all the Series A Share Equivalents owned by the Transferor, the amount of consideration (which may not include consideration other than cash or publicly traded, readily marketable securities) per share of Capital Stock represented by the Offered SEs to be received therefor (the "Price"), and the place, date and time on which the sale is to be completed. The Transferor's Notice shall constitute the Transferor's offer (the "Participation Offer") to include in the proposed sale Series A Share Equivalents that represent the economic interest in respect of a number of shares of Capital Stock designated by each Eligible Shareholder, not to exceed the number of shares equal to the product of (A) the aggregate number of shares of Capital Stock represented by the Offered SEs and (B) a fraction with a numerator equal to the number of shares of Capital Stock represented by the Series A Share Equivalents held by such Eligible Shareholder and a denominator equal to the number of shares of Capital Stock represented by the aggregate of all Series A Share Equivalents held by the Transferor and all Eligible Shareholders electing to sell pursuant to this provision; provided that, if the consideration to be received by the Transferor includes any securities and the transaction is subject to the Securities Act (and not registered or exempt from registration pursuant to an exemption from registration other than a private placement exemption), only Eligible Shareholders who have certified to the reasonable satisfaction of the Transferor that they are Accredited Investors (as defined in Regulation D under the Securities Act) shall be entitled to participate in such Transfer, unless the transferee consents otherwise. The Eligible Shareholders shall have the right to include Series A Share Equivalents in the proposed sale referred to in the Transferor's Notice.

         If any Eligible Shareholder accepts the Participation Offer (whether one or more, the "Participating Shareholders"), the Transferor shall reduce to the extent necessary the amount of Offered SEs it otherwise would have sold in the proposed sale so as to permit the Participating Shareholders to sell the amount of Series A Share Equivalents that they are entitled to sell under this
Section 3.1(c)(i), and the Transferor and such Participating Shareholders shall sell the number of Series A Share Equivalents specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale set forth in the Participation Notice.

                          (ii)    The Participation Offer shall be conditioned
upon (A) the Transferor's sale of shares pursuant to the transactions contemplated in the Transferor's Notice with the transferee named therein, and
(B) each Participating Shareholder's execution and delivery of all agreements and other documents as the Transferor is required to execute and deliver in connection with such sale (provided that the Participating Shareholders shall not be required to make any representations or warranties in connection with such sale or Transfer other than representations and warranties as to (1) such Participating Shareholder's ownership of Capital Stock to be sold or Transferred free and clear of all Liens, (2) such Participating Shareholder's power and authority to effect such Transfer without the consent or approval of any other Person and (3) such matters pertaining to compliance with securities laws as the transferee may reasonably require).

                 (d) Inapplicability of Sections 3.1(b) and (c) to Certain Events. Notwithstanding anything in this Agreement to the contrary, in no event shall any of the following be subject to the terms of Section 3.1(b) or (c): (i) an exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger, consolidation, or recapitalization of the Company or Chancellor with, or a sale or Transfer by the Company of all or substantially all its assets to, any Person, (ii) any Transfer, except for a Transfer in a directed sale to an intended transferee or group of transferees, that is through the facilities of the Bolsa, the Mexican intermediate securities market, a United States or foreign securities exchange, the Nasdaq Stock Market, or any other securities exchange, securities market or inter-dealer quotation system (including PORTAL), (iii) a sale that is pursuant to an Offering other than in a directed sale to an intended transferee or group of transferees, or (iv) a Permitted Transfer.

         3.2 Lock-up of Restricted Family Designees. Notwithstanding the other provisions of this Article III, each of the Restricted Family Designees agrees that it will not effect any Transfer of Series A Share Equivalents (including Permitted Transfers) on or before the third anniversary of the date of this Agreement unless such Transfer is Approved by the Investors. If a Restricted Family Designee becomes subject to proceedings for divorce, the Restricted Family Designee shall use his or her best efforts to have all shares of Capital Stock owned by him or her (whether as separate property, community property, in sociedad conyugal or otherwise) and subject to this Agreement to be allocated to such Restricted Family Designee as such Restricted Family Designee's separate property. The obligations in the two preceding sentences shall apply only to the Series A Share Equivalents held by the Restricted Family Designees on the date hereof (after giving effect to the transactions contemplated in the Acquisition Agreement) and shall not apply to any Series A Share Equivalents that a Restricted Family Designee acquires hereafter (whether by purchase, gift, inheritance or otherwise).

         3.3 Transfers in Violation Void. Any purported Transfer by a Shareholder that is not permitted by the provisions of this Article III, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.

         3.4 Consent to Transfers. For purposes of any consents required under the Charter of the Company, the Shareholders hereby irrevocably and unconditionally consent to any and all Transfers of Series A Share Equivalents made in compliance with this Agreement, the Registration Rights Agreement and, if applicable, the Controlling Trust Agreement.

                                   ARTICLE IV

                              MANDATORY REPURCHASE

         4.1 Grant and Exercise. On and after the occurrence of a Triggering Event, the Investors (acting through the Investor Representative) shall then have the right and option to require the Repurchaser to purchase (the "Mandatory Repurchase Right") in accordance with this Article IV all or any portion of the Investor's Acquired SEs (together with any Company dividend received by such Investor with respect to Acquired SEs that was in the form of additional shares of Capital Stock). The securities described in the preceding sentence are referred to herein as the "Repurchase SEs."

The Investor shall exercise its Mandatory Repurchase Right by means of notice to the Repurchaser addressed to the Family Shareholder Representative stating that the Triggering Event has occurred and specifying the amount and nature of the Repurchase SEs as to which the Mandatory Repurchase Right is then being exercised (an "Exercise Notice").

         4.2 Repurchase Price. Upon the Investors' exercise of the Mandatory Repurchase Right, the purchase price for the Repurchase SEs subject to such exercise (the "Repurchase Price") shall be calculated as the product of the Company Market Price times the number of shares of Capital Stock represented by the Repurchase SEs being purchased.

         4.3 Company Market Price. For purposes of calculating the Repurchase Price pursuant to Section 4.2, the term "Company Market Price" shall mean and shall be calculated as follows:

                 (a) If as of the date of the relevant Exercise Notice, shares of Capital Stock (or equivalents in the form of ADRs evidencing ADSs) are trading on a national securities exchange in the United States or quoted on the Nasdaq Stock Market or reported on the over-the-counter market by the National Quotation Bureau, Inc., then the Company Market Price shall be the average of the following applicable prices for the five consecutive trading days immediately preceding the date of such Exercise Notice:

                          (i) The last sales price, regular way of a share of Capital Stock (or an ADR evidencing an ADS), or, in case no such sale takes place on such day, the average of the closing bid and asked price, regular way, of a share of Capital Stock (or an ADR evidencing an ADS), in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Capital Stock (or ADRs evidencing ADSs) are listed or admitted to trading;

                          (ii) If clause (i) above is not applicable, then the last closing price of a share of Capital Stock (or an ADR evidencing an ADS) or, if no such sale takes place on such day, the average of the high and low asked prices in the over-the-counter market of a share of Capital Stock (or an ADRs evidencing an ADS), as reported by Nasdaq Stock Market; or

                          (iii) If neither clause (i) nor (ii) above is applicable, then the mean between the average bid and average asked prices of a share of Capital Stock (or an ADR evidencing an ADS) in the over-the-counter market as reported by the National Quotation Bureau, Inc.

                 (b) If clause (a) above is not applicable, then the Company Market Price shall be the average closing price of a share of Capital Stock as published in the Daily Securities Market Activity of the BMV Bolsa Mexicana, Capital Market Section, with each such quote converted into dollars based on the exchange rate quoted by Chase Manhattan Bank, N.A., on each such day, for the five consecutive trading days immediately preceding the date of such Exercise Notice.

                 (c) If an ADR is used under clause (a) in the determination of the price of a share of Capital Stock, the calculation will be made taking into account the number of shares of Capital Stock represented by the CPOs which are represented by the ADS evidenced by such ADR.

         4.4     Repurchase Closing.

                 (a) The consummation of the transactions contemplated by each exercise of the Mandatory Repurchase Right (the "Repurchase Closing") shall take place on the date (the "Repurchase Closing Date") that is the later of (i) the date that is the fifth Business Day after the expiration of 45 calendar days, after the date of the relevant Exercise Notice or (ii) the fifth Business Day following the date on which all necessary regulatory approvals have been received, or at such earlier date as the Repurchaser and the Investors shall agree. The Repurchase Closing shall take place at the principal executive offices of the Company at 10:00 a.m., local time, on the Repurchase Closing Date or at such other location and time as the Repurchaser and the Investors shall agree. At any time during the time period commencing as of the date of the relevant Exercise Notice and ending as of the second Business Day prior to relevant Repurchase Closing Date, by means of notice to the Investors, the Repurchaser may assign and delegate its obligations to acquire the relevant Repurchase SEs under this Article IV. Any such assignment and delegation by the Repurchaser shall not otherwise affect the rights and obligations of the Shareholders arising under this Agreement and shall not release the Repurchaser from the obligation to purchase the Repurchase SEs.

                 (b) At the Repurchase Closing (i) as may be applicable, the Investors shall execute and deliver such documents and instruments as may be necessary to Transfer the Repurchase SEs, and (ii) the Repurchaser (or if applicable its assignee) shall tender and pay in immediately available funds the Repurchase Price to the Investors. At the Repurchase Closing, in accordance with the above provisions of this Section 4.4(b), the Repurchase SEs shall be Transferred to the Repurchaser (or if applicable its assignee) free and clear of all Liens created by, through, or under such Investors, other than those arising pursuant to the terms of this Agreement.

                 (c) In addition to the actions described in clause (b) above, if the Repurchase SEs are comprised of Controlling Trust Interests, then at the Repurchase Closing, the Investors shall execute and deliver an instruction to the Trustee in substantially the form of Exhibit B authorizing the Trustee to evidence on the appropriate registry the Transfer of such Controlling Trust Interests to the Repurchaser (or if applicable its assignee).

         4.5 Triggering Event. The term "Triggering Event" shall mean the failure within 120 days after receipt of written notice from the Investors (acting through the Investor Representative) requiring the Company to do so of the Company to replace those members of management that the Investors designate for removal (acting through the Investor Representative) with new management personnel appointed by the Company and reasonably acceptable to the Investor. The Investors shall have the right to give the notice specified in the preceding sentence at any time after the Company, during any four consecutive fiscal years commencing with fiscal 1999, achieves less than 90% of the EBITDA Target stated in the Annual Business Plan in at least two of the fiscal years and less than 85% of the EBITDA Target stated in the Annual Business Plan in at least one of the fiscal years.

         4.6 Multiple Exercises. The Mandatory Repurchase Right shall be exercisable by the Investors, from time to time, as provided in this Article IV upon and after the occurrence of the Triggering Event. The exercise of the Mandatory Repurchase Right by the Investor upon or after the occurrence of the Triggering Event or the failure of the Investor to exercise the Mandatory Repurchase Right upon or after the occurrence of the Triggering Event shall not prejudice the right of the Investor to subsequently exercise the Mandatory Repurchase Right upon or after the occurrence of a subsequent Triggering Event. The right of the Investors to exercise such Mandatory Repurchase Right with respect to the occurrence of a Triggering Event shall cease to be exercisable with respect to any four year period on the date that is nine months and one day after the 120-period specified in Section 4.5. In addition, if management is replaced as contemplated in Section 4.6, then the rolling four-year periods for the next Triggering Event (if any) shall recommence with the fiscal year following the last fiscal year that was the basis for the Triggering Event that resulted in the change in management.

         4.7 Nature of Remedy. In the event the Repurchaser breaches its obligation to repurchase pursuant to this Article IV, the Investors shall have the right, in addition to any other remedies available under this Agreement, any other Transaction Document, applicable law or otherwise, to require the Repurchaser to sell all or any part of its Series A Share Equivalents to the Investors at the Company Market Price (the "Mandatory Call Right"). The Investors may elect to exercise the Mandatory Call Right at any time after giving notice to the Family Shareholders and the Company of the Repurchaser's failure to fulfill its obligations under this Article IV. Such exercise shall be by means of written notice to the Repurchaser, and the closing of the purchase by the Investors of such Series A Share Equivalents shall be at the place, date and time specified in such notice and otherwise in accordance with the procedure for the Repurchase Closing set forth in Section 4.4, mutatis mutandis.

         4.8 Independent Covenants. Each Family Shareholder and the Company acknowledge that the covenants of such Shareholders set forth in this
Article IV constitute independent covenants and shall not be affected by the performance or non-performance of this Agreement or any other Transaction Document by any Shareholder other than the Shareholder whose breach or actions gave rise to the Triggering Event.

                                   ARTICLE V

                                  TERMINATION

         5.1 Termination. The provisions of Articles II and III of this Agreement shall terminate in respect of all Shareholders when such termination is Approved by the Investors and Approved by the Family Shareholders. A Person who ceases to own beneficially any Series A Share Equivalents shall cease to be a Shareholder and shall have no further rights under this Agreement except with respect to the rights that such Person may have hereunder against any other Shareholder by reason of such Shareholder's prior breach of this Agreement.

                                   ARTICLE VI

                                    GENERAL

         6.1 Action of Family Shareholders and Investors. Whenever specified provisions of this agreement require any action, request, disapproval, approval, notice, or consent by the Family Shareholders as a group or the Investors as a group, such actions shall be taken in the same manner and through the same procedures as actions requiring Approval of the Family Shareholders or Approval of the Investors, respectively. The provisions to which this Section 6.1 applies are Section 2.1 (relating to the designation of directors, their alternates, and committee members), Section 2.2 (relating to the designation of members of the Technical Committee and their alternates),
Section 2.3 (relating to the designation of a statutory auditor (comisario), Section 2.4 (relating to written instructions of the Shareholders), Section 2.7 (relating to the limited corporate rights of the Investors), Section 2.13 (relating to inspection and other information rights of the Investors), Section
2.15 (relating to requests, communications, agreements, approvals and disapprovals relating to the Annual Business Plan), and Section 2.17 (relating to requests for information and assistance). With respect to actions to be taken by the Majority in Interest of the Investors, the Investors agree not to enter into any agreements pursuant to which any Investor that holds less than the Tertiary Ownership Threshold may alone require the Majority in Interest of the Investors to exercise a right on its behalf.

         6.2 Amendment and Waiver. Any provision of this Agreement may be altered, supplemented, amended or waived by the written consent of each of (a) the Company, (b) the Majority in Interest of the Investors, and (c) either the Controlling Trust or the Majority in Interest of the Family Shareholders, in each case if such Shareholder's rights are adversely affected by such alteration, supplement, amendment, or waiver. Such alteration, supplement, amendment, or waiver shall be binding upon all Shareholders. No failure or delay by any Shareholder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         6.3 Assignment. Provisions of this Agreement that are for the Shareholders' benefit as the holders of any Series A Share Equivalents are also for the benefit of, and enforceable by, all subsequent holders of Series A Share Equivalents (other than Persons acquiring Series A Share Equivalents in transactions described in Section 3.1(d)(ii) and (iii), but including Persons acquiring Series A Share Equivalents in a directed sale), except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Shareholder and their respective successors and assigns.

         6.4 Notices. All notices, requests and other communications to any Shareholder shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one Business Day after having been dispatched by a internationally recognized overnight courier service to the appropriate Party at the address specified below or on the signature pages hereto.

                 (a)      If to the Company, to:

                                  Grupo Radio Centro, S.A. de C.V.
                                  Constituyentes 1154 (7th Piso)
                                  Col. Lomas Altas
                                  C.P. 11950
                                  Mexico, D.F., Mexico
                                  Facsimile No.: (011) 525-728-4875
                                  Attention:  Adrian Aguirre Gomez

                          with a copy to (which shall not constitute notice for purposes of this Agreement):

                                  Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, New York  10006
                                  Facsimile No.: (212) 225-3999
                                  Attention: Leslie N. Silverman

                                  White & Case, S.C.
                                  Torre Optima
                                  Paseo de las Palmas 405 - 5th Piso
                                  Col. Lomas de Chapultepec
                                  11000 Mexico, D.F., Mexico
                                  Facsimile No.: (5) (25) 540-9699
                                  Attention:  Alberto Sepulveda Cosio

                          (b)     If to the Investors, to the Investor
Representative:

                                  Chancellor Media Corporation
                                  433 East Las Colinas Boulevard
                                  Irving, Texas  75039
                                  Facsimile No.: (972) 869-8095
                                  Attention: Eric C. Neuman

                          with a copy to (which shall not constitute notice for purposes of this Agreement):

                                  Vinson & Elkins L.L.P.
                                  3800 Trammell Crow Center
                                  2001 Ross Avenue
                                  Dallas, Texas 75201
                                  Facsimile No.: (214) 220-7716
                                  Attention: Robert L. Kimball

                 (c) If to the Family Shareholders, to each of the Family Shareholder Representatives:

                                  Carlos de Jesus Aguirre Gomez
                                  Grupo Radio Centro, S.A. de C.V.
                                  Constituyentes 1154 (7th Piso)
                                  Col. Lomas Altas
                                  C.P. 11950
                                  Mexico, D.F., Mexico
                                  Facsimile No.: (011) 525-728-4875

                                  Rafael Felipe de Jesus Aguirre Gomez
                                  Boulevard Kukulcan Km.2
                                  Condominio Las Quintas
                                  Casa 4
                                  C.P.  77500
                                  Mexico, Cancun, Quintana Roo
                                  Facsimile No.: (011) 529-883-2844

                          with a copy to (which shall not constitute notice for purposes of this Agreement):

                                  Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, New York  10006
                                  Facsimile No.: (212) 225-3999
                                  Attention: Leslie N. Silverman

                                  White & Case, S.C.
                                  Torre Optima
                                  Paseo de las Palmas 405 - 5th Piso
                                  Col. Lomas de Chapultepec
                                  11000 Mexico, D.F., Mexico
                                  Facsimile No.: (5) (25) 540-9699
                                  Attention:  Alberto Sepulveda Cosio

or to such other address or addresses and facsimile number as any such Party may from time to time designate as to itself by like notice.

         6.5 Counterparts. This Agreement may be executed in two or more counterparts, and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the Parties hereto.

         6.6 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

         6.7 Governing Law. Except for matters of corporate governance required by the laws of Mexico to be controlled by the laws of Mexico, which matters shall be governed by and construed in accordance with the laws of Mexico, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States.

         6.8     Arbitration.

                 (a) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any question regarding its existence, validity or termination, or regarding a breach thereof (hereafter, "dispute") shall be submitted to two senior management representatives of the Investors on the one hand and the Family Shareholders on the other to attempt to reach an amicable resolution. A Party wishing to initiate consideration of a dispute by senior management hereunder shall give written notice to the other Parties hereto of the existence of such dispute and of the Party's desire to have senior management consider the dispute. Such notice shall set forth a brief description of the nature of the dispute to be considered.

                 (b) If a dispute is not settled within 15 days after the notice is given to the other Parties seeking senior management consideration of a dispute, then the dispute shall be finally settled by international arbitration under and in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, Paris, France, in effect on the date of this Agreement (the "Rules"). A Party wishing to submit a dispute to arbitration shall give written notice to such effect to the other Parties hereto and to the International Chamber of Commerce International Court of Arbitration (the "ICC Court"). The Parties shall have 30 calendar days from another Party's notice of such a request for arbitration to designate the arbitrators for the dispute.

                 (c) Each of the Family Shareholder Representative and the Investor Representative shall designate one arbitrator, and the two designated arbitrators shall in turn choose a third arbitrator, who shall also be the chairman of the panel. The ICC Court shall confirm the appointment of the third arbitrator. If one of the two Parties appoints an arbitrator but the other Party fails to nominate its arbitrator within the 30-day period specified in Section 6.8(b), then the appointment of the second arbitrator shall be made by the ICC court upon the request of the other Party; and if the appointed arbitrators shall fail to appoint the third arbitrator within 30 calendar days after the date of appointment of the most recently appointed arbitrator, the third arbitrator shall be appointed by the ICC Court upon the request of either Party.

                 (d) The arbitrators shall be legal practitioners having at least 10 years' experience in international commercial legal matters in the 20 years immediately preceding commencement of the arbitration. In addition, the chairperson of the panel shall have at least 10 years' experience in practice under the laws of the State of New York. The arbitration shall be conducted under and in accordance with the Rules, which Rules are deemed to be incorporated by reference to this clause.

The site of the arbitration shall be New York, New York, any award shall be deemed to have been made there, and the language to be used in the arbitration proceedings shall be the English language. All direct testimony shall be submitted by sworn affidavit or written question and answer; reasonable discovery shall be permitted but shall be limited in all cases to requests for documentation. The decision of the arbitrators shall be rendered within 90 calendar days from the appointment of the last arbitrator, and shall be final and binding upon all Parties. Any award shall be in writing in the English language and state the reasons and contain reference to the legal grounds upon which it is based. The award may be made public only with the written consent of all parties to the arbitration, provided, however that any ruling or award, final or otherwise, may be cited in any subsequent dispute. The arbitrators shall neither have nor exercise any power to act as amicable compositeur or decide ex aequo et bono; or to award special, exemplary, indirect, consequential or punitive damages. The costs of the arbitration shall be fixed in accordance with Article 20 of the Rules.

                 (e) Notwithstanding anything in this Agreement to the contrary, the Company and the Family Shareholders agree not to challenge in arbitration, court or otherwise the exercise by the Investor of any contractual right created by this Agreement which, by the terms of this Agreement, may be exercised by the Investor in its sole discretion. Such rights include the exercise by the Investor of its limited corporate rights specified in Section
2.7 and its rights under Article IV.

         6.9 Waiver of Immunity. To the extent that any Shareholder has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Shareholder hereby irrevocably waives such immunity in respect of its obligations under any of this Agreement to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 6.9 shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

         6.10 Confidentiality. The Shareholders shall, and shall cause their respective officers, directors, employees, and agents and the subsidiaries and Affiliates of the Shareholders and their respective officers, directors, employees, and agents, to hold confidential and not use in any manner detrimental to the Company all information they may have or obtain concerning the Company and its assets, Business, operations, or prospects, as well as the terms of the Acquisition Agreement, this Agreement, any other Transaction Document, any Offer Notice or Participation Notice and the documents and transactions contemplated thereby; provided, however, that the foregoing shall not apply to (a) information that is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or any of its employees, agents, accountants, legal counsel, or other representatives, (b) information that is or becomes available to a Shareholder or any of its employees, agents, accountants, legal counsel, or other representatives on a nonconfidential basis prior to its disclosure by the Company or its employees, agents, accountants, legal counsel, or other representatives, and (c) information that is required to be disclosed by a Shareholder or any of its employees, agents, accountants, legal counsel, or other representatives as a result of any applicable law, rule, or regulation of any governmental authority or stock exchange.

         6.11    Dollars.

                 (a) Except as otherwise expressly provided or contemplated herein, all sums expressed herein or to be paid hereunder shall be calculated or paid, as applicable, in United States dollars. If for purposes of this Agreement or for the purpose of obtaining judgment in any court it is necessary to convert any currency into United States dollars, then the Shareholders hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used for such conversion shall be that published or announced by Chase Manhattan Bank, N.A. in New York, New York, United States, on the Business Day immediately preceding the day on which such calculation is to be made or such judgment is final.

                 (b) The obligations of the Company and the Family Shareholders in respect of any sums due from it to the Investors hereunder shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that, on the Business Day next succeeding receipt by such Investor Company (or Person) of any sum adjudged to be so due in the judgment currency, such Investor Company (or Person) may, in accordance with normal banking procedures, purchase United States dollars with the judgment currency. If the United States dollars so purchased (less all exchange fees and related charges) are less than the sum originally due to such Investor Company (or Person) in United States dollars, the Company and the Family Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Investor Company (or Person) against such loss; and if the United States dollars so purchased exceed the sum originally due to such Investor Company (or Person) in dollars, such Investor Company shall (or shall cause such Person to) remit such excess to the Company or the Family Shareholders.

         6.12 Cooperation on Costs. In connection with any Transfer of Series A Share Equivalents pursuant to Section 3.1 or Article IV, the Parties will take any commercially reasonable actions that the participants to the Transfer reasonably request in compliance with all applicable law and good business practice to implement the Transfer in a cost-efficient and tax efficient manner.

         6.13 English Language. In the construction and interpretation of the terms and provisions of this Agreement, the English language version of this Agreement shall be the official version of this Agreement and any version of this Agreement that has been translated into another language shall have no force and effect except for purposes of enforcing this Agreement in a court of law that requires that the Agreement be presented in another language.

         6.14 Entire Agreement. This Agreement, the Acquisition Agreement, the other Transaction Documents, and that Further Assurances Agreement dated as of July 9, 1998, between the Investor Companies and each of the Family Shareholders (together with the Exhibits and Schedules hereto and thereto) contain the entire understanding of the Parties hereto respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.

         6.15 Cumulative Rights. The rights of each of the Shareholders under this Agreement are cumulative and in addition to all similar and other rights of the Shareholders under other agreements.

         6.16 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Shareholders under this Agreement shall not be materially and adversely affected thereby (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         6.17    Appointment of Family Shareholder Representative.   By the
execution and delivery of this Agreement, each Family Shareholder hereby irrevocably constitutes and appoints Carlos de Jesus Aguirre Gomez and Rafael Felipe de Jesus Aguirre Gomez as the true and lawful agents and attorneys-in-fact (together, the "Family Shareholder Representative") of such Family Shareholder with full power of substitution to act in the name, place and stead of such Family Shareholder solely with respect to the power to receive and deliver notices on behalf of the Family Shareholders, including any Acceptance Notice, Offer Notice, Participation Notice, or Exercise Notice, in accordance with the terms of this Agreement.

         The Investors may conclusively and absolutely rely, without inquiry, upon any action of the Family Shareholder Representative as the action of each Family Shareholder in all matters referred to herein, and each such Family Shareholder hereby ratifies and confirms all that the Family Shareholder Representative shall do or cause to be done by virtue of his appointment as Family Shareholder Representative. All actions by the Family Shareholder Representative are acknowledged by the Parties hereto to be taken by him solely as agent and attorney-in-fact for each Family Shareholder. By his execution of this Agreement, Aguirre has accepted his appointment as Family Shareholder Representative and in consideration for Aguirre's agreement to act as the Family Shareholder Representative, each Family Shareholder hereby agrees to indemnify and hold Aguirre harmless from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and attorneys' fees and expenses, if any) incurred by him in connection with his performance as Family Shareholder Representative. Each Family Shareholder covenants and agrees that he or she will not voluntarily revoke the power of attorney conferred in this Section 6.17. If any Family Shareholder dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Family Shareholder being a "Former Family Shareholder"), the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Family Shareholder (each a "Successor Family Shareholder") shall reconfirm the agency and power of attorney conferred by this Section 6.17 or shall execute and deliver such other certificates, documents or instruments (including, without limitation, any amendments hereto) that would have been delivered on its behalf by the Family Shareholder Representative had such Successor Family Shareholder reconfirmed the agency and power of attorney conferred by this Section 6.17.
If at any time Aguirre dies or resigns from his position as the Family Shareholder Representative, the other Family Shareholders shall designate a successor to Aguirre as soon as practicable.

         Each Family Shareholder hereby covenants and agrees with the Investors that he, she or it will execute a separate power of attorney before a Mexican notary public granting the Family Shareholder Representative the authority to act on such Family Shareholder's behalf to an extent which is identical to that described in this Section 6.17, and shall deliver such power of attorney to the Investors simultaneously with the execution of this Agreement.

         6.18 Best Efforts. Each of the Family Shareholders shall, and shall cause their Affiliates to, take all actions within such Person's power to perform fully each of its covenants in this Agreement and to cause the Family Trust, the Controlling Trust, and the Company to perform fully each of the covenants made by it in this Agreement and to effect the transactions contemplated in this Agreement, including giving all requisite instructions, voting and causing all attorneys-in-fact to vote all interests or securities in favor of the transactions, causing their representatives on the Technical Committee and the Family Shareholder Designees to vote in favor of the transactions, and giving instructions for the Family Trust and the Controlling Trust to effect the actions required of them pursuant to this Agreement; it being understood that a Family Shareholder shall not be liable as such under this covenant for any actions or failures to act by the Company except to the extent elsewhere in this Agreement such Family Shareholder has expressly agreed to cause the Company not to, or to, take such action.

         6.19 Specific Performance. The Shareholders and the Company recognize that the obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any Party, monetary damages alone will be an insufficient remedy. It is therefore agreed that the Shareholders and the Company shall be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages. In the event of any action to enforce this Agreement specifically, the Company and the Family Shareholders hereby waive the defense that there is an adequate remedy at law.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Chancellor, the Company and the Shareholders or the duly authorized officers of each of the Shareholders, as appropriate, effective as of the date first written above.

                                   EXHIBIT F

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into and effective as of ___________, 1998, by and among GRUPO RADIO CENTRO, S.A. DE C.V., a corporation organized under the laws of the United Mexican States (the "Company"); CHANCELLOR MEXICO LLC, a Delaware limited liability company (together with its permitted Affiliates, successors and assigns, the "Investor"); __________, as trustee (the "Controlling Trustee"), of trust number ___________ dated ___________, ____ (as amended from time to time, the "Controlling Trust") established by the Family Trust and the Investor; and BANCOMER, S.A., Institucion de Banca Mcltiple, member of Grupo Financiero Bancomer, Fiduciary Division, acting as trustee (the "Family Trustee") of trust number F/29307-6 dated June 3, 1998, established by the Family Shareholders (the "Family Trust"). The Investor and the Controlling Trust are hereinafter collectively referred to as the "Shareholders." The Company, the Investor and the Controlling Trust are hereinafter referred to individually as a "Party" and collectively as the "Parties." This Agreement is entered into as a material part of the consideration under, and pursuant to the terms of, a Stock Purchase and Merger Agreement dated as of July 9, 1998, among Chancellor Media Corporation, a Delaware corporation, the Investor, Newco, a corporation organized under the laws of the United Mexican States and an indirect, wholly-owned subsidiary of Chancellor, the Company and the Selling Shareholders named therein (including any amendments thereto, the "Acquisition Agreement").

                                   RECITALS:

         A. The Company has authorized and outstanding capital stock as of the date hereof consisting of 318,762,992 Series A Shares of Common Stock, without par value (the "Series A Shares"), which constitute all of the issued and outstanding shares of capital stock of the Company.

         B. All of the issued and outstanding Series A Shares are subject to either (i) the Controlling Trust or (ii) the CPO Trust, pursuant to which ordinary participation certificates ("CPOs"), each representing a financial interest in one Series A Share, have been issued.

         C. The Company, Citibank, N.A., as depositary, and holders and beneficial owners of American Depositary Receipts ("ADRs") representing American Depositary Shares ("ADSs") have entered into a Deposit Agreement dated as of June 30, 1993, providing for the issuance of ADRs evidencing ADSs, each of which in turn represents nine CPOs.

         D. The ADSs are listed on The New York Stock Exchange, and the CPOs are listed on the Bolsa Mexicana de Valores, S.A. de C.V.

         E. Pursuant to the terms and conditions of the Acquisition Agreement, the Investor has acquired 10,737,783 ADSs (representing 96,640,048
CPOs) and a 74.27% beneficial interest in the Controlling Trust (representing 62,741,448 Series A Shares attributable to the beneficial interest of the Investor).

         F. The Company, the Controlling Trust and the Family Trust desire to grant to the Investor certain demand and piggyback registration rights with respect to the securities of the Company now owned (directly or beneficially) or hereafter acquired (directly or beneficially) by the Investor.

                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              GENERAL PROVISIONS;
                         REPRESENTATIONS AND WARRANTIES

         1.1 Certain Terms. Each capitalized term used and not otherwise defined in this Agreement shall have the meaning given such term in the Acquisition Agreement. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

         "Acquisition Agreement" has the meaning set forth in the initial paragraph of this Agreement.

         "ADRs" has the meaning given that term in paragraph C of the Recitals to this Agreement.

         "ADSs" has the meaning given that term in paragraph C of the Recitals to this Agreement.

         "Affiliate" of a Person means (i) in all cases, any Person controlling, controlled by, or under common control with, such Person and (ii) in the case of the Investor, "Affiliate" also means any officer or employee of Chancellor or any of its Affiliates (as defined in the preceding clause (i).

         "Agreement" has the meaning set forth in the initial paragraph of this Agreement.

         "beneficial" ownership or "beneficially" owned, with respect to the CPOs, ADSs and Series A Shares or any other shares of the Company, shall have the same meaning as in Rule 13d-3 under the Exchange Act.

         "Bolsa" means the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.) or any successor stock exchange.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York, United States, or Mexico City, D.F., Mexico, are authorized by law to close.

         "Capital Stock" means the collective reference to Series A Shares, any Series A Share Equivalents, and any other series of capital stock or equivalents thereof issued from time to time by the Company.

         "Closing Date" means the closing date of the Acquisition Agreement.

         "CNBV" means the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) or any other governmental agency of Mexico administering the securities laws of Mexico.

         "Company" has the meaning set forth in the initial paragraph of this Agreement.

         "Controlling Trust" has the meaning set forth in the initial paragraph of this Agreement.

         "CPOs" has the meaning given that term in paragraph B of the Recitals to this Agreement.

         "CPO Trust" has the meaning given that term in paragraph B of the Recitals to this Agreement.

         "Demand Offering" means, as specified by the Requesting Investors, (a) a Registered Offering, (b) a Rule 144A Offering, (c) a Regulation S Offering,
(d) a Mexico Offering, or (e) any combination of two or more of the foregoing offerings.

         "Demand Request" has the meaning set forth in Section 2.2(a) of this Agreement.

         "Exchange Act" means the United States Securities Exchange Act of 1934 or any successor federal statute of the United States, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         "Fully-Diluted Series A Shares" means, at any time, the then outstanding Series A Shares of the Company plus (without duplication) all Series A Shares issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Series A Share Equivalents.

         "Indemnified Party" has the meaning set forth in Section 2.8(c) of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 2.8(c) of this Agreement.

         "Inspectors" has the meaning set forth in Section 2.5(j) of this Agreement.

         "Investor Representative" means Chancellor.

         "Investor" has the meaning given that term in the initial paragraph of this Agreement and includes their Affiliates, successors and assigns so long as such Person holds Registrable Securities.

         "Majority Requesting Investors" has the meaning set forth in Section 2.2(c) of this Agreement.

         "Material Adverse Effect" has the meaning set forth in Section 2.2(d) of this Agreement.

         "Mexico" means the United Mexican States.

         "Mexico Offering" means a firm commitment underwritten public offering of Registrable Securities in Mexico that is authorized by the CNBV, which offering may include a tranche or tranches offered outside Mexico, upon completion of which such Registrable Securities will be listed on the Bolsa.

         "New York Courts" has the meaning set forth in Section 4.7(a) of this Agreement.

         "Offering" means a Demand Offering, a Piggyback Offering or a Shelf Offering.

         "Party" and "Parties" have the meanings given those terms in the initial paragraph of this Agreement.

         "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

         "Pesos" means the legal currency in Mexico.

         "Piggyback Offering" means (a) an offering pursuant to a registration statement under the Securities Act of any equity securities (including American Depositary Shares or Receipts for such securities) by the Company for its own account or for the account of any of its equity investors (other than a registration statement on Form S-4, F-4 or S-8 or any substitute form that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), (b) an offering pursuant to an offering circular or offering memorandum of any equity securities (including American Depositary Shares or Receipts for such securities) by the Company for its own account or for the account of any of its equity holders for resale pursuant to Rule 144A (whether or not such offering also includes a tranche offered outside the United States pursuant to Regulation S or a tranche offered to institutional accredited investors as defined in Regulation D) or pursuant to a Regulation S Offering (whether or not such offering includes a tranche offered inside the United States pursuant to Rule 144A or a tranche offered to institutional accredited investors as defined in Regulation D), (c) a public offering in Mexico pursuant to authorization of the CNBV after formal request therefor of any equity securities (including CPOs or other ordinary participation certificates) by the Company for its own account or for the account of any of its equity holders, or
(d) any other offering outside Mexico by the Company for its own account or for the account of any of its equity holders that results in any equity securities of the Company being listed, quoted or otherwise traded on a securities exchange or in an organized securities market or inter-dealer quotation system.

         "Piggyback Securities" has the meaning set forth in Section 2.3(a) of this Agreement.

         "PORTAL" means the National Association of Security Dealers' Private Offerings, Resales and Trading through Automated Linkages system.

         "Process Agent" has the meaning set forth in Section 4.7(b) of this Agreement.

         "qualified institutional buyer" has the meaning given that term in Rule 144A.

         "Records" has the meaning set forth in Section 2.5(j) of this Agreement.

         "Registered Offering" means (a) a public offering of the Registrable Securities (including American Depositary Shares or Receipts for such securities) in the United States that is registered on a registration statement filed with the SEC and declared effective under the Securities Act, which offering may be underwritten on a firm commitment basis, sold by Underwriters on an agency, best efforts or reasonable efforts basis, or not involve Underwriters and which offering may include a tranche offered outside the United States either pursuant to that registration statement or in reliance on Regulation S under the Securities Act, upon completion of which such Registrable Securities (or American Depositary Shares or Receipts for such Registrable Securities) will be listed on a United States national securities exchange or on the Nasdaq Stock Market, or (b) a Shelf Offering.

         "Registrable Securities" means (a) with respect to the Investor, the CPOs, ADSs, ADRs, and Series A Shares directly or indirectly acquired pursuant to the terms of the Acquisition Agreement, any other shares of Capital Stock hereafter acquired by the Investor, any other shares of Capital Stock into which such shares may be converted or exchanged in order to facilitate a public offering of securities held by the Investor, any ordinary participation certificates, depositary shares or depositary receipts, including but not limited to, American Depositary Shares and Receipts and ordinary or other participation certificates, representing interests in any such Capital Stock, and any such securities represented by the Investor's beneficial interest in the Controlling Trust now or hereafter acquired by exchange or otherwise, and
(b) includes any other securities issued or issuable with respect to such shares of Capital Stock and other securities by way of a stock dividend, stock distribution, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or spin-off; provided, that a Registrable Security will cease to be a Registrable Security when (x) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to the effective registration statement, (y) the Registrable Security is sold on the Bolsa or on any U.S. national securities exchange on which any Capital Stock is then listed, or (z) the Registrable Security is sold through the Nasdaq Stock Market or on any securities exchange outside the United States on which the Capital Stock is then listed or quoted.

         "Regulation D" means Regulation D under the Securities Act, as amended from time to time.

         "Regulation S" means Regulation S under the Securities Act, as amended from time to time.

         "Regulation S Offering" means an offering of Registrable Securities outside the United States and Mexico that satisfies the provisions of Regulation S, which offering may be underwritten on a firm commitment basis, sold by Underwriters on an agency, best efforts or reasonable efforts basis, or not involve Underwriters, and which offering may include a tranche or tranches offered in Mexico or the United States, or both, upon completion of which such Registrable Securities will be listed on a securities exchange or otherwise quoted in an organized securities market or inter-dealer quotation system.

         "Requesting Investors" has the meaning set forth in Section 2.2(e) of this Agreement.

         "Required Commencement Date" has the meaning set forth in Section 2.1 of this Agreement.

         "Rule 144A" means Rule 144A under the Securities Act, as amended from time to time.

         "Rule 144A Offering" means the offering involving a purchase from the Requesting Investors in reliance on private placement exemptions under the Securities Act and the resale of the Registrable Securities (including American Depositary Shares or Receipts for such securities) by the initial purchasers in reliance on Rule 144A, which offering may be purchased on a firm commitment basis, sold by Underwriters on an agency, best efforts or reasonable efforts basis, or not involve Underwriters, and which offering may include a tranche offered outside the United States in reliance on Regulation S or a tranche offered to institutional accredited investors as defined in Regulation D.

         "SEC" means the United States Securities and Exchange Commission or any other federal agency of the United States then administering the Securities Act and other federal securities laws of the United States.

         "Securities Act" means the United States Securities Act of 1933 or any successor federal statute of the United States, and the rules and regulations of the SEC thereunder, all as they shall be in effect from time to time.

         "Series A Share Equivalents" means (without duplication with any other Series A Shares or Series A Share Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, or representing a financial interest in, directly or indirectly, Series A Shares or securities convertible or exchangeable into Series A Shares, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

         "Series A Shares" has the meaning given that term in paragraph A of the Recitals to this Agreement.

         "Shareholders" has the meaning set forth in the initial paragraph of this Agreement and and includes their successors and assigns.

         "Shareholders' Agreement" means the Shareholders' Agreement dated as of the date of this Agreement and signed by the Chancellor, the Investor, the Company, the Family Trust, the Controlling Trust and the Family Shareholders, as it may be amended from time to time.

         "Shelf Offering" means a public offering of the resale from time to time by the Investor of Registrable Securities (including American Depositary Shares or Receipts for such securities) in the United States pursuant to Rule 415 under the Securities Act that is registered on a registration statement filed with the SEC and declared effective under the Securities Act.

         "Tax Exemption" means a complete exemption from, or reduction to, the Mexican tax otherwise imposed on capital gains under the tax laws of Mexico.

         "Underwriter" means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer's market-making activities, or that acts as agent with respect to the sale of any Registrable Securities, whether in a Demand Offering or a Piggyback Offering.

         "United States" means the United States of America.


         1.2 References and Titles. All references in this Agreement to Exhibits, Schedules, Recitals, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Recitals, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section" and "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words appear. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.


         1.3     Representations and Warranties.


                 (a) The Company hereby represents and warrants to the Investor that:

                          (i) the Company has full power and authority to execute, deliver and perform this Agreement and to complete the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement and the completion by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                          (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms; and

                          (iii) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule or regulation to which it is subject, (B) violate any order, judgment or decree applicable to it, or (C) conflict with, or result in a breach or default under, any term or condition of its charter documents, including by-laws, or any agreement or other instrument to which the Company is a party or by which the Company is bound.

                 (b) Each of the Parties (as to itself only) other than the Company, severally and not jointly, hereby represents and warrants to each other Party that:

                          (i) it has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

                          (ii) this Agreement has been duly and validly executed and delivered by it and constitutes the binding obligation of it enforceable against it in accordance with its terms; and

                          (iii) the execution, delivery, and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule, or regulation to which it is subject, (B) violate any order, judgment, or decree applicable to it, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, as applicable, or any agreement or other instrument to which it is a party or by which it is bound.

                                   ARTICLE II

                             REGISTRATION OF STOCK

         2.1 Registration Rights. The Company, the Controlling Trust and the Family Trust hereby grant to the Investor the applicable registration rights with respect to Registrable Securities set forth in this Article II.
The Company, the Controlling Trust and the Family Trust covenant that, if any Investor gives a Demand Request in accordance with the terms of this Agreement, the Company will use commercially reasonable efforts to prepare or cause to be prepared financial statements (including financial statements reconciled to United States generally accepted accounting principles in accordance with the applicable requirements of the Securities Act, as may be appropriate for the intended method of disposition specified in the Demand Request) and disclosure documents (prepared in accordance with the applicable requirements of the Securities Act for a Registered Offering and in accordance with the applicable laws for any other Offering) and will use commercially reasonable efforts to otherwise take all necessary steps with a view to filing a registration statement with the SEC with respect to a Registered Offering, completing a Rule 144A preliminary offering circular with respect to a Rule 144A Offering or Regulation S Offering, or completing and (if required) filing the appropriate offering materials for any other Offering, in each case as soon as possible but in any event no later than 45 days after the Company's receipt of a Demand Request (the "Required Commencement Date").

         2.2     Demand Registration.


                 (a)      Request for Demand Offering.

                          (i) The Investor Representative may at any time and from time to time make a written request of the Company (a "Demand Request") for a Demand Offering of all or part of such Investor's Registrable Securities representing in the aggregate at least [US$20,000,000] in value [(based solely on the initial acquisition price under the Acquisition Agreement)]; provided, that the Company shall not be required to complete more than five Demand Offerings pursuant to this Section 2.2(a)(i) and provided, further, that the US$20,000,000 minimum requirement shall not apply after the fourth Demand Offering. In addition, if the managing Underwriters of the Demand Offering or the CNBV recommend or require that the proposed Demand Offering also include Capital Stock to be issued by the Company and, in the case of a recommendation, if the Investor Representative consents to the Company's participation, then the Company shall include such Capital Stock in the proposed Demand Offering to the extent so recommended or required.

                          (ii) Each Demand Request shall specify the number of Registrable Securities proposed to be sold and the nature of the Demand Offering requested.

                          (iii) On or before the Required Commencement Date, the Company shall file with the CNBV the application request with respect to the Demand Offering (if the Demand Request is for a Mexico Offering) and shall file the appropriate registration statement with the SEC (if the Demand Request is for a Registered Offering), commence circulation of an appropriate preliminary offering circular (if the Demand Request is for a Rule 144A Offering), commence circulation of an appropriate preliminary offering circular (if the Demand Offering is for a Regulation S Offering), or file (if required) and commence circulation of other appropriate offering materials (for any other Offering). The Company shall use commercially reasonable efforts to cause the Demand Offering to be authorized by the CNBV (if applicable) and declared effective by the SEC (if applicable) as promptly as practicable after such formal request or filing, shall cause the firm commitment underwriting or purchase agreement to be executed and delivered as promptly as practicable after the Required Commencement Date, and shall take all actions required of it to complete the Demand Offering, including requirements of law, requirements imposed by regulators, customary requirements of Underwriters and purchasers, and the sale of primary shares required by regulators or recommended by the managing Underwriters as part of the Demand Offering. The Controlling Trust shall use its best efforts to cause the Company to comply with the provisions of this paragraph (iii), to provide or otherwise obtain all authorizations of the Company stockholders, approve all amendments to the estatutos sociales, approve all amendments to any shareholders' agreement that the appropriate regulatory or securities exchange or market authorities require or that the managing Underwriters reasonably request, cooperate with the Company and the Investor to effect the Demand Offering, and take all other actions as may be required or reasonably requested of the stockholders of the Company by the Investor, the Company, the managing Underwriters, or regulators to implement the Demand Offering in a timely manner.

                 (b) Effect of Signing and Effectiveness; Abandonment. An offering or filing of a registration statement will not count as a Demand Offering until the registration statement has become effective (for Registered Offerings only) and the firm commitment underwriting or purchase agreement with respect to the Demand Offering has been executed and delivered by all parties thereto; provided that if, after a registration statement for a Registered Offering has become effective or after the firm commitment underwriting or purchase agreement with respect to the Demand Offering has been executed and delivered by all parties thereto, either (i) an offering of Registrable Securities is interfered with by any stop order, injunction or other order or requirement of the SEC, CNBV or other governmental agency or court or (b) the offering is not completed because of the Company's or the Controlling Trust's failure to satisfy a condition or comply with a covenant required of it, that offering will be deemed not to have been effected and shall not count as a Demand Offering. Subject to the foregoing, the Investor may abandon the Demand Offering at any time without it counting as a Demand Offering and shall retain the demand rights hereunder.

                 (c) Selection of Underwriters. The Requesting Investors holding a majority of Registrable Securities to be included in the Demand Offering (the "Majority Requesting Investors") (acting through the Investor Representative) to select the book-running and managing Underwriters and global coordinators for the Demand Offering; provided, that the Company's Board of Directors shall have the right to veto any such choice by written notice to the Investor Representative given no later than seven days after the Investor Representative gives written notice to the Company of any such selection, which veto shall not be given unreasonably and which veto shall not be given with respect to any of the following investment banks or their successors or international affiliates: Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch & Co., NationsBanc Montgomery Securities LLC, Morgan Stanley & Co. Incorporated, and Salomon Smith Barney Inc.

                 (d) Priority on Demand Offerings. No securities to be sold for the account of any Person (including the Company) other than a Requesting Investor shall be included in a Demand Offering unless the managing Underwriters shall advise the Requesting Investors in writing that the inclusion of such securities will not materially and adversely affect the price or success of the Demand Offering (a "Material Adverse Effect"). Furthermore, if the managing Underwriters shall advise the Requesting Investors that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Offering by Requesting Investors is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of Requesting Investors to be included in such Demand Offering shall equal the number of shares which the Company is so advised can be sold in such Demand Offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Investors on the basis that their respective ownership percentage at the date hereof bears to the aggregate ownership percentage at the date hereof of all such Requesting Investors.

                 (e) Multiple Demands. The Company shall promptly (and in any event within 7 Business Days of its receipt) give the Investor notice and a copy of any Demand Request it receives and of any request it receives with respect to any other demand registration rights for securities of the Company. If the Company shall receive, within a period of 30 days, demand requests from more than one Person who has the contractual right (whether exercisable alone or in conjunction with other rights) to make a demand request, all such requesting Persons shall be considered "Requesting Investors" for purposes of this Section 2 and the allocation provisions of Section 2(d) shall apply with respect thereto.

                 (f) Postponement for Significant Corporate Events. The Company shall be entitled to postpone, for a period of time (which shall not exceed 90 days without the consent of the Majority Requesting Investors), the request for a Demand Offering under this Section 2.2 if the Company determines, in the good faith exercise of its reasonable business judgment, that such request could materially interfere with bona fide financing, acquisition, or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Company or such transaction. If the Company postpones the Demand Offering requested under this Section 2.2, the Company shall promptly (but not later than three Business Days following the determination to postpone the Demand Offering) notify the Investor of the determination to postpone the Demand Offering and of the facts on which such determination is based. If the Company postpones the Demand Offering requested under this Section 2.2, the Company shall promptly (but not later than three Business Days afterwards) notify the Investor when the events or circumstances permitting such postponement have ended and at that time shall proceed with the Demand Offering as requested and in accordance with this Agreement. If the Company shall postpone the Demand Offering pursuant to this Section 2.2(e), then any related Demand Request may thereafter be withdrawn by the Investor's giving notice of withdrawal to the Company. Upon such withdrawal, the withdrawn Demand Request shall not count as an exercise of the demand registration rights granted herein.

                 (g) Suspension of Use of Resale Shelf Registration Statements. The Company shall be entitled, at any time and from time to time, to suspend the offer and sale of Registrable Securities in connection with a Shelf Offering, if the Company determines, in the good faith exercise of its reasonable business judgment, that any such offer or sale could materially interfere with bona fide financing, acquisition, or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Company or such transaction. Such suspension will be in effect until the earlier of the date on which the Company determines in good faith that (i) any such offer or sale would not materially interfere with such bona fide financing, acquisition, or other material business plans of the Company or (ii) full disclosure of such non-public information has been made or is not necessary; provided that such suspensions will not in any event exceed 90 days without the consent of the Majority Requesting Investors. If the Company determines to suspend the offer and sale of Registrable Securities pursuant to this Section 2.2(g), the Company shall promptly notify the selling shareholders named in the applicable registration statement of the date on which such suspension shall take effect, and the selling shareholders shall suspend the use of such registration statement upon receipt of such notification. If the Company shall suspend a Shelf Offering pursuant to this Section 2.2(g), then the Company shall extend the effectiveness of the applicable registration statement by the same number of days comprising the suspension period. If the Company shall suspend a Shelf Offering pursuant to this Section 2.2(g), the Company shall promptly (but not later than 5 Business Days afterwards) notify the Investor when the events or circumstances permitting such postponement have ended and at that time shall proceed with the Shelf Offering as requested and in accordance with this Agreement. If the Company shall suspend a Shelf Offering pursuant to this
Section 2.2(g) for longer than 30 consecutive days or for more than 45 total days (whether or not consecutive), then any related Demand Request may thereafter be withdrawn by the Investor's giving notice of withdrawal to the Company. Upon such withdrawal, the withdrawn Demand Request and related Shelf Offering shall not count as an exercise of the demand registration rights granted herein.

         2.3     Piggyback Registration.


                 (a) If the Company proposes to initiate a Piggyback Offering, then the Company shall give written notice of such proposed Piggyback Offering and the Investor's rights under this Section 2.3 to the Investor as soon as practicable (but in no event less than 30 days before the effective date of the SEC registration statement, date of the final Rule 144A or Regulation S offering circular or other appropriate offering materials, or submission date of the formal approval by the CNBV, as applicable), and that notice shall offer the Investor the opportunity to register or include such number of Registrable Securities as the Investor may request. Subject to
Section 2.3(b) hereof, the Company shall include in each such Piggyback Offering all Registrable Securities requested to be included in the Piggyback Offering by written notice given to the Company within 20 days after the Company's notice to the Investor. The Investor shall be permitted to withdraw all or part of the Investor's Registrable Securities from a Piggyback Offering at any time before the earlier of the effective date for the Piggyback Offering (if registered with the SEC) or the signing of a definitive underwriting, purchase or agency agreement with the Underwriters. Subject to Section 2.3(b) and Section 2.3(c), the Company shall use commercially reasonable efforts to cause the managing Underwriters of a proposed Piggyback Offering to permit the Registrable Securities requested to be included in the Piggyback Offering ("Piggyback Securities") to be included at the same price and on no less favorable terms and conditions as any similar securities included therein.

                 (b) If, at any time after giving written notice of a proposal to initiate a Piggyback Offering, purchase or agency agreement with the Underwriters, the Company determines for any reason either not to register or sell or to delay for more than 30 days the registration or sale of the securities proposed to be sold in the Piggyback Offering, the Company shall give written notice of that determination to the Investor and shall be relieved of its obligation under this Section 2.3 to register or sell any Registrable Securities in connection therewith, without prejudice, however, to the rights of the Investor under Section 2.2 hereof or the rights of the Investor under this Section 2.3 to participate in the delayed or any subsequent Piggyback Offering. No Piggyback Offering completed under this Section 2.3 shall relieve the Company of its obligation to effect a Demand Offering pursuant to Section 2.2, nor shall any Piggyback Offering completed under this Section 2.3 be deemed to have been effected pursuant to Section 2.2.

                 (c) If the Registrable Securities requested to be included in the registration statement by any Investor differ from the type of securities proposed to be registered by the Company and the managing Underwriters advise the Company in writing that, due to such differences, the inclusion of such Registrable Securities would have a Material Adverse Effect, then (i) the number of such Investor's Registrable Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing Underwriters, would eliminate such Material Adverse Effect or
(ii) if no such reduction would, in the judgment of the managing Underwriters, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in the number of Registrable Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Investor's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing Underwriters of a proposed Piggyback Offering advise the Company in writing that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Investor, only a portion of the shares such Investor has requested be registered equal to the ratio which such Investor's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than (i) the Company, if such registration has been initiated by the Company for securities to be offered by the Company and (ii) by Persons exercising their right to cause a Demand Offering) who have requested that their shares be included in such registration statement. It is acknowledged by the Investor that the securities to be included in such registration pursuant to the this Section 2.3(c) shall be allocated (x) if such registration has been initiated by the Company for securities to be offered by the Company, (1) first, to the Company, and (2) second, to the Investor and all other Persons requesting securities to be included therein in accordance with the above described ratio, and (y) if such registration is a Demand Offering, (1) first, to securities offered by Persons exercising their right to cause a Demand Offering, (2) second, to the Company, and (3) third, to the Investor and all other Persons requesting securities to be included therein in accordance with the above described ratio. If as a result of the provisions of this Section 2.3(c), the Investor shall not be entitled to include all Registrable Securities in a registration that the Investor has requested to be so included, the Investor may withdraw the Investor's request to include Registrable Securities in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration.

         2.4     Lock-up Agreements.


                 (a) Restrictions on Sale by the Company, the Controlling Trust and the Family Trust. The Company, the Controlling Trust and the Family Trust agree (i) not to effect any sale or distribution of any securities similar to those being offered, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 Business Days before, and during the 180-day period (or such shorter period as the managing Underwriters of the Offering shall authorize in writing to the Company) beginning on the date of any final prospectus, offering circular or other final offering material that includes Registrable Securities (unless the sale or distribution is pursuant to that Offering and either (A) the Investor consents or (B) the Investor is participating pursuant to Section 2.3 hereof in the Offering, the Offering was initiated by the Company with respect to the sale of securities by the Company, and the Investor is not simultaneously participating in the Offering pursuant to Section 2.2 hereof); and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period described in (i) above, including a sale pursuant to Rule 144 under the Securities Act (except as part of any such Offering, if permitted, to the extent of their participation in the underlying Offering of the Registrable Securities).

         2.5 Demand Procedures. Whenever the Investor has requested that any Registrable Securities be offered pursuant to Section 2.2 hereof, the Company will use commercially reasonable efforts to effect the offering and sale of such Registrable Securities in a Demand Offering in accordance with the intended method of disposition thereof as soon as is possible, but commencing no later than the Required Commencement Date, and in connection with any such request, the Company will (unless the Majority Requesting Investors (acting through the Investor Representative) consent otherwise):


                 (a) prepare and, if applicable, file with the CNBV, the Bolsa, the SEC, any securities exchange or market or inter-dealer quotation system on which the Company's securities are then listed or quoted and any other United States, Mexican or foreign federal or state governmental body or agency, or all of them, as may be applicable for the type of Demand Offering, a formal request for authorization, an offering circular with respect to a Rule 144A Offering or appropriate offering materials for another type of Demand Offering, or a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and that is available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to obtain and maintain such authorization, to finalize such offering circular or other offering materials, and to cause such filed registration statement to become and remain effective under the Securities Act; provided that (i) at least 20 days before filing a formal request for authorization, circulating a preliminary offering circular or other offering materials, or filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Investor and to one counsel (which may include one local counsel in each applicable country) selected by the Investor (acting through the Investor Representative), copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and shall thereafter furnish revised drafts and definitive versions of all such documents when they are circulated to the working group for the Demand Offering, and (ii) after the filing of the formal request for authorization or registration statement, the Company will promptly notify the counsel to the Investor of comments received from the CNBV, the SEC, or the securities exchange or market or inter-dealer quotation system, and other governmental authorities as may be applicable; provided, that in connection with a Demand Offering, the Company shall not file or circulate to potential investors any registration statement or prospectus, offering circular or other offering materials, or any amendments or supplements thereto, if the Requesting Investors who hold a majority of the Registrable Securities covered by such registration statement, prospectus, offering circular or other offering materials (acting through the Investor Representative or its counsel), the managing Underwriters, or their counsel shall reasonably object, in writing, on a timely basis;

                 (b) prepare and file with the CNBV, the Bolsa, the SEC, any securities exchange or market or inter- dealer quotation system referred to in (a) above and any other United States, Mexican or foreign federal or state governmental body or agency, or all of them, such amendments and supplements to such request for authorization, offering circular or other offering materials, or registration statement and the prospectus used in connection therewith as may be necessary to maintain such authorization, keep such offering circular or other offering materials current, and keep such registration statement effective pursuant to Section 2.2 for a period of not less than 180 consecutive days or, if shorter, the period terminating when all Registrable Securities covered by such authorization, offering circular or other offering materials, or registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act, the Exchange Act, Mexican securities laws and all other applicable laws with respect to the disposition of all securities covered by such registration statement, offering circular or other offering materials during such period in accordance with the intended methods of disposition by the Investor thereof set forth in such registration statement, offering circular or other offering materials;

                 (c) furnish without charge to the Investor such number of copies of such registration statement, offering circular or other appropriate offering materials, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such authorization or registration statement (including each summary or preliminary prospectus, offering circular or other offering materials), in conformity with the requirements of the Mexican securities laws, the Securities Act and other applicable laws, all documents incorporated by reference into such offering circular, offering materials, prospectus or registration statement, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor in the Demand Offering;

                 (d) notify the Investor promptly, and (if requested by the Investor) confirm such notice in writing, (i) when a request for authorization, registration statement, prospectus, offering circular or other offering material or any supplement or amendment thereto has been filed, and, with respect to a request for authorization or a registration statement or any post-effective amendment, when the same has been granted by the CNBV or become effective under the Securities Act and each applicable state or foreign law,
(ii) of any request by the CNBV, the Bolsa, the SEC or any other United States, Mexican or foreign federal or state governmental authority for amendments or supplements to a request for authorization, registration statement, or related prospectus (or other legally required offering material) or for additional information, (iii) of the issuance by the CNBV, the Bolsa, the SEC or any other United States, Mexican or foreign federal or state governmental body or agency of any action, including without limitation a stop order, suspending or withdrawing the authorization for the offering or the effectiveness of a registration statement, or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the discovery that, or of the happening of any event as a result of which, the registration statement, related prospectus, offering circular, other offering materials or any document incorporated or deemed to be incorporated therein by reference includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that requires the making of any changes in such registration statement, prospectus, offering circular or other offering materials so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, offering circular or other offering materials, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that such document otherwise fails to comply with applicable laws, and (vi) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

                 (e) use its best efforts to obtain the withdrawal of any order suspending or withdrawing the authorization for an offering, the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                 (f) cooperate with the Investor and the managing Underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates (in the case of a Registered Offering) shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Corporation or other appropriate book-entry depositary; and enable such Registrable Securities to be registered in such names as the managing Underwriters may request at least one Business Day prior to any sale of Registrable Securities;

                 (g) use all commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as the Investor or managing Underwriters reasonably (in light of the intended plan of distribution) request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor or managing Underwriters to complete the disposition in such jurisdictions of the Registrable Securities owned by the Investor; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g),
(ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) incur any material expense outside of the United States or Mexico;

                 (h) use commercially reasonable efforts to cause such Registrable Securities and the Demand Offering to be registered with or approved by such other governmental agencies, authorities, and board of directors and stockholders of the Company to enable the Investor to complete the disposition of such Registrable Securities;

                 (i) enter into customary agreements in customary form (including an underwriting, purchase or agency agreement, as requested by the Investor Representative) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                 (j) make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such registration statement, offering circular or other offering materials and any attorney, accountant or other professional retained by the Investor or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility; cause the Company's officers, directors, examiners, accountants, attorneys, employees and subsidiaries to supply all information reasonably requested by any such Inspectors in connection with such registration statement, offering circular or other offering materials; and cooperate and assist in the performance of any due diligence investigation by any Underwriter (including any "qualified independent underwriter") or the Investor (notwithstanding the foregoing, the Company shall have no obligation to disclose a Record to the Inspectors if the Company reasonably determines that such disclosure is reasonably likely to have an adverse effect on the Company's ability to assert the existence of any attorney-client privilege with respect thereto);

                 (k) use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Investor (acting through the Investor Representative or its counsel) or the managing Underwriters reasonably request, addressed to the Investor and to the Underwriters;

                 (l) use best efforts to comply with all applicable rules and regulations of United States and Mexican securities laws, the CNBV, the SEC, the Bolsa, any applicable securities exchange or market or inter-dealer quotation system, and any other applicable securities laws and regulations and, if the Offering is a Registered Offering, make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act by reference to the Company's annual reports on Form 20-F;

                 (m) use commercially reasonable efforts to cause all such Registrable Securities to be listed on the U.S. national securities exchange on which the Company's securities are then listed (or, if there is none, the Nasdaq Stock Market), the Bolsa or PORTAL, as applicable for the Offering;

                 (n) if any event contemplated by Section 2.5(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement, related prospectus, offering circular or other offering materials or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus, offering circular and other offering materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise will not fail to comply with applicable law;

                 (o) keep the Investor advised in writing about the initiation and progress of any Offering, including any request for authorization or registration;

                 (p) cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc.;

                 (q) if the Offering is a Rule 144A Offering, then so long as any of the Registrable Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) (this covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities);

                 (r) if the Offering involves American Depositary Shares or Receipts, enter into a customary form of deposit agreement with a depositary and will comply with the terms of the deposit agreement so that American Depositary Receipts evidencing American Depositary Shares or deposited Capital Stock will be executed by the depositary and delivered to the Underwriters;

                 (s) cooperate with the Underwriters with respect to all roadshows and other marketing activities as may be reasonably requested by the Underwriters; and

                 (t) furnish to the Investor a signed legal opinion, addressed to the Investor, of an opinion of counsel for the Company, dated the date of the closing of the underwriting or purchase agreement for the Demand Offering, reasonably satisfactory in form and substance to the Majority Requesting Investors (acting through the Investor Representative).

The Controlling Trust shall use its best efforts to cause the Company to comply with the provisions of this Section 2.5. The Controlling Trust shall also use its best efforts to provide or otherwise obtain all authorizations of the Company stockholders, approve all amendments to the estatutos sociales, approve all amendments to any shareholders' agreement that the appropriate regulatory or securities exchange or market authorities require or that the managing Underwriters reasonably request, cooperate with the Company and the Investor to effect the Demand Offering, and take all other actions as may be required or reasonably requested of the stockholders of the Company by the Investor, the Company, the managing Underwriters, or regulators to implement the Demand Offering in a timely manner.

         2.6 Piggyback Offering Procedures. Whenever Piggyback Securities are included in an Offering pursuant to Section 2.3 hereof, the Company will (unless the Majority Requesting Investors consent otherwise):

                 (a) at least 10 days before filing a formal request for authorization, circulating a preliminary offering circular or other offering materials, or filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Investor and to one counsel (which may include one local counsel in each applicable country) selected by the Investor (acting through the Investor Representative), copies of all such documents proposed to be filed, which documents will be subject to the review of the Investor and to one counsel (which may include one local counsel in each applicable country) selected by the Investor (acting through the Investor Representative) solely for the purposes of reviewing such material in connection with the Investor's decision of whether to continue to participate in the Offering in accordance with the terms of this Agreement and reporting to the Company on a timely basis any inaccuracies with respect to information regarding the Investor contained in such material, and the Company shall thereafter furnish revised drafts and definitive versions of all such documents to the Investor and to one counsel (which may include one local counsel in each applicable country) selected by the Investor (acting through the Investor Representative) when they are circulated to the working group for the Demand Offering, and after the filing of the formal request for authorization or registration statement, the Company shall promptly notify the counsel to the Investor of comments received from the CNBV, the SEC, or the securities exchange or market or inter-dealer quotation system, and other governmental authorities as may be applicable;

                 (b) use all commercially reasonable efforts (i) to include the Piggyback Securities to be included in the Offering (subject to Section 2.3(c) hereof) in the formal request for authorization, offering circular, registration statement, or other appropriate offering materials for the type of Piggyback Offering, (ii) to include the Piggyback Securities to be included in the Offering in any registration, qualification or authorization of securities to be sold in the Offering otherwise being made with any governmental authority under state securities or blue sky laws or other applicable securities laws, and (iii) to maintain such inclusion for such period as such authorization, offering circular, registration statement, or other appropriate materials for the type of Piggyback Offering and such registration or qualification are otherwise maintained by the Company for the Person initiating the Piggyback Offering;

                 (c) furnish without charge to the Investor the number of copies of the offering circular, other appropriate offering materials or registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the authorization or registration statement (including each summary or preliminary prospectus or other legally required offering materials), in conformity with the requirements of the Mexican securities laws, the Securities Act and other applicable laws, all documents incorporated by reference into such offering circular, offering materials, prospectus or registration statement, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Piggyback Securities included in the Offering;

                 (d) notify the Investor (i) of the issuance by the CNBV, the Bolsa, the SEC or any other United States, Mexican or foreign federal or state governmental body or agency of any action, including without limitation a stop order, suspending or withdrawing the authorization for the offering or the effectiveness of a registration statement, or the initiation of any proceedings for that purpose and (ii) if the Person initiating the Piggyback Offering determines to cease using a registration statement, prospectus or other offering document because of either the issuance by the CNBV, the Bolsa, the SEC or any other United States, Mexican or foreign federal or state governmental body or agency of a stop order or the discovery of a material misstatement or omission, to suspend the use of a registration statement, prospectus or other offering document upon receipt of such notification;

                 (e) notify the counsel to the Investor promptly (i) when a request for authorization, registration statement, prospectus, offering circular or other offering material for the Piggyback Offering or any supplement or amendment thereto has been filed, and with respect to a request for authorization or a registration statement or any post-effective amendment, when the same has been granted by the CNBV or become effective under the Securities Act and each applicable state or foreign law, (ii) of any request by the CNBV, the Bolsa, the SEC or any other United States, Mexican or foreign federal or state governmental authority for amendments or supplements to a such a request for authorization, registration statement, or related prospectus (or other legally required offering material) or for additional information, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) of the Company's determination that a post-effective amendment to a registration statement would be appropriate;

                 (f) cooperate in good faith to facilitate the timely delivery of certificates representing the Piggyback Securities to be sold;

                 (g) use all commercially reasonable efforts to include the Piggyback Securities to be included in the Offering (subject to Section 2.3(c) hereof) in any underwriting agreement, deposit agreement, and listing applications as otherwise are entered into for the securities of the Person initiating the Piggyback Offering;

                 (h) make available for inspection by the Investor or their Inspectors the Records as shall be reasonably necessary to enable them to exercise their due diligence investigation responsibility, if any; cause the Company's officers, directors, examiners, accountants, attorneys, employees and subsidiaries to supply all information reasonably requested by any such Inspectors in connection with such registration statement; and cooperate and assist in the performance of any due diligence investigation by the Investor;

                 (i) use best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters covered by comfort letter or comfort letters, if any, delivered to the managing Underwriters, addressed to the Investor; and

                 (j) furnish to the Investor a signed legal opinion, addressed to the Investor, of an opinion of counsel for the Company, dated the date of the closing of the underwriting or purchase agreement for the Piggyback Offering, in form and substance equivalent to that counsel's opinion, if any, to the Underwriters in the Offering.

         2.7 Registration Expenses. In connection with any Demand Offering and Piggyback Offering hereunder, the Company shall pay the following expenses:
(a) all registration and filing fees

(including for filings to be made with the SEC, the National Association of Securities Dealers, Inc., and the CNBV); (b) fees and expenses of compliance with all applicable laws (including securities and blue sky laws) in any foreign or domestic jurisdiction (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (c) all word processing, duplicating, printing and distribution expenses; (d) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties);
(e) the fees and expenses incurred in connection with the listing on any stock exchange, stock market or inter-dealer quotation system, including the Bolsa, the Mexican intermediate securities market, the New York Stock Exchange, the Nasdaq Stock Market, or quotation on PORTAL of the Registrable Securities; (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested or required hereunder); (g) the fees and expenses of any special experts retained by the Company in connection with such Offering; (h) fees and expenses of counsel selected by the Investor Representative incurred in connection with the Offering; (i) fees and expenses of any qualified independent underwriter or other independent appraiser participating in any offering pursuant to the Conduct Rules of the National Association of Securities Dealers, Inc.; (j) all expenses in connection with the preparation of any trust agreement, deposit agreement, the deposit of shares under the trust agreement or deposit agreement, the issuance thereunder of any participation certificates or depositary shares evidencing such deposited shares, the issuance of any depositary receipts evidencing such depositary shares or Capital Stock, and the fees of the depositary and trustee; (k) all travel expenses of the Company's directors, officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the offered securities; and (l) all costs and expenses incurred in connection with compliance with the Company's obligations under Sections 2.5 and 2.6. The Company shall not have any obligation to pay any underwriting fees, discounts, commissions or transfer taxes attributable to the sale of Registrable Securities or, except as provided by clause (b), (h), (i), (j) or (l) above, any out-of-pocket expenses of the Investor (or the agents who manage its accounts) or (except as provided in an agreement between the Company and any Underwriter if the Company is selling newly-issued securities) the fees and disbursements of counsel for any Underwriter.

         2.8     Indemnification; Contribution.


                 (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless to the full extent permitted by law the Investor, each Person, if any, who controls the Investor within the meaning of
Section 15 of the Securities Act, Section 20 of the Exchange Act, or the Mexican securities laws, and the officers, directors, agents, attorneys, general and limited partners, affiliates, accountants and employees of the Investor and each such controlling Person from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any formal request for authorization, offering circular, other offering materials, registration statement or prospectus relating to an offering or sale of the Registrable Securities or in any amendment or supplement thereto, or any document incorporated by reference, or in any preliminary offering circular, preliminary prospectus, or other preliminary offering materials, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Investor expressly for use therein, or the failure of the Investor to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished a sufficient number of copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Investor provided in this
Section 2.8(a). This indemnity agreement shall survive the transfer of such Registrable Securities by the Investor and will be in addition to any liability that the Company may otherwise have.

                 (b) Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or the Mexican securities laws, and the officers, directors, agents, attorneys, general and limited partners, affiliates, accountants and employees of the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to the Investor, but only with respect to information furnished in writing to the Company by the Investor expressly for use in any registration statement, offering circular, prospectus or other offering materials relating to the Registrable Securities. The liability of the Investor under this Section 2.8(b) shall be limited to the aggregate cash received by the Investor pursuant to the sale of Registrable Securities covered by such registration statement, offering circular, prospectus or other offering materials. This indemnity agreement shall survive the transfer of such Registrable Securities by the Investor and will be in addition to any liability that the Investor may otherwise have.

                 (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under
Section 2.8(a) or 2.8(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any Party who has agreed to provide such indemnification under Section 2.8(a) or 2.8(b) above (an "Indemnifying Party"), the Indemnified Party shall give prompt notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. The Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the Indemnifying Party's expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party or Parties except as set forth below); provided, however, that such counsel shall be satisfactory to the Indemnified Party. Notwithstanding the Indemnifying Party's election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Party shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the

Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel).

         No Indemnifying Party shall, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 2.8 (whether or not the Indemnified Party is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.

         If at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into, and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement (except for those amounts to which the Company has in good faith objected in writing).

                 (d) Contribution. If the indemnification provided for in this Section 2.8 is unavailable to the Indemnified Parties or is insufficient to hold the Indemnified Parties harmless in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Party, and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Each of the Company and the Investor agrees that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.8(d), the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public or qualified institutional buyers exceeds the amount of any damages which the Investor has otherwise been required to pay by reason by such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         2.9 Form of Offering. The Company shall take all commercially reasonable actions, and proceed diligently and in good faith and use all commercially reasonably efforts, to cause a Demand Offering, if made, to be consummated in such manner as reasonably requested by the Investor Representative so that any capital gains realized from the sale of Registrable Securities by the Investor pursuant to such Offering qualifies for a Tax Exemption, including, if requested to do so by the Investor Representative, maintaining, or establishing as promptly as practicable, at the expense of the Company an American Depositary Shares or Receipts facility in the United States in order to permit the Investor to sell American Depositary Shares or Receipts in lieu of Registrable Securities. The Company, however, shall have no responsibility whatsoever for whether a Demand Offering as consummated in fact qualifies for a Tax Exemption.


         2.10 Issuance by the Company. Upon receipt by the Company of a Demand Request given pursuant to Section 2.2(a), the Board of Directors of the Company shall call an Extraordinary General Meeting of the holders of Capital Stock for the following purposes:


                 (a) To authorize the Company to issue and offer shares of any class of Capital Stock if recommended or required under Section 2.2(a)(i);

                 (b) To waive, as provided by applicable law, the preemptive rights of holders of Capital Stock as to any class of the Capital Stock that may be issued and offered by the Company pursuant to Section 2.2(a) of this Agreement; and

                 (c) To amend the estatutos sociales of the Company to conform to the requirements imposed by any regulatory body, including without limitation the CNBV and the SEC.

At that Extraordinary General Meeting, the Controlling Trust shall, and shall cause its Affiliates to, vote in favor of each of the items in this Section.

                 2.11 Third Party Registration Rights. The Company shall not provide demand registration rights to any other Person without the consent of the Investor Representative. The Company shall not provide piggyback offering rights to any other Person without the consent of the Investor Representative.

                                  ARTICLE III

                                  TERMINATION

         3.1 Termination. The provisions of Article II of this Agreement shall terminate in respect of all Parties upon the written consent of all of
(i) the Company, (ii) the Parties (other than the Investor and Affiliates thereof) who then hold Capital Stock representing at least a majority of the Fully-Diluted Series A Shares then held by all of the Parties (other than the Investor and Affiliates thereof) and (iii) the Investor Representative. A Person who ceases to hold any Capital Stock and who ceases to beneficially own any Capital Stock shall cease to be a Party and shall have no further rights under this Agreement except with respect to the rights that such Person may have hereunder against any other Party by reason of such Party's prior breach of this Agreement and rights that expressly survive such event. A Party's rights and obligations under Section 2.8 shall survive each such event.

                                 ARTICLE IV

                                 MISCELLANEOUS

         4.1 Amendment and Waiver. Any provision of this Agreement may be altered, supplemented, amended, or waived only by the written consent of each of (i) the Company, (ii) the Investor Representative, and (iii) the Parties (other than the Investor and Affiliates thereof) who then beneficially own shares of Fully-Diluted Series A Shares representing at least a majority of the Fully-Diluted Series A Shares beneficially owned by all of the Parties (other than the Investor and Affiliates thereof) and whose rights are adversely affected by such alteration, supplement, amendment or waiver. Such alteration, supplement, amendment or waiver shall be binding upon all Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


         4.2 Specific Performance. The Parties recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any Party, damages will be an insufficient remedy; consequently, it is agreed that any of the Parties may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages. The Controlling Trust and the Family Trust shall take all action within its power required to cause the Company to comply with the terms of this Agreement.

         4.3 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of each of the Parties. No such assignment shall relieve the Company, the Controlling Trust or the Family Trust from any liability hereunder, and no such assignment shall relieve the Investor from any liability under Article II with respect to Capital Stock sold by the Investor in an Offering or otherwise. The Parties consent to the assignment of rights under this Agreement by any Investor to any Person purchasing Capital Stock from the Investor in a transaction that is (i) permitted under the Shareholders' Agreement, and (ii) not effected through the means of a broker-dealer on the Bolsa, the Mexican intermediate securities market, on any securities exchange, the Nasdaq Stock Market, or any other inter-dealer quotation system on which the Capital Stock (or CPOs or American Depositary Shares or Receipts for such Capital Stock) is then listed, and if such transferee becomes such Investor hereunder then the assigning Investor shall be released of its obligations hereunder to the extent of the rights so assigned.

         4.4 Notices. All notices, requests and other communications to any Party shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such Party by messenger, telex, or facsimile transmission (a) at its address, facsimile number or telex number set forth on the signature pages hereof, or (b) such other address, facsimile number or telex number as a Party may hereafter specify for the purpose by notice to each of the other Parties. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section and electronic confirmation of receipt is received, (iii) if given by messenger or any other means, when delivered at the address specified in or pursuant to this Section.

         4.5 Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the Parties hereto.

         4.6 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.


         4.7 Governing Law; Submission to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


                 (a) Each Party irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, the U.S. District Court for the Southern District of New York and any appellate court or body thereto (collectively, the "New York Courts") and to the courts of its own corporate domicile, with respect to actions brought against it as a defendant, over any suit, action or proceeding arising out of or relating to this Agreement. In addition, each Party irrevocably submits to the jurisdiction of the state and federal courts located in the jurisdiction in which such Party has been organized in connection with any such suit, action or proceeding that may be brought against such Party as a defendant. Each Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding such Party.

                 (b) Each of the Company, the Controlling Trust and the Family Trust hereby appoints CT Corporation System, having offices on the date hereof at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to above in any New York Court. Each of the Company, the Controlling Trust and the Family Trust agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the foregoing designations and appointments in full force and effect and to cause the Process Agent to continue to act in such capacity. If the Process Agent shall desire to cease so to act, each of the Company and the Controlling Trust agrees that prior to the Process Agent ceasing so to act it shall designate and appoint without delay another such agent in such jurisdiction satisfactory to the Investor Representative and, if requested by the Investor Representative, shall promptly deliver to the Investor Representative evidence in writing of such other agent's acceptance of such appointment in form and substance reasonably acceptable to the Investor Representative.

                 (c) Each of the Company, the Controlling Trust and the Family Trust consents to process being served in any suit, action or proceeding of the nature referred to in Section 4.7(b) by serving a copy thereof upon the Process Agent. If the service upon the Process Agent shall not be possible or shall otherwise be impractical after reasonable efforts to effect the same, each of the Company, the Controlling Trust and the Family Trust consents to process being served in any suit, action or proceeding of the nature referred to in Section 4.7(b) in any manner then permissible under applicable law, by the mailing of a copy thereof by registered or certified airmail, postage prepaid, return receipt requested, to the address of that Party specified in or pursuant to Section 4.4. Each of the Company, the Controlling Trust and the Family Trust irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon such Party in any such suit, action or proceeding and (ii) shall to the fullest extent permitted by law, be taken and held to be valid personal service upon and personally delivery to such Party.

                 (d) Nothing in this Section 4.7 shall affect any right of any Party to serve process in any manner permitted by law or limit the right of any Party to bring proceedings against the other Parties in the courts of any jurisdiction or jurisdictions or to bring proceedings in more than one jurisdiction concurrently.

         4.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


         4.9 Waiver of Immunity. To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 4.9 shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

         4.10    Dollars.


                 (a) All sums expressed herein or to be paid hereunder shall be calculated or paid, as applicable, in United States Dollars. If for purposes of this Agreement or for the purpose of obtaining judgment in any court or arbitral body it is necessary to convert any currency into Dollars, then the Parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used for such conversion shall be that published or announced by Chase Manhattan Bank, N.A. in New York, New York, United States, on the Business Day immediately preceding the day on which such calculation is to be made or such judgment is final.

                 (b) The obligations of the Company, the Controlling Trust and the Family Trust in respect of any sum due from it to the Investor (or any Person in whose name or for whose benefit the Investor holds Registrable Securities) hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that, on the Business Day next succeeding receipt by the Investor (or Person) of any sum adjudged to be so due in the judgment currency, the Investor (or Person) may, in accordance with normal banking procedures, purchase United States Dollars with the judgment currency. If the United States Dollars so purchased (less all exchange fees and related charges) are less than the sum originally due to the Investor (or Person) in United States Dollars, the Company, the Controlling Trust and the Family Trust agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Investor (or Person) against such loss; and if the United States Dollars so purchased exceed the sum originally due to the Investor (or Person) in Dollars, the Investor shall (or shall cause such Person to) remit such excess to the Company, the Controlling Trust or the Family Trust.

         4.11 English Language. In the construction and interpretation of the terms and provisions of this Agreement, the English language version of this Agreement shall be the official version of this Agreement and any version of this Agreement that has been translated into another language shall have no force and effect, except for purposes of enforcing this Agreement in a court of law that requires that the Agreement be presented in another language, in which case the authenticated translation of this Agreement into that language made by an officially certified translator selected by the Investor Representative shall be binding.

         4.12 Entire Agreement. This Agreement, the Acquisition Agreement, the other Transaction Documents, and that Further Assurances Agreement dated as of July 9, 1998, between the Investor Companies and each of the Family Shareholders (together with the Exhibits and Schedules hereto and thereto) contain the entire understanding of the Parties hereto respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.

         4.13 Cumulative Rights. The rights of each of the Parties under this Agreement are cumulative and in addition to all similar and other rights of the Parties under other agreements.


         4.14 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Parties under this

Agreement shall not be materially and adversely affected thereby such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or the duly authorized officers of each of the Parties, as appropriate, effective as of the date first written above.


                                    GRUPO RADIO CENTRO, S.A. DE C.V.



                                    By:
                                       -----------------------------------------
                                    Name:
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                                    Title:
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                                    Address:
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                                    By:
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                                    Address:
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                                    CHANCELLOR MEXICO LLC


                                    By:      CHANCELLOR MEDIA CORPORATION
                                             Its Sole Member


                                    By:
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                                    Name:
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                                    Title:
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                                    Address:
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                                      F-30

                                    BANCOMER, S.A.,
                                    INSTITUCION DE BANCA MULTIPLE
                                    As Trustee of the Family Trust
                                    (No. F/29307-6)



                                    By:
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                                    Name:
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                                    Title:
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                                    Address:
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                                    By:
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                                    Name:
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                                    Title:
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                                    Address:
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                                    BANCOMER, S.A.,
                                    INSTITUCION DE BANCA MULTIPLE
                                    As Trustee of the 1992 Trust (No. F/23020-1)



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Address:
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                                    By:
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                                    Name:
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                                    Title:
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                                    Address:
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                                      F-31